                                                                    EXHIBIT 2.1



                           PURCHASE AND SALE AGREEMENT

                                  by and among

                                  THCI MT, LLC
                                   (Purchaser)

                                       and

                        MEDITRUST HEALTHCARE CORPORATION
                      MEDITRUST MORTGAGE INVESTMENTS, INC.
                                    (Sellers)

                                       and

                           MEDITRUST OF MASSACHUSETTS
                           MEDITRUST OF BEDFORD, INC.
                            NEW MEDITRUST COMPANY LLC
             SAN JOAQUIN HEALTH CARE ASSOCIATES LIMITED PARTNERSHIP
                                 (Subsidiaries)

                                       and

                              MEDITRUST CORPORATION
                                   (Meditrust)


                                   Dated as of
                                December 20, 2000

                                TABLE OF CONTENTS
                                                                            PAGE
ARTICLE 1        Definitions................................................   2
ARTICLE 2        Agreement; Purchase Price..................................  58
 Section 2.1.    Agreement to Sell and Purchase.............................  58
 Section 2.2.    Purchase Price.............................................  58
 Section 2.3.    Deposit....................................................  58

ARTICLE 3        Conditions Precedent; Activities Prior
                   to Closing and Other Covenants...........................  59
 Section 3.1.    Conditions Precedent Favoring the Purchaser................  59
 Section 3.2.    Conditions Precedent Favoring the Meditrust Entities.......  61
 Section 3.3.    Activities of the Meditrust Entities Prior to Closing......  62
 Section 3.4.    Other Covenants............................................  65

ARTICLE 4        Title, Survey and Other Due Diligence Matters..............  77
 Section 4.1.    Access.....................................................  77
 Section 4.2.    Study Period...............................................  79
 Section 4.3.    Confidentiality............................................  80
 Section 4.4.    Reporting..................................................  81

ARTICLE 5        "AS IS" Transaction........................................  82

ARTICLE 6        Casualty Damage or Condemnation............................  83
 Section 6.1.    Risk of Loss...............................................  83
 Section 6.2.    Condemnation...............................................  84
 Section 6.3.    Cooperation................................................  86

ARTICLE 7        Representations, Warranties and Covenants..................  86
 Section 7.1.    Purchaser's Representations................................  86
 Section 7.2.    Meditrust Parties' Representations.........................  87
 Section 7.3.    Meditrust Parties' Knowledge; Purchaser's Knowledge........ 100

ARTICLE 8        Closing.................................................... 101
 Section 8.1.    Closing.................................................... 101
 Section 8.2.    Sellers' Deliveries........................................ 102
 Section 8.3.    Purchaser's Deliveries..................................... 104
 Section 8.4.    Costs, Prorations and Post-Closing Tax Obligations......... 105

ARTICLE 9        Broker's Commission........................................ 109

ARTICLE 10       Extension.................................................. 109
 Section 10.1.   Extension to Cure.......................................... 109
 Section 10.2.   Rejected Facilities........................................ 110
 Section 10.3.   Extension Due To An Injunction............................. 111

ARTICLE 11       Termination and Default.................................... 111
 Section 11.1.   Termination without Default................................ 111
 Section 11.2.   Purchaser's Default........................................ 111
 Section 11.3.   Sellers' Default........................................... 112
 Section 11.4.   Breach of Representations.................................. 113
 Section 11.5.   Termination Upon Achievement of the
                   Termination Threshold for the Purchaser.................. 113
 Section 11.6.   Termination Upon Achievement of the
                   Termination Threshold for the Meditrust Entities......... 113

ARTICLE 12       Miscellaneous.............................................. 113
 Section 12.1.   Entire Agreement........................................... 113
 Section 12.2.   Binding On Successors and Assigns.......................... 114
 Section 12.3.   Assignment by the Purchaser................................ 114
 Section 12.4.   Waiver..................................................... 114
 Section 12.5.   Governing Law.............................................. 114
 Section 12.6.   Counterparts............................................... 115
 Section 12.7.   Notices.................................................... 115
 Section 12.8.   Third Parties.............................................. 116
 Section 12.9.   Time Periods............................................... 117
 Section 12.10.  Modification of Agreement.................................. 117
 Section 12.11.  Further Assurances......................................... 117
 Section 12.12.  Descriptive Headings; Word Meaning......................... 117
 Section 12.13.  Time of the Essence........................................ 118
 Section 12.14.  Construction of Agreement.................................. 118
 Section 12.15.  Joint and Several Liability of the Meditrust Parties....... 118
 Section 12.16.  Severability............................................... 118
 Section 12.17.  No Recording............................................... 118
 Section 12.18.  No Implied Agreement....................................... 119

                                    EXHIBITS


Exhibit A-1                          -    Sun Transactions
Exhibit A-2                          -    Integrated Transactions
Exhibit A-3                          -    Genesis Transactions
Exhibit A-4                          -    HealthSouth Transaction
Exhibit A-5                          -    Lakeview Transactions
Exhibit A-6                          -    Mariner Transactions
Exhibit A-7                          -    Harborside Transactions
Exhibit B                            -    Allocated Value Schedule
Exhibit C-1                          -    Sun Leases
Exhibit C-2                          -    Integrated Leases
Exhibit C-3                          -    Genesis Lease
Exhibit C-4                          -    Harborside Leases
Exhibit D                            -    Sun Leased Properties
Exhibit E                            -    Integrated Leased Properties
Exhibit F                            -    Genesis Leased Properties
Exhibit G                            -    Harborside Leased Properties
Exhibit H-1                          -    Newton, MA Land
Exhibit H-2                          -    Fresno, CA Land
Exhibit H-3                          -    Darien, CT Land
Exhibit H-4                          -    Southbury, CT Land
Exhibit H-5                          -    Milford, CT Land
Exhibit H-6                          -    Oradell, NJ Land
Exhibit H-7                          -    Marlton, NJ Land
Exhibit H-8                          -    Gaithersburg, MD Land
Exhibit H-9                          -    Bowling Green, KY Land
Exhibit H-10                         -    Wethersfield, CT Land
Exhibit H-11                         -    Westport, CT Land
Exhibit H-12                         -    Lynn, MA Land
Exhibit H-13                         -    New Bedford, MA Land
Exhibit H-14                         -    Weymouth, MA Land
Exhibit H-15                         -    Holyoke, MA Land
Exhibit H-16                         -    Lowell, MA Land
Exhibit H-17                         -    Concord Condominium Units
Exhibit H-18                         -    Bristol-New Bedford, MA Land
Exhibit H-19                         -    Millbury, MA Land
Exhibit H-20                         -    Lexington, MA Land
Exhibit H-21                         -    East Longmeadow, MA Land
Exhibit H-22                         -    Wilmington, MA Land
Exhibit H-23                         -    Peabody, MA Land
Exhibit H-24                         -    Randolph, MA Land
Exhibit H-25                         -    New Milford, NJ Land


                                      iii


Exhibit H-26                         -    Camden, NJ Land
Exhibit H-27                         -    Northhampton, MA Land
Exhibit H-28                         -    Boston, MA Land
Exhibit H-29                         -    Brookline, MA Land
Exhibit H-30                         -    Stamford, CT Land
Exhibit H-31                         -    Thorton, CO Land
Exhibit H-32                         -    Southern Connecticut Land
Exhibit H-33                         -    Danbury, CT Land
Exhibit H-34                         -    Newington, CT Land
Exhibit H-35                         -    Beverly, MA Land
Exhibit H-36                         -    Cheshire, CT Land
Exhibit H-37                         -    Kentfield, CA Land
Exhibit I-1                          -    Alabaster, AL Land
Exhibit I-2                          -    Bellbrook, OH Land
Exhibit I-3                          -    New London, OH Land
Exhibit I-4                          -    Huber Heights, OH Land
Exhibit I-5                          -    West Carrolton, OH Land
Exhibit I-6                          -    Erie, PA Land
Exhibit I-7                          -    Grand Blanc, MI Land
Exhibit I-8                          -    Kansas City, MO Land
Exhibit I-9                          -    Greensburg, PA Land
Exhibit I-10                         -    Bound Brook, NJ Land
Exhibit J-1                          -    Logan, WV Land
Exhibit J-2                          -    Ravenswood, WV Land
Exhibit J-3                          -    White Sulphur Springs, WV Land
Exhibit J-4                          -    South Charleston, WV Land
Exhibit J-5                          -    Sissonville, WV Land
Exhibit J-6                          -    Fort Ashby, WV Land
Exhibit J-7                          -    Parkersburg, WV Land
Exhibit J-8                          -    Norristown, PA Land
Exhibit K                            -    Tustin, CA Land
Exhibit L-1                          -    Effingham, NH Land
Exhibit L-2                          -    Waterford, WI Land
Exhibit M-1                          -    Ansonia, CT Land
Exhibit M-2                          -    Stonington, CT Land
Exhibit N-1                          -    Bedford, NH Land
Exhibit N-2                          -    Peterborough, NH Land
Exhibit N-3                          -    Keene, NH Land
Exhibit N-4                          -    Milford, NH Land
Exhibit N-5                          -    Milford, NH Land (Crestwood)
Exhibit N-6                          -    Winchester, NH Land
Exhibit N-7                          -    Bridgewater, NJ Land
Exhibit N-8                          -    Swanton, OH Land


                                      iv


Exhibit N-9                          -    Troy, OH Land
Exhibit N-10                         -    New Haven, IN Land
Exhibit N-11                         -    Indianapolis, IN Land
Exhibit N-12                         -    Naples, FL Land
Exhibit N-13                         -    Venice, FL Land
Exhibit N-14                         -    Sarasota, FL Land
Exhibit N-15                         -    Palm Harbor, FL Land
Exhibit N-16                         -    Terre Haute, IN Land
Exhibit N-17                         -    Clearwater, FL Land
Exhibit N-18                         -    Oldsmar, FL Land
Exhibit N-19                         -    Woods Edge Land
Exhibit O                            -    Allonge
Exhibit P-1                          -    Assignment and Assumption of Loan Documents
Exhibit P-2                          -    Assignment and Assumption of Loan Documents Relating to Loans Subject to Bankruptcy
                                          Proceedings
Exhibit Q-1                          -    Assignment of Claims
Exhibit Q-2                          -    Proofs of Claims
Exhibit R                            -    Assignment of Limited Liability Company Membership Interest
Exhibit S                            -    Brookline Ground Lessor's Estoppel Certificate
Exhibit T                            -    Cash Conversion Letters
Exhibit U                            -    Deposit Pledge Agreements
Exhibit V-1                          -    Genesis Bankruptcy Proceedings
Exhibit V-2                          -    Integrated Bankruptcy Proceedings
Exhibit V-3                          -    Mariner Bankruptcy Proceedings
Exhibit V-4                          -    Multicare Bankruptcy Proceedings
Exhibit V-5                          -    Sun Bankruptcy Proceedings
Exhibit V-6                          -    Manatee Springs Bankruptcy Proceedings
Exhibit W-1                          -    Intercreditor Agreements
Exhibit W-2                          -    Defaults and Notices of Default Under the Intercreditor Agreements
Exhibit W-3                          -    Written Waivers Relating To Intercreditor Agreement
Exhibit X                            -    Letters of Credit
Exhibit Y-1                          -    Marlton Ground Lessor's Estoppel Certificate
Exhibit Y-2                          -    Defaults Under the Marlton Ground Lease
Exhibit Z                            -    Meditrust Assignment and Assumption Agreements
Exhibit AA-1                         -    Notice to Borrower
Exhibit AA-2                         -    Notice to Lender
Exhibit AA-3                         -    Notice to Subtenant
Exhibit AA-4                         -    Notice to Tenant
Exhibit BB                           -    Purchase Options
Exhibit CC                           -    Rights of First Refusal
Exhibit DD                           -    Stock
Exhibit EE-1                         -    Borrower Estoppel Certificate
Exhibit EE-2                         -    Tenant Estoppel Certificate


                                        v


Exhibit FF-1                         -    Wethersfield Ground Lessor's Estoppel Certificate
Exhibit FF-2                         -    Defaults Under Wethersfield Ground Lease
Exhibit GG                           -    Certificate Regarding Buyer's Representations and Warranties
Exhibit HH                           -    Certificate Regarding Sellers' Representations and Warranties
Exhibit II                           -    Structure of the Subsidiaries
Exhibit JJ                           -    New Meditrust-LLC's Leased Properties
Exhibit KK                           -    Meditrust-MA's Leased Properties
Exhibit LL                           -    Notices of Deficiencies
Exhibit MM                           -    Contracts
Exhibit NN                           -    Permits
Exhibit OO                           -    Equitable Ownership Interests
Exhibit PP                           -    Nondisturbance Agreements
Exhibit QQ                           -    Contracts of Sale
Exhibit RR-1                         -    Litigation Against Subsidiaries
Exhibit RR-2                         -    Litigation Against Tenants, Borrowers and Guarantors
Exhibit SS                           -    Defaults Under HUD Financing Documents
Exhibit TT                           -    Financial Statements
Exhibit UU                           -    Lease Document Monetary Defaults
Exhibit VV                           -    Loan Document Monetary Defaults
Exhibit WW                           -    Lease Documents Schedule
Exhibit XX                           -    Loan Documents Schedule
Exhibit YY-1                         -    Rent Currently Payable Under the Leases
Exhibit YY-2                         -    Prepaid Rent
Exhibit YY-3                         -    Written Waivers Relating To The Lease Documents
Exhibit ZZ-1                         -    Outstanding Principal Amounts and Interest Rates
Exhibit ZZ-2                         -    Prepaid Interest
Exhibit ZZ-3                         -    Written Waivers Relating To The Loan Documents
Exhibit AAA-1                        -    Modifiable Representations and Warranties
Exhibit AAA-2                        -    Modifiable Representations and Warranties That May Be Modified Only As To Certain Actions
Exhibit BBB                          -    Conflicts
Exhibit CCC                          -    Approvals
Exhibit DDD                          -    Bradenton P&S
Exhibit EEE                          -    Outstanding Tax Matters


                           PURCHASE AND SALE AGREEMENT


     THIS PURCHASE AND SALE AGREEMENT (this "Agreement"), dated as of December 20, 2000, is entered into by and among MEDITRUST CORPORATION, a Delaware corporation ("Meditrust"), MEDITRUST HEALTHCARE CORPORATION, a Delaware corporation ("MHC"), MEDITRUST OF MASSACHUSETTS, a Massachusetts business trust ("Meditrust-MA"), MEDITRUST OF BEDFORD, INC., a Delaware corporation ("Meditrust-Bedford"), SAN JOAQUIN HEALTH CARE ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (the "Fresno Partnership"), MEDITRUST MORTGAGE INVESTMENTS , INC. a Delaware corporation ("MMI"), NEW MEDITRUST COMPANY LLC, a Delaware limited liability company ("New Meditrust-LLC") and THCI MT, LLC, a Delaware limited liability company (the "Purchaser").

     WHEREAS, Meditrust, a publicly-traded real estate investment trust, and its subsidiaries are in the business of investing in health care real estate assets (such as skilled nursing facilities and rehabilitation facilities) by either (i) acquiring such assets and then leasing them, on a triple net basis, to health care operators or (ii) providing mortgage loans to health care operators, which loans are secured by certain assets owned and/or leased by such operators;

     WHEREAS, Meditrust, directly or indirectly, owns and controls MHC, Meditrust-MA, Meditrust-Bedford, the Fresno Partnership, MMI and New Meditrust-LLC (Meditrust and such other related entities are hereinafter collectively referred to as the "Meditrust Entities");

     WHEREAS, Meditrust has announced that Meditrust and its subsidiaries desire to divest themselves of their health care assets; and

     WHEREAS, in connection with such divesture, MHC and MMI (hereinafter collectively referred to as the "Sellers") desire to sell to the Purchaser, and the Purchaser desires to acquire from the Sellers, all of the Sellers' right, title and interest in the Assets (as hereinafter defined).

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     For purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular and (ii) all references in this Agreement to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement.

     "ADDITIONAL INTEREST" shall have the meaning ascribed to such term under each applicable Loan Agreement.

     "ADDITIONAL RENT" shall have the meaning ascribed to such term under each applicable Lease.

     "AFFILIATE" shall mean any (i) other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person or (ii) other Person that owns, beneficially, directly or indirectly, ten percent (10%) or more of the outstanding capital stock, shares or equity interests of such Person. For the purposes of this definition, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests.

     "AGGREGATE CASUALTY THRESHOLD" shall have the meaning ascribed to such term in Section 6.1 of this Agreement.

     "ALABASTER, AL FACILITY" shall mean the "Facility" as defined under the Alabaster, AL Lease.

     "ALABASTER, AL LAND" shall mean the land more particularly described on
EXHIBIT I-1 attached hereto.

     "ALABASTER, AL LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "ALABASTER, AL LEASED PROPERTY" shall mean collectively the Alabaster, AL Land and all the other "Leased Property" as defined under the Alabaster, AL Lease.

     "ALABASTER, AL PURCHASE OPTION" shall mean that certain Amended and Restated Purchase Option Agreement dated as of March 2, 1994, by and between Meditrust of Alabama, Inc. and Briarcliff Nursing Home, Inc., relating to the Alabaster, AL Facility.

     "ALLOCATED VALUE" shall mean with respect to each Facility (and the Property related thereto), subject to Section 3.4 (f), the value set forth on the Allocated Value Schedule.

     "ALLOCATED VALUE SCHEDULE" shall mean the schedule attached hereto as EXHIBIT B.

     "ALLONGE" shall mean an allonge in substantially the form attached hereto as EXHIBIT O.

     "ANSONIA, CT DEPOSIT PLEDGE AGREEMENT" shall mean that certain Deposit Pledge Agreement, dated as of August 6, 1992, by and between South Field Nursing Rehabilitation Center, Inc., and Meditrust-CT. "ANSONIA, CT FACILITY" shall mean the "Facility" as defined under the Ansonia, CT Lease.

     "ANSONIA, CT LAND" shall mean the land more particularly described on EXHIBIT M-1 attached hereto.

     "ANSONIA, CT LEASE" shall mean that certain Facility Lease Agreement, dated as of August 6, 1992, by and between Southfield Nursing Rehabilitation Center, Inc. and Meditrust-CT, as amended by that certain (i) First Amendment of Lease, dated as of November 1, 1995, by and among Mariner Health Care of Southern Connecticut, Inc. (f/k/a Southfield Nursing Rehabilitation Center, Inc.), Mariner Health Group, Inc. and Meditrust-CT and (ii) Second Amendment of Lease, dated as of September 30, 1998, by and between Mariner Health Care of Southern Connecticut, Inc. and Meditrust-CT.

     "ANSONIA, CT LEASED PROPERTY" shall mean collectively the Ansonia, CT Land and all of the other "Leased Property" as defined under the Ansonia, CT Lease.

     "ASSETS" shall mean collectively all of (i) the Membership Interest, (ii) the lender's right, title and interest in the LOANS and the Loan Documents (including, without limitation, all Encumbrances created thereunder) and (iii) MMI's right, title and interest in the Bankruptcy Claims.

     "ASSIGNMENT AND ASSUMPTION OF LOAN DOCUMENTS"shall mean an assignment and assumption of MMI's interest under Loan Documents substantially in the form attached hereto as EXHIBIT P-1.

     "ASSIGNMENT AND ASSUMPTION OF LOAN DOCUMENTS RELATING TO LOANS SUBJECT TO BANKRUPTCY PROCEEDINGS" shall mean an assignment and assumption of MMI's interest under Loan Documents substantially in the form attached hereto as EXHIBIT P-2.

     "ASSIGNMENT OF CLAIMS" shall mean an assignment of MMI's right, title and interest in the Bankruptcy Claims substantially in the form attached hereto as EXHIBIT Q-1 or such other form as the Purchaser may reasonably request in order to attain compliance with Bankruptcy Rule 3001(e) and any local rule applied in the Bankruptcy Proceedings.

     "ASSIGNMENT OF LIMITED LIABILITY COMPANY MEMBERSHIP INTEREST" shall mean an assignment of the Membership Interest substantially in the form attached hereto as EXHIBIT R.

     "BANK OF TOKYO LOAN" shall mean that certain loan in the original principal amount of EIGHT MILLION THREE HUNDRED THOUSAND DOLLARS ($8,300,000) made on March 1, 1991 by The Bank of Tokyo Trust Company to the Fresno Partnership.

     "BANK OF TOKYO LOAN DOCUMENTS" shall mean all of the documents and instruments evidencing and/or securing the Bank of Tokyo Loan, including, without limitation the Fresno Deed of Trust.

     "BANKRUPTCY CLAIMS" shall mean all right, title and interest of MMI and the Subsidiaries in all claims now existing or hereafter arising under or related to the Lease Documents and the Loan Documents against the Tenants, the Borrowers and the Guarantors that are the subject of any Bankruptcy Proceedings (including, without limitation, all Proofs of Claims).

     "BANKRUPTCY PROCEEDINGS" shall mean collectively the Sun Bankruptcy Proceedings, the Mariner Bankruptcy Proceedings, the Multicare Bankruptcy Proceedings, the Integrated Bankruptcy Proceedings, the Genesis Bankruptcy Proceedings and each other bankruptcy, insolvency, rearrangement or similar action hereafter commenced by or against any Tenant, any Borrower and/or any Guarantor.

     "BAY TREE" shall mean Bay Tree Nursing Center Corp., a Massachusetts corporation.

     "BEDFORD, NH FACILITY" shall mean the "Facility" as defined under the Bedford, NH Lease.

     "BEDFORD, NH LAND" shall mean the land more particularly described on EXHIBIT N-1 attached hereto.

     "BEDFORD, NH LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "BEDFORD, NH LEASED PROPERTY" shall mean collectively the Bedford, NH Land and all of the other "Leased Property" as defined under the Bedford, NH Lease.

     "BELLBROOK, OH FACILITY" shall mean the "Facility" as defined under the Bellbrook, OH Lease.

     "BELLBROOK, OH LAND" shall mean the land more particularly described on
EXHIBIT I-2 attached hereto.

     "BELLBROOK, OH LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "BELLBROOK, OH LEASED PROPERTY" shall mean collectively the Bellbrook, OH Land and all of the other "Leased Property" as defined under the Bellbrook, OH Lease.

     "BEVERLY, MA FACILITY" shall mean the "Facility" as defined under the Beverly, MA Lease.

     "BEVERLY, MA LAND" shall mean the land more particularly described on EXHIBIT H-35 attached hereto.

     "BEVERLY, MA LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "BEVERLY, MA LEASED PROPERTY" shall mean collectively the Beverly, MA Land and all of the other "Leased Property" as defined under the Beverly, MA Lease.

     "BORROWER ESTOPPEL CERTIFICATE" shall mean a certificate substantially in the form attached hereto as EXHIBIT EE-1, that is dated no more than fifteen
(15) days prior to the end of the Study Period, with, subject to Section 3.4(b) and 3.4(i), only such modifications as are reasonably acceptable to the Purchaser.

     "BORROWERS" shall mean collectively each"Borrower" as defined under each Loan Agreement.

     "BOSTON, MA FACILITY" shall mean the "Facility" as defined under the Boston, MA Loan.

     "BOSTON, MA LAND" shall mean the land more particularly described on EXHIBIT H-28 attached hereto.

     "BOSTON, MA LOAN" shall mean the "Loan" as defined in the Boston, MA Loan Agreement.

     "BOSTON, MA LOAN AGREEMENT" shall mean that certain Amendment and Restatement of Loan Agreement, dated as of June 23, 1994, by and between MDPLX-Rehab and MMI, as amended by the Omnibus Sun Loan Amendment.

     "BOSTON, MA MORTGAGE" shall mean that certain Mortgage and Security Agreement, dated as of February 1, 1993, granted by MDPLX-Rehab to MMI, recorded with the Suffolk County Registry of Deeds in Book 18025, Page 31, as amended by First Amendment of Mortgage and Security Agreement, Assignment of Leases and Rents and other Loan Documents, dated as of June 23, 1994, by and among MMI, MDPLX-Rehab, Mediplex Group and Sun, recorded with said Deeds in Book 19155, Page 340.

     "BOSTON, MA MORTGAGED PROPERTY" shall mean the "Mortgaged Property" as defined under the Boston, MA Mortgage.

     "BOUND BROOK, NJ FACILITY" shall mean the "Facility" as defined under the Bound Brook, NJ Lease.

     "BOUND BROOK, NJ LAND" shall mean the land more particularly described on
EXHIBIT I-10 attached hereto.

     "BOUND BROOK, NJ LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "BOUND BROOK, NJ LEASED PROPERTY" shall mean collectively the Bound Brook, NJ Land and all of the other "Leased Property" as defined under the Bound Brook, NJ Lease.

     "BOWLING GREEN, KY FACILITY" shall mean the "Facility" as defined under the Bowling Green, KY Lease.

     "BOWLING GREEN, KY LAND" shall mean the land more particularly described on EXHIBIT H-9 attached hereto.

     "BOWLING GREEN, KY LEASE" shall have the meaning set forth on EXHIBIT WW as attached hereto.

     "BOWLING GREEN, KY LEASED PROPERTY" shall mean collectively the Bowling Green, KY Land and all of the other "Leased Property" as defined under the Bowling Green, KY Lease.

     "BRADENTON, FL BANKRUPTCY CLAIMS" shall mean all right, title and interest of Meditrust in all claims now existing or hereafter arising under or related to the Bradenton, FL Documents against Manatee Springs, Sun and/or Mediplex in any of the Sun Bankruptcy Proceedings or the Manatee Springs Bankruptcy Proceeding.

     "BRADENTON, FL BONDS" shall mean the First Mortgage Revenue Refunding Bonds, Series 1995 (Meditrust Project) in the aggregate amount of $3,475,000 issued by the Bradenton, FL Issuer.

     "BRADENTON, FL FACILITY" shall mean the "Facility" as defined under the Bradenton, FL Lease.

     "BRADENTON, FL DOCUMENTS" shall mean collectively, the Bradenton, FL Loan Documents and the Bradenton, FL Lease Documents.

     "BRADENTON, FL ISSUER" shall mean Manatee County, Florida.

     "BRADENTON, FL LEASE" shall mean that certain Amendment and Restatement of Facility Lease Agreement by and between Meditrust-BT, as Lessor, and Manatee Springs, as Lessee, dated as of June 23, 1994, as amended by (A) the Confirmation Agreement, (B) that certain First Amendment to Amendment and Restatement of Facility Lease Agreement by and between Meditrust-BT and Manatee Springs, dated as of December 22, 1995, and (C) the Omnibus Sun Lease Amendment.

     "BRADENTON, FL LEASE DOCUMENTS" shall mean collectively the "Lease Documents" as defined under the Bradenton, FL Lease.

     "BRADENTON, FL LEASED PROPERTY" shall mean the "Leased Property" as defined under the Bradenton, FL Lease.

     "BRADENTON, FL LOAN AGREEMENT" shall mean that certain Loan Agreement, dated as of December 1, 1995, by and between Meditrust-BT and the Bradenton, FL Issuer, as affected by the 1997 Assumption Agreement.

     "BRADENTON, FL LOAN DOCUMENTS" shall mean the Bradenton, FL Loan Agreement and all of the other documents evidencing and/or securing the Seller's obligations with respect to the Bradenton, FL Bonds.

     "BRADENTON P&S" shall mean a Purchase and Sale Agreement substantially in the form attached hereto as EXHIBIT DDD.

     "BRIDGEWATER, NJ FACILITY" shall mean the "Facility" as defined under the Bridgewater, NJ Lease.

     "BRIDGEWATER, NJ LAND" shall mean the land more particularly described on EXHIBIT N-7 attached hereto.

     "BRIDGEWATER, NJ LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "BRIDGEWATER, NJ LEASED PROPERTY" shall mean collectively the Bridgewater, NJ Land and all of the other "Leased Property" as defined under the Bridgewater, NJ Lease.

     "BRISTOL - NEW BEDFORD, MA FACILITY" shall mean the "Facility" as defined under the Bristol - New Bedford, MA Lease.

     "BRISTOL - NEW BEDFORD, MA LAND" shall mean the land more particularly described on EXHIBIT H-18 attached hereto.

     "BRISTOL - NEW BEDFORD, MA LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "BRISTOL - NEW BEDFORD, MA LEASED PROPERTY" shall mean collectively the Bristol - New Bedford, MA Land and all of the other "Leased Property" as defined under the Bristol - New Bedford, MA Lease.

     "BROOKLINE GROUND LEASE" shall mean that certain Lease, dated as of June 17, 1971, by Brookline Trust Company, as Trustee of the VanderKlish Realty Trust, as lessor, and the Trustees of the P.S. Realty Trust, as lessee, as affected by that certain (i) Amendment to Lease, dated as of July 1981, by and between Brookline Trust Company, as Trustee of the VanderKlish Realty Trust and the Trustees of the P.S. Realty Trust, (ii) Estoppel & Amendment Agreement, dated as of March 31, 1992, by Fleet Bank of Massachusetts, National Association, as Trustee of the VanderKlish Realty Trust, Brookline Manor Nursing Home, Inc. (as successor in interest to P.S. Realty Trust) and MDPLX-MA and
(iii) Assignment and Assumption Agreement, dated as of March 31, 1992, by and between Brookline Manor Nursing Home, Inc. and MDPLX-MA.

     "BROOKLINE GROUND LESSOR" shall mean Fleet National Bank as Trustee of the VanderKlish Realty Trust or any successor in interest that is the current holder of the lessor's interest under the Brookline Ground Lease.

     "BROOKLINE GROUND LESSOR'S ESTOPPEL CERTIFICATE" shall mean an estoppel certificate relating to the Brookline Ground Lease in substantially the form attached hereto as EXHIBIT S, that is dated no more than fifteen (15) days prior to the end of the Study Period, with subject to Section 3.4(k), only such modifications as are reasonably acceptable to the Purchaser.

     "BROOKLINE, MA LAND" shall mean the land more particularly described on EXHIBIT H-29 attached hereto.

     "BROOKLINE, MA LEASEHOLD MORTGAGE" shall mean that certain Leasehold Mortgage and Security Agreement, dated as of March 31, 1993, granted by MDPLX-MA to MMI, as amended by First Amendment of Leasehold Mortgage and Security Agreement, Assignment of Subleases and Rents and Other Loan Documents, dated as of June 23, 1994, by and among MMI, MDPLX-MA, Mediplex Group and Sun.

     "BROOKLINE, MA LOAN" shall mean the "Loan" as defined in the Brookline, MA Loan Agreement.

     "BROOKLINE, MA LOAN AGREEMENT" shall mean that certain Amendment and Restatement of Loan Agreement, dated as of June 23, 1994, by and between MDPLX-MA and MMI, as amended by the Omnibus Sun Loan Amendment.

     "BROOKLINE, MA MORTGAGED PROPERTY" shall mean the "Mortgaged Property" as defined under the Brookline, MA Leasehold Mortgage.

     "BROOKLINE, MA RENOVATION ESCROW AGREEMENT" shall mean that certain Renovation Escrow Agreement, dated as of March 31, 1993, as amended, by and between MMI and MDPLX-MA, as amended by the Sun Closing Letter.

     "BUSINESS DAY" shall mean any day of the week other than Saturday, Sunday, or a day on which banking institutions in the Commonwealth of Massachusetts are obligated or authorized by law or executive action to be closed to the transaction of normal banking business.

     "CAMDEN, NJ FACILITY" shall mean the "Facility" as defined under the Camden, NJ Lease.

     "CAMDEN, NJ LAND" shall mean the land more particularly described on EXHIBIT H-26 attached hereto.

     "CAMDEN, NJ LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "CAMDEN, NJ LEASED PROPERTY" shall mean collectively the Camden, NJ Land and all of the other "Leased Property" as defined under the Camden, NJ Lease.

     "CASH COLLATERAL" shall mean collectively the aggregate amounts held by MMI and the Subsidiaries pursuant to the Deposit Pledge Agreements, which amounts are set forth on EXHIBIT U attached hereto.

     "CASH CONVERSION LETTERS" shall mean the letters and memos identified on EXHIBIT T attached hereto.

     "CERTIFICATE OF FORMATION" shall mean that certain Certificate of Formation of New Meditrust-LLC filed with the Office of the Secretary of State of the State of Delaware on April 19, 1999.

     "CHESHIRE, CT FACILITY" shall mean the "Facility" as defined under the Cheshire, CT Lease.

     "CHESHIRE, CT LAND" shall mean the land more particularly described on EXHIBIT H-36 attached hereto.

     "CHESHIRE, CT LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "CHESHIRE, CT LEASED PROPERTY" shall mean collectively the Cheshire, CT Land and all of the other "Leased Property" as defined under the Cheshire, CT Lease.

     "CLEARWATER, FL LAND" shall mean the land more particularly described on EXHIBIT N-17 attached hereto.

     "CLEARWATER, FL MORTGAGE" shall mean that certain Renewal, Consolidation, Mortgage, Spreader, Assignment and Security Agreement, dated as of October 13, 1994, by and between Sunset Point, as Mortgagor, and MMI, as Mortgagee, recorded with the Public Records of Pinellas County in O.R. Book 8812, Page 1900.

     "CLEARWATER, FL MORTGAGED PROPERTY" shall mean the "Mortgaged Property" as defined under the Clearwater, FL Mortgage.

     "CLOSING" shall mean the consummation of the purchase and sale of the Assets pursuant to the terms of this Agreement.

     "CLOSING CONDITIONS" shall have the meaning ascribed to such term in
Section 2.1 of this Agreement.

     "CLOSING DATE" shall mean the thirtieth (30th) day after the expiration of the Study Period, as such date may be extended in accordance with Section 6.1(c), Section 6.2(d) and/or Article 10.

     "CLOSING STATEMENT" shall have the meaning set forth in Section 8.4(a).

     "CODE" shall mean the Internal Revenue Code of 1986, and all amendments thereto and all regulations issued thereunder.

     "COLLATERAL" shall mean collectively all collateral securing the obligations of the Tenants under the Lease Documents and the Borrowers under the Loan Documents, including, without limitation, the Cash Collateral, the Letters of Credit and the Stock.

     "CONCORD CONDOMINIUM" shall mean the Concord Health Care Condominium, created by Master Deed, dated July 8, 1993, recorded with the Middlesex South District Registry of Deeds in Book 23407, Page 8, as amended by the First Amendment to Master Deed, dated July 3, 1996, recorded with the Middlesex South District Registry of Deeds in Book 26484, Page 556.

     "CONCORD CONDOMINIUM AUDITORIUM UNIT" shall mean Base Unit No. 2B of the Concord Condominium.

     "CONCORD CONDOMINIUM MOB/AUDITORIUM LEASE" shall have the meaning set forth in EXHIBIT WW.

     "CONCORD CONDOMINIUM MOB/AUDITORIUM LEASED PROPERTY" shall mean collectively the Concord Condominium Auditorium Unit, the Concord Condominium MOB Unit and all of the other "Leased Property" as defined under the Concord Condominium MOB/Auditorium Lease.

     "CONCORD CONDOMINIUM MOB UNIT" shall mean Base Unit No. 2A of the Concord Condominium.

     "CONCORD CONDOMINIUM SNF UNIT" shall mean Base Unit No. 1A of the Concord Condominium.

     "CONCORD CONDOMINIUM SNF UNIT LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "CONCORD CONDOMINIUM SNF UNIT LEASED PROPERTY" shall mean collectively the Concord Condominium SNF Unit and all other "Leased Property" as defined under the Concord Condominium SNF Unit Lease.

     "CONCORD CONDOMINIUM TRUST" shall mean the Concord Health Care Condominium Trust created pursuant to declaration of trust dated July 8, 1993, recorded with the Middlesex South District Registry of Deeds in Book 23407, Page 31, as amended and restated by Amendment and Restatement of Declaration of Trust of the Concord Health Care Condominium Trust, dated as of September 30, 1995, recorded with said Deeds in Book 25718, Page 388.

     "CONCORD CONDOMINIUM UNITS" shall mean collectively the Concord Condominium Auditorium Unit, the Concord Condominium MOB Unit and the Concord Condominium SNF Unit, more particularly described on EXHIBIT H-17 attached hereto.

     "CONCORD MANAGEMENT AGREEMENT" shall mean that certain Management Agreement, dated as of September 30, 1995, by and between, MDT-MA, as Trustee of the Concord Condominium Trust and MDPLX-MA regarding the management of the common areas and facilities of the Concord Condominium, as amended by First Amendment of Management Agreement, dated as of June 9, 1997, by and between MDT-MA, as Trustee of the Concord Condominium Trust and MDPLX-MA.

     "CONCORD OPTION AGREEMENT" shall mean that certain Option Agreement, dated June 9, 1997, between Sunspectrum Outpatient Rehabilitation-Concord, Inc. and MDT-MA, recorded with the Middlesex South District Registry of Deeds in Book 27371, Page 279.

     "CONFIDENTIAL INFORMATION" shall mean all information concerning the Assets, the Properties, the Meditrust Entities, the Tenants, the Borrowers and/or the Guarantors provided before or after the date hereof by any Meditrust Entity to the Purchaser and/or any of the Purchaser's Agents, EXCLUDING, HOWEVER, information that is available to any Person from sources other than disclosure by the Purchaser or any of Purchaser's Agents in violation of this Agreement.

     "CONFIRMATION AGREEMENT" shall mean that certain letter dated as of November __, 1994 [undated], from Meditrust-BT, MDT-MA, Meditrust-Benton, Meditrust-Tri, Meditrust-Lynn, Meditrust-NY, NEFC and Plaza Medical Nursing Facility to and accepted by Sun, Mediplex Group, Mediplex of Ohio, Inc., Mediplex Management of Texas, Inc., MDPLX-MA, MDPLX-CT, MDPLX-Rehab, MDPLX-NJ, Manatee Springs, P.M.N.F. Management, Inc., Quality Nursing Care of Massachusetts, Inc. and Community Re-Entry Services, Inc.

     "CONNECTICUT CONSENTS" shall have the meaning ascribed to such term in
Section 3.4(g).

     "CONSENTS" shall mean collectively the Marlton Consent and any other consents which are (i) required pursuant to any financing documents or any instrument of record (including, without limitation, any subordination, non-disturbance and attornment agreement or similar document or instrument) relating to any of the Properties in order for the applicable party to give the Marlton Consent and (ii) identified with specificity (and back-up documentation) by the Purchaser and agreed to by the Seller prior to the end of the Study Period based upon the title examinations conducted by the Title Company and the parties' review of the Due Diligence Materials during the Study Period; PROVIDED, HOWEVER, it is expressly acknowledged and agreed that the Connecticut Consents and the HUD Consents do not constitute "Consents" for the purposes of this definition.

     "CONTROLLING PARTIES" shall mean collectively The Baupost Group, L.L.C., AG Special Situations Corp. and Murry N. Gunty.

     "CONTRACTS" shall mean collectively all service, management and other contracts relating to the operation of any Facility entered into by any Meditrust Entity or by which any Meditrust Entity may be bound, excluding the Concord Management Agreement.

     "CORPORATE DOCUMENTS" shall mean collectively (i) the Certificate of Incorporation and By-laws of Meditrust-Bedford and (ii) the Articles of Incorporation and By-laws of Meditrust-California.

     "CORPORATIONS" shall mean collectively Meditrust-Bedford and Meditrust-California.

     "COUNTRYSIDE" shall mean Countryside Care Center Corp., a Massachusetts corporation.

     "DANBURY, CT FACILITY" shall mean the "Facility" as defined under the Danbury, CT Lease. "DANBURY, CT LAND" shall mean the land more particularly described on EXHIBIT H-33 attached hereto.

     "DANBURY, CT LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "DANBURY, CT LEASED PROPERTY" shall mean collectively the Danbury, CT Land and all of the other "Leased Property" as defined under the Danbury, CT Lease.

     "DARIEN, CT FACILITY" shall mean the "Facility" as defined under the Darien, CT Lease.

     "DARIEN, CT LAND" shall mean the land more particularly described on EXHIBIT H-3 attached hereto.

     "DARIEN, CT LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "DARIEN, CT LEASED PROPERTY" shall mean collectively the Darien, CT Land and all of the other "Leased Property" as defined under the Darien, CT Lease.

     "DECLARATION OF TRUST" shall mean that certain Declaration of Trust dated as of April 30, 1999, as amended, establishing Meditrust-MA, a copy of which is filed with the Office of the Secretary of State of Massachusetts.

     "DEPOSIT" shall have the meaning set forth in Section 2.3.

     "DEPOSIT PLEDGE AGREEMENTS" shall mean collectively the Deposit Pledge Agreements listed on EXHIBIT U attached hereto.

     "DUE DILIGENCE MATERIALS" shall have the meaning ascribed to such term in
Section 3.4(h).

     "EAST LONGMEADOW, MA FACILITY" shall mean the "Facility" as defined under the East Longmeadow, MA Lease.

     "EAST LONGMEADOW, MA LAND" shall mean the land more particularly described on EXHIBIT H-21 attached hereto.

     "EAST LONGMEADOW, MA LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "EAST LONGMEADOW, MA LEASED PROPERTY" shall mean collectively the East Longmeadow, MA Land and all of the other "Leased Property" as defined under the East Longmeadow, MA Lease.

     "EFFINGHAM, NH FACILITY" shall mean the "Facility" as defined under the Effingham, NH Lease.

     "EFFINGHAM, NH LAND" shall mean the land more particularly described on EXHIBIT L-1 attached hereto.

     "EFFINGHAM, NH LEASE" shall mean that certain Amended and Restated Facility Lease Agreement, dated as of September 30, 1997, by and between Meditrust-NH and Lakeview Neurorehabilitation Center, Inc., as amended by the Lakeview Lease Amendments.

     "EFFINGHAM, NH LEASED PROPERTY" shall mean collectively the Effingham, NH Land and all of the other "Leased Property" as defined under the Effingham, NH Lease.

     "ENCUMBRANCE" shall mean with respect to any Asset, any Property or any Securities, any mortgage, deed of trust, easement, restriction, lien, pledge, collateral assignment, hypothecation, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind whatsoever in respect of such Asset, such Property or such Securities, in each case whether or not choate, vested or perfected.

     "ENVIRONMENTAL LAWS" shall mean collectively, all Legal Requirements applicable to environmental conditions on, under or emanating from any of the Land Parcels, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Federal Water Pollution Control Act and the Federal Clean Air Act.

     "ERIE, PA FACILITY" shall mean the "Facility" as defined under the Erie, PA Lease.

     "ERIE, PA LAND" shall mean the land more particularly described on EXHIBIT I-6 attached hereto.

     "ERIE, PA LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "ERIE, PA LEASED PROPERTY" shall mean collectively the Erie, PA Land and all of the other "Leased Property" as defined under the Erie, PA Lease.

     "ESCROW AGENT" shall mean Chicago Title Insurance Company.

     "ESCROWED FUNDS" shall mean collectively all sums held by MMI and the Subsidiaries in any tax, insurance and/or operating expense escrow accounts established pursuant to any of the Lease Documents or Loan Documents.

     "ESTOPPEL CERTIFICATES" shall mean collectively the Borrower Estoppel Certificates, the Tenant Estoppel Certificates, the Brookline Ground Lessor's Estoppel Certificate, the Marlton Ground Lessor's Estoppel Certificate and the Wethersfield Ground Lessor's Estoppel Certificate.

     "EXISTING FINANCIAL STATEMENTS" shall have the meaning ascribed to such term in Section 7.2(c)(14).

     "EXISTING TITLE INSURANCE POLICIES" shall mean collectively each title insurance policy relating to any Asset or any Property issued to MMI or any Subsidiary (or any predecessor in interest to such Subsidiary PROVIDED, THAT, such predecessor in interest was owned and controlled, directly or indirectly, by Meditrust or Meditrust-BT).

     "EXPRESS REPRESENTATIONS AND WARRANTIES" shall have the meaning ascribed to such term in Article 5.

     "FACILITY" shall mean any "Facility" as defined under any Lease, any Loan Agreement or any Mortgage.

     "FACILITIES" shall mean collectively each Facility.

     "FINAL SCHEDULE DATE" shall mean the date that is forty (40) days after the execution of this Agreement.

     "FINANCING STATEMENTS" shall mean collectively all UCC Financing Statements held by MMI or any Subsidiary (as secured party) relating to any of the Assets or any of the Properties.

     "FORT ASHBY, WV FACILITY" shall mean the "Fort Ashby Facility" as defined under the West Virginia Loan Agreement.

     "FORT ASHBY, WV LAND" shall mean the land more particularly described on EXHIBIT J-6 attached hereto.

     "FORT ASHBY, WV MORTGAGE" shall mean that certain Credit Line Deed of Trust, Security Agreement and Fixture Filing, dated as of October 13, 1992, granted by Glenmark Associates-Dawnview Manor, Inc. to Douglas C. McElwee and Lynn A. Smith as Trustees for the benefit of MMI, recorded with the Clerk of County Commission of Mineral County, West Virginia, in Deed of Trust Book 261, Page 876.

     "FORT ASHBY, WV MORTGAGED PROPERTY" shall mean the "Mortgaged Property" as defined under the Fort Ashby, WV Mortgage.

     "FRESNO BANK ACCOUNT" shall mean Account Number 106300, Fund 031 in the name of the Fresno Partnership at Fidelity Investments.

     "FRESNO, CA FACILITY" shall mean the "Facility" as defined under the Fresno, CA Lease.

     "FRESNO, CA LAND" shall mean the land more particularly described on EXHIBIT H-2 attached hereto.

     "FRESNO, CA LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "FRESNO, CA LEASED PROPERTY" shall mean collectively the Fresno, CA Land and all of the other "Leased Property" as defined under the Fresno, CA Lease.

     "FRESNO DEED OF TRUST" shall mean that certain Deed of Trust, Security Agreement and Assignment of Leases and Rents, dated March 1, 1991, granted by the Fresno Partnership to Loretta A. Lundberg as Trustee for the benefit of the Bank of Tokyo Trust Company.

     "FRESNO PARTNERSHIP" shall have the meaning ascribed to such term in the preamble of this Agreement.

     "FRESNO PARTNERSHIP AGREEMENT" shall mean that certain Amended and Restated Agreement to Limited Partnership of San Joaquin Health Care Associates Limited Partnership, dated as of September 30, 1988, by and between Meditrust-California and CMS Fresno Rehabilitation, Inc.

     "FRESNO PARTNERSHIP INTERESTS" shall mean the general partner interest and the Class A limited partner interest in the Fresno Partnership.

     "GAITHERSBURG, MD FACILITY" shall mean the "Facility" as defined under the Gaithersburg, MD Lease.

     "GAITHERSBURG, MD LAND" shall mean the land more particularly described on EXHIBIT H-8 attached hereto.

     "GAITHERSBURG, MD LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "GAITHERSBURG, MD LEASED PROPERTY" shall mean collectively the Gaithersburg, MD Land and all of the other "Leased Property" as defined under the Gaithersburg, MD Lease.

     "GENESIS BANKRUPTCY PROCEEDINGS" shall mean collectively the Bankruptcy Proceedings identified on EXHIBIT V-1 attached hereto.

     "GENESIS GUARANTORS" shall mean collectively (i) The Multicare Companies, Inc., a Delaware corporation, (ii) Geriatric & Medical Companies, Inc., a Delaware corporation, (iii) Geriatric and Medical Services, Inc., a New Jersey corporation, (IV) Genesis Health Ventures, Inc., a Pennsylvania corporation and
(V) Genesis ElderCare Corp., a Delaware corporation.

     "GENESIS LEASED PROPERTIES" shall mean the "Leased Property" as defined under the Genesis Lease.

     "GENESIS LEASES" shall mean the Leases described on EXHIBIT C-3 attached hereto.

     "GENESIS LOANS" shall mean the Norristown, PA Loan and the West Virginia Loan.

     "GENESIS LOAN AGREEMENTS" shall mean the Norristown, PA Loan Agreement and the West Virginia Loan Agreement.

     "GENESIS MORTGAGED PROPERTIES" shall mean collectively the "Mortgaged Property" as defined under each of the Genesis Mortgages.

     "GENESIS MORTGAGES" shall mean collectively the Norristown, PA Mortgage and the West Virginia Mortgages.

     "GOVERNMENTAL AUTHORITIES" shall mean collectively all agencies, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures and offices of any nature whatsoever for any government unit or political subdivision, whether federal, state, county, district, municipal, city or otherwise, and whether now or hereafter in existence.

     "GRAND BLANC, MI FACILITY" shall mean the "Facility" defined under the Grand Blanc, MI Lease.

     "GRAND BLANC, MI LAND" shall mean the land more particularly described on
EXHIBIT I-7 attached hereto.

     "GRAND BLANC, MI LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "GRAND BLANC, MI LEASED PROPERTY" shall mean collectively the Grand Blanc, MI Land and all of the other "Leased Property" as defined under the Grand Blanc, MI Lease.

     "GREENFIELD" shall mean Greenfield Nursing and Convalescent Center, a New Jersey corporation.

     "GREENSBURG, PA LAND" shall mean the land more particularly described on
EXHIBIT I-9 attached hereto.

     "GREENSBURG, PA LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "GREENSBURG, PA LEASED PROPERTY" shall mean collectively the Greensburg, PA Land and all of the other "Leased Property" as defined under the Greensburg, PA Lease.

     "GROUND LEASES" shall mean collectively the Marlton Ground Lease and the Wethersfield Ground Lease.

     "GUARANTORS" shall mean collectively the Sun Guarantors, the Integrated Guarantor, the Genesis Guarantors, the Mariner Guarantor, the Lakeview Guarantors, HEALTHSOUTH and the Harborside Guarantors.

     "GWZ" shall mean G-WZ of Stamford, Inc., a Connecticut corporation.

     "HARBORSIDE" shall mean Harborside Healthcare Corporation, a Delaware corporation.

     "HARBORSIDE GUARANTORS" shall mean collectively Harborside and Harborside
LP.

     "HARBORSIDE INTERCREDITOR AGREEMENTS" shall mean collectively that certain
(i) Accounts Receivable Intercreditor Agreement (Mortgaged Facilities), dated as of August 11, 1998, by and between The Chase Manhattan Bank, as Agent, HHC 1998-1 Trust,

CSL Leasing, Inc., BTD Harborside, Inc., Morgan Stanley Senior Funding, Inc. and MMI and (ii) Accounts Receivable Intercreditor Agreement (Leased Facilities), dated as of August 11, 1998, by and between The Chase Manhattan Bank, as Agent, HHC 1998-1 Trust, CSL Leasing, Inc., BTD Harborside, Inc., Morgan Stanley Senior Funding, Inc. and Meditrust-LLC.

     "HARBORSIDE LEASED PROPERTIES" shall mean collectively the "Leased Property" as defined under each of the Harborside Leases.

     "HARBORSIDE LEASES" shall mean the Leases described on EXHIBIT C-4 attached hereto.

     "HARBORSIDE LOAN" shall mean the "Loan" as defined under the Harborside Loan Agreement.

     "HARBORSIDE LOAN AGREEMENT" shall mean that certain Loan Agreement, dated as of October 13, 1994, by and among the Released Harborside Borrowers, Bay Tree, Countryside, Sunset Point, West Bay and Harborside LP, as amended by that certain (i) First Amendment to Loan Agreement, dated as of May 17, 1996, by and among the Released Harborside Borrowers, Bay Tree, Countryside, Sunset Point, West Bay, Harborside LP and MMI, and (ii) Second Amendment to Loan Agreement, Consent to Merger and Confirmation of Guaranties, dated as of July 31, 1998, by and among Bay Tree, Countryside, Sunset Point, West Bay, Harborside LP, MMI and Harborside.

     "HARBORSIDE LOAN DOCUMENTS" shall mean the "Loan Documents" as defined under the Harborside Loan Agreement.

     "HARBORSIDE LP" shall mean Harborside Healthcare Limited Partnership, a Massachusetts limited partnership.

     "HARBORSIDE MORTGAGED PROPERTIES" shall mean collectively the "Mortgaged Property" as defined under each of the Harborside Mortgages.

     "HARBORSIDE MORTGAGES" shall mean collectively (i) the Palm Harbor, FL Mortgage, (ii) the Terre Haute, IN Mortgage, (iii) the Clearwater, FL Mortgage and (IV) the Oldsmar, FL Mortgage.

     "HAZARDOUS MATERIALS" shall mean any substance which is or contains: (i) any "hazardous substance" as now or hereafter defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 ET SEQ.) or any regulations promulgated thereunder; (ii) any "hazardous waste" as now or hereafter defined the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.) or regulations promulgated thereunder; (iii) any substance regulated by the Toxic

Substances Control Act (15 U.S.C. Section 2601 ET SEQ.); (IV) gasoline, diesel fuel or other petroleum hydrocarbons; (V) asbestos and asbestos containing materials, in any form, whether friable or nonfriable; (VI) polychlorinated biphenyls; (VII) radon gas; and (viii) any additional substances or materials which are now or hereafter classified or considered to be hazardous or toxic under any laws, ordinances, statutes, codes, rules, regulations, agreements, judgments, orders and decrees now or hereafter enacted, promulgated, or amended, of the United States, the states, the counties, the cities or any other political subdivisions in which the Real Properties are located and any other political subdivision, agency or instrumentality exercising jurisdiction over the owner of the Real Properties, the Real Properties or the use of the Real Properties relating to pollution, the protection or regulation of human health, natural resources or the environment, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or waste into the environment (including ambient air, surface water, ground water or land or soil); PROVIDED, HOWEVER, that notwithstanding the foregoing, the term "Hazardous Materials" as defined herein shall not include (X) pharmaceuticals and cleaning agents of the types and in the quantities and concentrations normally stocked in health care facilities,
(y) oil in de minimis amounts typically associated with the use of certain portions of the Land for driving and parking motor vehicles or (Z) medical wastes generated at the Real Properties; as long as the foregoing were and/or are used, stored, transported and/or disposed of in accordance with applicable Environmental Laws.

     "HEALTHSOUTH" shall mean HEALTHSOUTH Corporation, a Delaware corporation.

     "HOLYOKE, MA FACILITY" shall mean the "Facility" as defined under the Holyoke, MA Lease.

     "HOLYOKE, MA LAND" shall mean the land more particularly described on EXHIBIT H-15 attached hereto.

     "HOLYOKE, MA LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "HOLYOKE, MA LEASED PROPERTY" shall mean collectively the Holyoke, MA Land and all of the other "Leased Property" as defined under the Holyoke, MA Lease.

     "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     "HUBER HEIGHTS, OH FACILITY" shall mean the "Facility" as defined under the Huber Heights, OH Lease.

     "HUBER HEIGHTS, OH LAND" shall mean the land more particularly described on
EXHIBIT I-4 attached hereto.

     "HUBER HEIGHTS, OH LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "HUBER HEIGHTS, OH LEASED PROPERTY" shall mean collectively the Huber Heights, OH Land and all of the other "Leased Property" as defined under the Huber Heights, OH Lease.

     "HUD ASSIGNMENT" shall mean that certain Assignment dated June 8, 1994 from the Initial HUD Mortgagee to the HUD Mortgagee, recorded with the Hillsborough Registry of Deeds in Book 5554, Page 823.

     "HUD ASSIGNMENT AND ASSUMPTION DOCUMENTS" shall have the meaning ascribed to such term in Section 3.4(c).

     "HUD CONSENTS" shall have the meaning ascribed to such term in Section 3.4(c).

     "HUD ESCROW ACCOUNTS" shall mean collectively all escrow accounts held by the HUD Mortgagee to secure the obligations under the HUD Financing Documents.

     "HUD ESTOPPEL CERTIFICATE" shall mean an estoppel certificate, executed by the HUD Mortgagee, addressing the outstanding principal amount under the HUD Note, status of the payment obligations under the HUD Financing Documents, and the amount currently held in the HUD Escrow Accounts, that is (i) dated no more than five (5) days prior to the earlier to occur of (X) the Closing or (y) the transfer of the Meditrust-Bedford Shares to the Purchaser pursuant to Section 3.4(c) and (ii) is in the form and substance reasonably acceptable to the Purchaser.

     "HUD FINANCING DOCUMENTS" shall mean collectively the HUD Note, the HUD Mortgage, the HUD Regulatory Agreements and all other documents and instruments evidencing, securing or otherwise given in connection with the loan evidenced by the HUD Note.

     "HUD MORTGAGE" shall mean that certain Mortgage, dated August 2, 1991, from Dwight D. Sowerby to the Initial HUD Mortgagee, encumbering the Bedford, NH Leased Property, recorded with the Hillsborough Registry of Deeds in Book 5273, Page 1966, as affected by (A) Mortgage Modification Agreement dated as of August 19, 1993, recorded with said Deeds in Book 5463, Page 1796, (B) Second Mortgage Modification Agreement, dated as of April 29, 1994, recorded with said Deeds in Book 5554, Page 813, both of said Modification Agreements by and between Dwight
D. Sowerby and the Initial HUD Mortgagee, and approved by the HUD Secretary, (C) the HUD Assignment and (D) Mortgage Modification Agreement, dated as of January 1, 1996, by and among the HUD Mortgagee, Meditrust-Bedford and the HUD Secretary, recorded with said Deeds in Book 5776, Page 415.

     "HUD MORTGAGEE" shall mean Reilly Mortgage Group, Inc., a District of Columbia corporation.

     "HUD NOTE" shall mean that certain Mortgage Note in the original principal amount of SEVEN MILLION SIX HUNDRED THIRTY-FIVE THOUSAND SEVEN HUNDRED DOLLARS ($7,635,700), dated August 2, 1991, made by Dwight D. Sowerby to the order of the Initial HUD Mortgagee, as affected by (A) Allonge dated August 19, 1993 and
(B) Second Allonge, dated April 29, 1994, both approved by the HUD Secretary.

     "HUD REGULATORY AGREEMENTS" shall mean collectively that certain (A) Regulatory Agreement for Multifamily Housing Projects, dated January 1, 1996, by and between Meditrust-Bedford and the HUD Secretary and (B) Regulatory Agreement
- Nursing Homes, dated January 1, 1996, by and between Harborside New Hampshire Limited Partnership and the HUD Secretary.

     "HUD SECRETARY" shall mean The Secretary of Housing and Urban Development, acting by and through the Federal Housing Commissioner.

     "IMPROVEMENTS" shall mean collectively all buildings, structures and other improvements located on any Land Parcel together with all fixtures, systems and facilities, if any, owned by any Subsidiary located thereon.

     "INDEMNIFICATION NOTICE" shall have the meaning ascribed to such term in
Section 3.4(s).

     "INDEMNIFIED CLAIMS" shall mean collectively the Meditrust Indemnified Claims and the Purchaser Indemnified Claims.

     "INDEMNITEE" shall have the meaning ascribed to such term in Section
3.4(s).

     "INDEMNITOR" shall have the meaning ascribed to such term in Section
3.4(s).

     "INDIANAPOLIS, IN FACILITY" shall mean the "Facility" as defined under the Indianapolis, IN Lease.

     "INDIANAPOLIS, IN LAND" shall mean the land more particularly described on EXHIBIT N-11 attached hereto.

     "INDIANAPOLIS, IN LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "INDIANAPOLIS, IN LEASED PROPERTY" shall mean collectively the Indianapolis, IN Land and all of the other "Leased Property" as defined under the Indianapolis, IN Lease.

     "INDIVIDUAL CASUALTY THRESHOLD" shall have the meaning ascribed to such term in Section 6.1 of this Agreement.

     "INITIAL HUD MORTGAGEE" shall mean Sims Mortgage Funding, Inc., a New York corporation.

     "INJUNCTION" shall have the meaning ascribed to such term in Section
3.1(i).

     "INSPECTION SURVEYS" shall mean collectively all reports prepared with respect to any inspection surveys of any Facility conducted by any Governmental Authority having jurisdiction over health care matters or any Third Party Payor, copies of which were received by any Meditrust Entity from January 1, 2000 through the date hereof.

     "INSURANCE CERTIFICATES" shall mean the most recent insurance certificates received by any Meditrust Entity evidencing the insurance policies obtained by (or on behalf of) the Tenants relating to the Leased Properties and the Borrowers relating to the Mortgaged Properties.

     "INTANGIBLE PROPERTY" shall mean, with respect to any Leased Property, all of the right, title and interest, if any, of the applicable Subsidiary that owns or leases such Leased Property in all (i) warranties, guaranties and Permits pertaining to such Leased Property, (ii) all Contracts (to the extent not terminated) pertaining to such Leased Property and (iii) all plans and specifications pertaining to such Leased Property.

     "INTEGRATED BANKRUPTCY PROCEEDINGS" shall mean the Bankruptcy Proceedings listed on EXHIBIT V-2 attached hereto.

     "INTEGRATED GUARANTOR" shall mean Integrated Health Services, Inc., a Delaware corporation.

     "INTEGRATED LEASED PROPERTIES" shall mean collectively the "Leased Property" as defined under each of the Integrated Leases.

     "INTEGRATED LEASES" shall mean the Leases described on EXHIBIT C-2 attached hereto.

     "INTERCOMPANY NOTES" shall mean collectively all promissory notes made by any Subsidiary to the order of Meditrust.

     "INTERCREDITOR AGREEMENTS" shall mean collectively the agreements listed on EXHIBIT W-1 attached hereto (the references to each applicable agreement listed on such Exhibit shall contain the name of the document, the parties to the document, the date of the document (to the extent such document is dated) and any applicable recording information (to the extent that such document was recorded and the applicable recording information is available from the files of the Meditrust Entities)).

     "JUDGMENT LIENS" shall mean collectively all involuntary Encumbrances encumbering any of the Assets, any of the Securities and/or any of the Properties caused by the actions or omissions of any Meditrust Entity.

     "KANSAS CITY, MO FACILITY" shall mean the "Facility" as defined under the Kansas City, MO Lease.

     "KANSAS CITY, MO LAND" shall mean the land more particularly described on
EXHIBIT I-8 attached hereto.

     "KANSAS CITY, MO LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "KANSAS CITY, MO LEASED PROPERTY" shall mean collectively the Kansas City, Mo Land and all of the other "Leased Property" as defined under the Kansas City, MO Lease.

     "KEENE, NH FACILITY" shall mean the "Facility" as defined under the Keene, NH Lease.

     "KEENE, NH LAND" shall mean the land more particularly described on EXHIBIT N-3 attached hereto.

     "KEENE, NH LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "KEENE, NH LEASED PROPERTY" shall mean collectively the Keene, NH Land and all of the other "Leased Property" as defined under the Keene, NH Lease.

     "KENTFIELD, CA FACILITY" shall mean the "Facility" as defined under the Kentfield, CA Lease.

     "KENTFIELD, CA LAND" shall mean the land more particularly described on EXHIBIT H-37 attached hereto.

     "KENTFIELD, CA LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "KENTFIELD, CA LEASED PROPERTY" shall mean collectively the Kentfield, CA Land and all of the other "Leased Property" as defined under the Kentfield, CA Lease.

     "LAKEVIEW CENTER" shall mean Lakeview Neurorehabilitation Center, Inc., a New Hampshire corporation.

     "LAKEVIEW GUARANTORS" shall mean collectively Lakeview Management, Inc., Carolyn McDermott and Anton Merka.

     "LAKEVIEW LEASED PROPERTIES" shall mean collectively the Effingham, NH Leased Property and the Waterford, WI Leased Property.

     "LAKEVIEW LEASES" shall mean collectively the Effingham, NH Lease and the Waterford, WI Lease.

     "LAKEVIEW LEASE AMENDMENTS" shall mean collectively (i) that certain First Omnibus Amendment to Amended and Restated Facility Lease Agreements, dated as of July 31, 1998, by and among Lakeview Midwest, Lakeview Center, Meditrust-NH and Meditrust-Tri, (ii) that certain Second Omnibus Amendment to Amended and Restated Facility Lease Agreements, dated as of March 1, 1999, by and among Lakeview Midwest, Lakeview Center, Meditrust-NH and Meditrust-Tri, (iii) that certain Third Omnibus Amendment to Amended and Restated Facility Lease Agreements, dated as of March 1, 1999, by and among Lakeview Midwest, Lakeview Center, Meditrust-NH and Meditrust-Tri and (IV) that certain Fourth Omnibus Amendment to Amended and Restated Facility Lease Agreements, dated as of December 8, 2000, by and among Lakeview Midwest, Lakeview Center, Meditrust-NH and Meditrust-Tri.

     "LAKEVIEW MIDWEST" shall mean Lakeview Neurorehab Center Midwest, Inc., a Wisconsin corporation.

     "LAKEVIEW SECURITY AGREEMENT" shall mean that certain Security Agreement, dated as of September 30, 1997, by and among Lakeview Management, Inc., Lakeview Midwest, Lakeview Southeast, Inc., Lakeview Southwest, Inc., Lakeview Neurorehabilitation Center, Inc. and MMI, as amended by (i) First Amendment to Security Agreement, dated as of July 31, 1998, (ii) Second Amendment to Security Agreement, dated as of March 1, 1999 and (iii) Third Amendment to Security Agreement dated as of March 1, 1999.

     "LAND" shall mean all of the Land Parcels collectively.

     "LAND PARCEL" shall mean each parcel of land described on the Exhibits from and including EXHIBIT H-1 through and including EXHIBIT N-19 attached hereto, together with the interest, if any, of (i) with respect to each of the Land Parcels included within the definition of the Leased Properties, the applicable Subsidiary that is the owner of the fee interest of such land or the holder of the leasehold interest in such land and (ii) with respect to the Mortgaged Properties, the applicable Borrower that is owner of the fee interest in such land or the holder of the leasehold interest in such land, in all rights, easements belonging to such land and in and to any streets, alleys or rights of way thereto.

     "LEASE DOCUMENTS" shall mean collectively each Lease, the "Lease Documents" as defined under each Lease and all other documents evidencing and/or securing any obligation of any Tenant under any Lease.

     "LEASE DOCUMENTS SCHEDULE" shall mean the list of Lease Documents attached hereto as EXHIBIT WW (the references to each applicable agreement listed on such Exhibit shall contain the name of the document, the parties to the document, the date of the document (to the extent such document is dated) and any applicable recording information relating to the document (to the extent that such document was recorded and the applicable recording information is available from the Subsidiaries' files)).

     "LEASED PROPERTIES" shall mean collectively the Sun Leased Properties, the Integrated Leased Properties, the Genesis Leased Properties, the Lakeview Leased Properties, the Ansonia, CT Leased Property, the Harborside Leased Properties and the Woods Edge Leased Property.

     "LEASES" shall mean collectively the Sun Leases, the Genesis Lease, the Integrated Leases, the Ansonia, CT Lease, the Harborside Leases, the Lakeview Leases and the Woods Edge Ground Lease, together with any leases relating to the Properties hereafter entered into by any Subsidiary pursuant to the provisions of Section 3.4.

     "LEGAL REQUIREMENTS" shall mean collectively all statutes, ordinances, by-laws, codes, rules, regulations, restrictions, orders, judgments, decrees and injunctions affecting any Meditrust Entity, the Purchaser, any of the Assets, any of the Properties and/or the transaction contemplated by this Agreement.

     "LETTER OF CREDIT ISSUER" shall mean the applicable financial institution that is the issuer of any Letter of Credit.

     "LETTERS OF CREDIT" shall mean collectively the Letters of Credit identified on EXHIBIT X attached hereto.

     "LEXINGTON, MA FACILITY" shall mean the "Facility" as defined under the Lexington, MA Lease.

     "LEXINGTON, MA LAND" shall mean the land more particularly described on EXHIBIT H-20 attached hereto.

     "LEXINGTON, MA LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "LEXINGTON, MA LEASED PROPERTY" shall mean collectively the Lexington, MA Land and all of the other "Leased Property" as defined under the Lexington, MA Lease.

     "LIMITATION THRESHOLD" shall mean ONE MILLION DOLLARS ($1,000,000).

     "LOAN AGREEMENTS" shall mean collectively the Sun Loan Agreements, the Genesis Loan Agreements, the Mariner Loan Agreement, the Tustin, CA Loan Agreement and the Harborside Loan Agreement.

     "LOAN DOCUMENTS" shall mean collectively each Loan Agreement, the "Loan Documents" as defined under each Loan Agreement and all other documents evidencing and/or securing any obligation of any Borrower under any Loan.

     "LOAN DOCUMENTS SCHEDULE" shall mean the list of Loan Documents attached hereto as EXHIBIT XX (the references to each applicable agreement listed on such Exhibit shall contain the name of the document, the parties to the document, the date of the document (to the extent such document is dated) and any applicable recording information relating to the document (to the extent that such document was recorded and the applicable recording information is available from MMI's files)).

     "LOAN TERMINATION NOTICE" shall have the meaning ascribed to such term in
Section 3.4(t).

     "LOANS" shall mean collectively the Sun Loans, the Genesis Loans, the Mariner Loan, the Tustin, CA Loan and the Harborside Loan.

     "LOGAN, WV FACILITY" shall mean the Facility known as "Logan County Healthcare Center" located in Logan, West Virginia.

     "LOGAN, WV LAND" shall mean the land more particularly described on EXHIBIT J-1 attached hereto.

     "LOGAN, WV LEASED PROPERTY" shall mean collectively the Logan, WV Land and all of the other "Leased Property" thereon as defined under the Genesis Lease.

     "LOWELL, MA FACILITY" shall mean the "Facility" as defined under the Lowell, MA Lease.

     "LOWELL, MA LAND" shall mean the land more particularly described on EXHIBIT H-16 attached hereto.

     "LOWELL, MA LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "LOWELL, MA LEASED PROPERTY" shall mean collectively the Lowell, MA Land and all of the other "Leased Property" as defined under the Lowell, MA Lease.

     "LYNN, MA FACILITY" shall mean the "Facility" as defined under the Lynn, MA Lease.

     "LYNN, MA LAND" shall mean the land more particularly described on EXHIBIT H-12 attached hereto.

     "LYNN, MA LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "LYNN, MA LEASED PROPERTY" shall mean collectively the Lynn, MA Land and all of the other "Leased Property" as defined under the Lynn, MA Lease.

     "MANATEE SPRINGS" shall mean Manatee Springs Nursing Home, Inc., a Florida corporation.

     "MANATEE SPRINGS BANKRUPTCY PROCEEDING" shall mean the bankruptcy proceeding listed on EXHIBIT V-6 attached hereto.

     "MARINER BANKRUPTCY PROCEEDINGS" shall mean collectively the Bankruptcy Proceedings listed on EXHIBIT V-3 attached hereto.

     "MARINER DEPOSIT PLEDGE AGREEMENTS" shall mean collectively the Ansonia, CT Deposit Pledge Agreement and the Stonington, CT Deposit Pledge Agreement.

     "MARINER GUARANTOR" shall mean Mariner Health Group, Inc., a Delaware corporation.

     "MARINER LOAN" shall mean the "Loan" as defined under the Mariner Loan Agreement.

     "MARINER LOAN AGREEMENT" shall mean that certain Loan Agreement, dated as of November 1, 1995, by and between Pendleton and MMI.

     "MARINER MORTGAGE" shall mean that certain Mortgage Deed and Security Agreement, dated as of November 1, 1995, granted by Pendleton to MMI, recorded with the Stonington Land Records in Volume 385, Page 473.

     "MARINER MORTGAGED PROPERTY" shall mean the "Mortgaged Property" as defined under the Mariner Mortgage.

     "MARLTON ACCESS AGREEMENT" shall mean that certain Agreement, dated as of September 15, 1995, by and among the West Jersey Health System, WJ/Mediplex and West Jersey Medical Center, L.L.C.

     "MARLTON CONSENT" shall have the meaning ascribed to such term in Section 3.4(d) of this Agreement.

     "MARLTON GROUND LEASE" shall mean that certain Ground Lease, dated July 15, 1993, by and between WJ/Mediplex and West Jersey Health System, as affected by that certain Assignment and Assumption Agreement, dated September 30, 1995, by and between Meditrust-NJ and WJ/Mediplex.

     "MARLTON GROUND LESSOR" shall mean West Jersey Health System or any successor in interest that is the current holder of the lessor's interest under the Marlton Ground Lease.

     "MARLTON GROUND LESSOR'S ESTOPPEL CERTIFICATE" shall mean an estoppel certificate executed by the Marlton Ground Lessor relating to the Marlton Ground Lease in substantially the form attached hereto as EXHIBIT Y-1 attached hereto, that is dated no more than fifteen (15) days prior to the end of the Study Period, with, subject to Section 3.4(d), only such modifications as are reasonably acceptable to the Purchaser.

     "MARLTON, NJ FACILITY" shall mean the "Facility" as defined under the Marlton, NJ Lease.

     "MARLTON, NJ LAND" shall mean the land more particularly described on EXHIBIT H-7 attached hereto.

     "MARLTON, NJ LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "MARLTON, NJ LEASED PROPERTY" shall mean collectively the lessee's interest under the Marlton, Ground Lease and all of the other "Leased Property" as defined under the Marlton, NJ Lease.

     "MCI" shall mean Mediplex of Colorado, Inc., a Colorado corporation.

     "MDPLX-CT" shall mean Mediplex of Connecticut, Inc. (f/k/a Wethersfield Manor, Inc.), a Connecticut corporation.

     "MDPLX-CT ASSIGNMENT" shall mean that certain Ground Lease Assignment Agreement, dated as of August 27, 1986, by and between MDPLX-CT and Meditrust-BT.

     "MDPLX-MA" shall mean Mediplex of Massachusetts, Inc., a Massachusetts corporation.

     "MDPLX-NJ" shall mean Mediplex of New Jersey, Inc., a New Jersey corporation.

     "MDPLX-REHAB" shall mean Mediplex Rehabilitation of Massachusetts, Inc., a Massachusetts corporation.

     "MDT-MA" shall mean Meditrust of Massachusetts, Inc., a Delaware corporation that was merged into Meditrust-LLC.

     "MECHANICS' LIENS" shall mean collectively each mechanic's or materialman's lien relating to any Real Property that any Tenant or any Borrower is not required to satisfy or release pursuant to any of the Lease Documents and/or any of the Loan Documents.

     "MEDIPLEX" shall mean The Mediplex Group, Inc., a New Mexico corporation.

     "MEDIPLEX AFFILIATED PARTIES" shall mean Bay Colony Health Services, Inc., Bay Colony Outpatient and Family Services, Inc., Bergen Eldercare, Inc., Bridgeport Surgical Center, Inc., Continuum Care Corporation, CCC of Ridgefield, Inc., CCC of Trumbull, Inc., Community Re-Entry Services of Cortland, Inc., Danbury Surgical Center, Inc., Easton Acquisition Corp., Easton Nursing Center, Inc., G-WZ Health Care, Inc., GWZ, Hartford Surgical Center, Inc., Manatee Springs Nursing Center, Inc., Medical Management & Development Corporation, Medicom Media Corp., Mediplex Development of Connecticut, Inc., Mediplex Holding Corporation, MMDC of Pennsylvania, Inc., MMDC of New Jersey, Inc., Mediplex Home Health Corp., Mediplex Management, Inc., Mediplex Management of Hamilton, Inc., Mediplex Management of Manatee, Inc., Mediplex Management of New Jersey, Inc., Mediplex Management of Palm Beach County, Inc., Mediplex Management of Port St. Lucie, Inc., Mediplex Management of Texas, Inc., Mediplex Management Services, Inc., Mediplex Properties, Inc., MCI, Mediplex of Concord, Inc., MDPLX-CT, Mediplex of Florida, Inc., Mediplex of Kentucky, Inc., Mediplex of Maryland, Inc., MDPLX-MA, Mediplex of New Hampshire, Inc., MDPLX-NJ, Mediplex of New York, Inc., Mediplex of Ohio, Inc., Mediplex of Tampa, Inc., Mediplex of Tennessee, Inc., Mediplex of Trumbull, Inc., Mediplex Rehabilitation of Connecticut, Inc., Mediplex Rehabilitation of Georgia, Inc., MDPLX-Rehab, Mediplex Testing, Inc., Mediplex of Virginia, Inc., Mediplus Holding Co., Inc., Mediscript, Inc., Neurotrauma Rehab Inc., New Bedford Acquisition Corp., New Bedford Nursing Center, Inc., Oakview Treatment Centers of Kansas, Inc., Plymouth Acquisition Corp., Plymouth Nursing Center, Inc., P.M.N.F. Management, Inc., Quality Care Holding Corporation, Quality Care of New Jersey, Inc., Quality Nursing Care of Massachusetts, Inc., Raynham Acquisition Corp., Raynham Nursing Center, Inc., Spofford Land, Inc., Valley View, Worcester Acquisition Corp., Worcester Nursing Center, Inc., Four Seasons Health Care Management, Inc., Honorcare Management Company, Sundance Rehabilitation Corporation, Sunrise Healthcare Corporation, Sunscript Pharmacy Corporation,

Sunquest Consulting, Inc., Special Medical Services, Inc., Sundance Outpatient Rehabilitation Agency Corporation, Sunrise Healthcare of Colorado, Inc. and Sunrise Rehab of Colorado, Inc.

     "MEDIPLEX GROUP" shall mean The Mediplex Group, Inc., a Massachusetts corporation that was merged into Mediplex.

     "MEDITRUST" shall have the meaning ascribed to such term in the preamble of this Agreement.

     "MEDITRUST ASSIGNMENT AND ASSUMPTION AGREEMENTS" shall mean collectively the Assignment and Assumption Agreements set forth on EXHIBIT Z attached hereto.

     "MEDITRUST-BEDFORD" shall have the meaning ascribed to such term in the preamble of this Agreement.

     "MEDITRUST-BEDFORD SHARES" shall mean all of the issued and outstanding shares of capital stock in Meditrust-Bedford.

     "MEDITRUST-BENTON" shall mean Meditrust of Benton, Inc., a Delaware corporation that was merged into Meditrust-LLC.

     "MEDITRUST BOARD APPROVAL" shall mean the approval by the Board of Directors of Meditrust of the execution and delivery of this Agreement and the consummation of the transaction contemplated hereunder.

     "MEDITRUST-BT" shall mean Meditrust, a Massachusetts business trust, that was merged into Santa Anita Realty Enterprises, Inc. (which is now known as Meditrust Corporation).

     "MEDITRUST-CALIFORNIA" shall mean Meditrust of California, Inc., a Delaware corporation.

     "MEDITRUST-CALIFORNIA SHARES" shall mean all of the issued and outstanding shares of capital stock in Meditrust-California.

     "MEDITRUST-CT" shall mean Meditrust of Connecticut, Inc., a Delaware corporation that was merged into New Meditrust-LLC.

     "MEDITRUST DOCUMENTS" shall mean collectively all documents required to be delivered by the Meditrust Parties at the Closing in order to effectuate the consummation of the transaction contemplated hereunder.

     "MEDITRUST ENTITIES" shall have the meaning ascribed to such term in the preamble of this Agreement.

     "MEDITRUST ESTIMATE" shall have the meaning ascribed to such term in
Section 6.1 of this Agreement.

     "MEDITRUST INDEMNIFIED CLAIMS" shall have the meaning ascribed to such term in Section 3.4(r).

     "MEDITRUST-KY" shall mean Meditrust of Kentucky, Inc., a Delaware corporation that was merged into Meditrust-LLC.

     "MEDITRUST-LLC" shall mean Meditrust Company LLC, a Delaware limited liability company that was merged to New Meditrust-LLC.

     "MEDITRUST-LYNN" shall mean Meditrust of Lynn, Inc., a Delaware corporation that was merged into Meditrust-LLC.

     "MEDITRUST-MA" shall have the meaning ascribed to such term in the preamble of this Agreement.

     "MEDITRUST-MA SHARES" shall mean all of the shares of the beneficial interest in Meditrust-MA.

     "MEDITRUST-MD" shall mean Meditrust of Maryland, Inc., a Delaware corporation that was merged into Meditrust-LLC.

     "MEDITRUST MORTGAGE" shall mean any Encumbrance granted or assumed by any Meditrust Entity (or any predecessor in interest to any Meditrust Entity that was directly or indirectly owned and controlled by Meditrust or Meditrust-BT) that now or hereafter encumbers the interest of any Meditrust Entity in any of the Assets, any of the Securities and/or any of the Properties.

     "MEDITRUST-NH" shall mean Meditrust of New Hampshire, Inc., a Delaware corporation that was merged into Meditrust-LLC.

     "MEDITRUST-NJ" shall mean Meditrust of New Jersey, Inc., a Delaware corporation that was merged into Meditrust-LLC.

     "MEDITRUST-NY" shall mean Meditrust of New York, Inc., a Delaware corporation that was merged into Meditrust-LLC.

     "MEDITRUST PARTIES" shall mean collectively Meditrust and the Sellers.

     "MEDITRUST PARTIES' CLOSING CERTIFICATION" shall have the meaning ascribed to such term in Section 7.2.

     "MEDITRUST-TRI" shall mean Meditrust Tri-States, Inc., a Delaware corporation that was merged into Meditrust-LLC.

     "MEMBERSHIP INTEREST" shall mean one hundred percent (100%) of the membership interests in New Meditrust-LLC.

     "MHC" shall have the meaning ascribed to such term in the preamble of this Agreement.

     "MILFORD, CT FACILITY" shall mean the "Facility" as defined under the Milford, CT Lease.

     "MILFORD, CT LAND" shall mean the land more particularly described on EXHIBIT H-5 attached hereto.

     "MILFORD, CT LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "MILFORD, CT LEASED PROPERTY" shall mean collectively the Milford, CT Land and all of the other "Leased Property" as defined under the Milford, CT Lease.

     "MILFORD, NH FACILITY" shall mean the "Facility" as defined under the Milford, NH Lease.

     "MILFORD, NH LAND" shall mean the land more particularly described on EXHIBIT N-4 attached hereto.

     "MILFORD, NH LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "MILFORD, NH LEASED PROPERTY" shall mean collectively the Milford, NH Land and all of the other "Leased Property" as defined under the Milford, NH Lease.

     "MILFORD, NH FACILITY (CRESTWOOD)" shall mean the "Facility" defined under the Milford, NH Lease (Crestwood).

     "MILFORD, NH LAND (CRESTWOOD)" shall mean the land more particularly described on EXHIBIT N-5 attached hereto.

     "MILFORD, NH LEASE (CRESTWOOD)" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "MILFORD, NH LEASED PROPERTY (CRESTWOOD)" shall mean collectively the Milford, NH Land (Crestwood) and all of the other "Leased Property" as defined under the Milford, NH Lease (Crestwood).

     "MILLBURY, MA FACILITY" shall mean the "Facility" as defined under the Millbury, MA Lease.

     "MILLBURY, MA LAND" shall mean the land more particularly described on EXHIBIT H-19 attached hereto.

     "MILLBURY, MA LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "MILLBURY, MA LEASED PROPERTY" shall mean collectively the Millbury, MA Land and all of the other "Leased Property" as defined under the Millbury, MA Lease.

     "MMI" shall have the meaning ascribed to such term in the preamble of this Agreement.

     "MMI COLLATERAL" shall mean collectively (i) the lender's interest under the Loan Documents and (iii) the Lakeview Leased Property, the Fresno, CA Leased Property, the Marlton, NJ Leased Property, the Bowling Green, KY Leased Property, the Kentfield, CA Leased Property and the Bristol-New Bedford, MA Land.

     "MMI LOAN" shall mean the loan in the amount of THIRTY-FIVE MILLION DOLLARS ($35,000,000) to be made by MMI to the Purchaser at the Closing.

     "MMI LOAN DOCUMENTS" shall mean collectively all documents, instruments and agreements evidencing and/or securing the MMI Loan.

     "MMI NOTE" shall mean the promissory note evidencing the MMI Loan.

     "MODIFIABLE REPRESENTATIONS AND WARRANTIES" shall mean the representations and warranties identified on EXHIBIT AAA-1 attached hereto.

     "MORGAN GUARANTY CREDIT AGREEMENT" shall mean that certain Credit Agreement, dated as of July 17, 1998, as amended, by and among Meditrust and Morgan Guaranty Trust Company of New York, as Bank and as Administrative Agent for the Banks, J. P. Morgan Securities, Inc., and BT Alex Brown Incorporated, as Lead Arrangers, Fleet National Bank and BancBoston Securities Inc., as Co-Arrangers, Bankers Trust Company, as Bank and as

Syndication Agent, BankBoston, N.A. as Bank and as Co-Documentation Agent, Fleet National Bank, as Bank and Co-Documentation Agent and the Banks listed therein.

     "MORGAN GUARANTY DOCUMENTS" shall mean all documents, instruments and/or agreements executed by any Subsidiary evidencing and/or securing the indebtedness of Meditrust to the Banks under the Morgan Guaranty Credit Agreement.

     "MORGAN GUARANTY LIENS" shall mean collectively all Encumbrances created by Meditrust, MMI or any Subsidiary encumbering any of the Assets, the Securities, the Intercompany Notes and/or any of the Lease Documents to secure the obligations of Meditrust under the Morgan Guaranty Credit Agreement.

     "MORGAN GUARANTY RELEASES" shall mean collectively all instruments necessary to (i) terminate all obligations of the Subsidiaries under the Morgan Guaranty Documents, (ii) release all of the Subsidiaries from all obligations, liabilities and debts of any kind or nature whatsoever under the Morgan Guaranty Documents and (iii) release the Morgan Guaranty Liens.

     "MORTGAGED PROPERTIES" shall mean the Sun Mortgaged Properties, the Genesis Mortgaged Properties, the Mariner Mortgaged Property, the Tustin, CA Mortgaged Property and the Harborside Mortgaged Properties.

     "MORTGAGES" shall mean collectively the Sun Mortgages, the Genesis Mortgages, the Mariner Mortgage, the Tustin, CA Mortgage and the Harborside Mortgages.

     "MULTICARE BANKRUPTCY PROCEEDINGS" shall mean collectively the Bankruptcy Proceedings identified on EXHIBIT V-4 attached hereto.

     "NAPLES, FL FACILITY" shall mean the "Facility" as defined under the Naples, FL Lease.

     "NAPLES, FL LAND" shall mean the land more particularly described on EXHIBIT N-12 attached hereto.

     "NAPLES, FL LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "NAPLES, FL LEASED PROPERTY" shall mean collectively the Naples, FL Land and all of the other "Leased Property" as defined under the Naples, FL Lease.

     "NEFC" shall mean New England Finance Corporation, a Delaware corporation that was merged into New Meditrust-LLC.

     "NEW BEDFORD, MA FACILITY" means the "Facility" as defined under the New Bedford, MA Lease.

     "NEW BEDFORD, MA LAND" shall mean the land more particularly described on EXHIBIT H-13 attached hereto.

     "NEW BEDFORD, MA LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "NEW BEDFORD, MA LEASED PROPERTY" shall mean collectively the New Bedford, MA Land and all of the other "Leased Property" as defined under the New Bedford, MA Lease.

     "NEW HAVEN, IN FACILITY" shall mean the "Facility" as defined under the New Haven, IN Lease.

     "NEW HAVEN, IN LAND" shall mean the land more particularly described on EXHIBIT N-10 attached hereto.

     "NEW HAVEN, IN LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "NEW HAVEN, IN LEASED PROPERTY" shall mean collectively the New Haven, IN Land and all of the other "Leased Property" as defined under the New Haven, IN Lease.

     "NEW LONDON, OH FACILITY" shall mean the "Facility" as defined under the New London, OH Lease.

     "NEW LONDON, OH LAND" shall mean the land more particularly described on
EXHIBIT I-3 attached hereto.

     "NEW LONDON, OH LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "NEW LONDON, OH LEASED PROPERTY" shall mean collectively the New London, OH Land and all of the other "Leased Property" as defined under the New London, OH Lease.

     "NEW MEDITRUST-LLC" shall have the meaning ascribed to such term in the preamble of this Agreement.

     "NEW MILFORD, NJ FACILITY" shall mean the "Facility" as defined under the New Milford, NJ Lease.

     "NEW MILFORD, NJ LAND" shall mean the land more particularly described on EXHIBIT H-25 attached hereto.

     "NEW MILFORD, NJ LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "NEW MILFORD, NJ LEASED PROPERTY" shall mean collectively the New Milford, NJ Land and all of the other "Leased Property" as defined under the New Milford, NJ Lease.

     "NEWINGTON, CT FACILITY" shall mean the "Facility" as defined under the Newington, CT Lease.

     "NEWINGTON, CT LAND" shall mean the land more particularly described on EXHIBIT H-34 attached hereto.

     "NEWINGTON, CT LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "NEWINGTON, CT LEASED PROPERTY" shall mean collectively the Newington, CT Land and all of the other "Leased Property" as defined under the Newington, CT Lease.

     "NEWTON, MA FACILITY" shall mean the "Facility" as defined under the Newton, MA Lease.

     "NEWTON, MA LAND" shall mean the land more particularly described on EXHIBIT H-1 attached hereto.

     "NEWTON, MA LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "NEWTON, MA LEASED PROPERTY" shall mean collectively the Newton, MA Land and all of the other "Leased Property" as defined under the Newton, MA Lease.

     "NONDISTURBANCE AGREEMENTS" shall mean collectively all agreements currently in force and effect entered into by any Subsidiary recognizing the occupancy rights of any subtenant under any sublease (other than the Marlton, NJ Lease and the Wethersfield, CT Lease) relating to any portion of the Leased Property.

     "NORRISTOWN, LP" shall mean Norristown Nursing and Rehabilitation Center Associates, L.P., a Pennsylvania limited partnership.

     "NORRISTOWN, PA FACILITY" shall mean the "Facility" as defined under the Norristown, PA Loan Agreement.

     "NORRISTOWN, PA LAND" shall mean the land more particularly described on EXHIBIT J-8 attached hereto.

     "NORRISTOWN, PA LOAN" shall mean the "Loan" as defined in the Norristown, PA Loan Agreement.

     "NORRISTOWN, PA LOAN AGREEMENT" shall mean that certain Construction Loan Agreement, dated as of May 31, 1995, by and between Norristown, LP and MMI.

     "NORRISTOWN, PA MORTGAGE" shall mean that certain Mortgage and Security Agreement, dated as of May 31, 1995, by Norristown, LP to MMI.

     "NORRISTOWN, PA MORTGAGED PROPERTY" shall mean the "Mortgaged Property" as defined under the Norristown, PA Mortgage.

     "NORTHAMPTON, MA FACILITY" shall mean the "Facility" as defined under the Northampton, MA Lease.

     "NORTHAMPTON, MA LAND" shall mean the land more particularly described on EXHIBIT H-27 attached hereto.

     "NORTHAMPTON, MA LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "NORTHAMPTON, MA LEASED PROPERTY" shall mean collectively the Northampton, MA Land and all of the other "Leased Property" as defined under the Northampton, MA Lease.

     "NOTICE TO BORROWER" shall mean a notice substantially in the form attached hereto as EXHIBIT AA-1 advising the applicable Borrower of the assignment of the lender's interest under the applicable Loan Documents and directing that all amounts becoming due and payable under the applicable Loan Documents from and after the Closing Date be paid to or at the direction of the Purchaser.

     "NOTICE TO LAW FIRM" shall mean a notice to any law firm that rendered a Restricted Opinion notifying such law firm of the transfer of the applicable Loan Documents referenced in such Restricted Opinion to the Purchaser.

     "NOTICE TO LENDER" shall mean a notice substantially in the form attached hereto as EXHIBIT AA-2 advising the applicable Working Capital Lender of the assignment of the lender's interest under the applicable Loan Documents and/or the assignment of the Membership Interest, as the case may be.

     "NOTICE TO SUBTENANT" shall mean a notice in the form attached hereto as EXHIBIT AA-3 advising the applicable Recognized Subtenant of the assignment of the Membership Interest.

     "NOTICE TO TENANT" shall mean a notice substantially in the form attached hereto as EXHIBIT AA-4 advising the applicable Tenant of the assignment of the Membership Interest and directing that all amounts becoming due and payable under the applicable Lease from and after the Closing Date be paid to or at the direction of the Purchaser.

     "OLDSMAR, FL LAND" shall mean the land more particularly described on EXHIBIT N-18 attached hereto.

     "OLDSMAR, FL MORTGAGE" shall mean that certain Renewal, Consolidation, Mortgage, Spreader, Assignment and Security Agreement, dated as of October 13, 1994, by and between West Bay, as Mortgagor, and MMI, as Mortgagee, recorded with the Public Records of Pinellas County in O.R. Book 8812, Page 1833.

     "OLDSMAR, FL MORTGAGED PROPERTY" shall mean the "Mortgaged Property" as defined under the Oldsmar, FL Mortgage.

     "OMNIBUS HEALTHSOUTH AGREEMENT" shall mean that certain Omnibus Agreement regarding Consent to Assignment of Partnership Interest, Termination of Cross-Default And Cross-Collateralization Provisions, Execution of Guaranty and Assumption of Obligations, dated as of October 21, 1997, by and among CMS Tri-Cities Rehabilitation Hospital, Inc., Continental Medical Systems, Inc., Horizon/CMS Healthcare Corporation, HEALTHSOUTH, The Center For Health Services, Inc., Columbia/HCA Healthcare Corporation, MMI, Northern Louisiana Associates Limited Partnership, the Fresno Partnership, Northeast Arkansas Rehabilitation Associates Limited Partnership, Topeka Associates Limited Partnership, Fort Worth Rehab Associates Limited Partnership, Acadian Healthcare Associates Limited Partnership, Harco Associates Limited Partnership, Tustin Rehab Hospital, Ltd., Northern Louisiana Rehabilitation Center, Inc., Western Neuro Care, Inc., CMS Jonesboro Rehabilitation, Inc., Kansas Rehabilitation Hospital, Inc., Tarrant County Rehabilitation Hospital, Inc., Baton Rouge Rehab, Inc., Romano Rehabilitation Hospital, Inc., and Northeast Tennessee Rehab Hospital, Ltd., L.P.

     "OMNIBUS INTEGRATED LEASE AMENDMENT" shall mean that certain Lease Modification Agreement, dated as of April 30, 1993, by and among Meditrust-BT, Meditrust of Missouri, Inc., Meditrust of Alabama, Inc., Treemont of Dallas Limited, Meditrust of Michigan, Inc., Meditrust at Alpine, Inc., Meditrust of Ohio, Inc., Meditrust at Mountainview, Inc., Integrated Health Services of Somerset Valley, Inc., Integrated Health Services of Cliff Manor, Inc., Briarcliff Nursing Home, Inc., Cambridge Group, Inc., Integrated Health Services of Riverbend, Inc., Alpine Manor, Inc., Elm Creek of IHS, Inc., Spring Creek of IHS, Inc., Carriage-By-The Lake of IHS, Inc., Firelands of IHS, Inc., Integrated Health Group, Integrated Health Services, Inc. and Citicorp USA, Inc.

     "OMNIBUS SUN LEASE AMENDMENT" shall mean that certain Omnibus Amendment to Facility Lease Agreements, dated as of March 28, 1996, by and among Bergen Eldercare, Inc., Community Re-Entry Services of Cortland, Inc., Manatee Springs, Mediplex Management of Texas, Inc., Mediplex of Concord, Inc., MDPLX-CT, Mediplex of Kentucky, Inc., Mediplex of Maryland, Inc., MDPLX-MA, MDPLX-NJ, Mediplex of Ohio, Inc., MDPLX-Rehab, New Bedford Nursing Center, Inc., P.M.N.F. Management, Inc., Quality Nursing Care of Massachusetts, Inc., Sundance Rehabilitation Corporation, Sunrise Healthcare Corporation, WJ/Mediplex, Meditrust-BT, Meditrust-Benton, Meditrust-CT, Meditrust-KY, Meditrust-Lynn, Meditrust-MD, MDT-MA, Meditrust-NJ, Meditrust-NY, Meditrust-Tri, NEFC and PFC.

     "OMNIBUS SUN LOAN AMENDMENT" shall mean that certain Omnibus Amendment to Loan Agreements, dated as of March 28, 1996, by and among GWZ, MCI, MDPLX-MA, MDPLX-Rehab, Valley View and MMI.

     "OPERATING AGREEMENT" shall mean that certain Operating Agreement, dated as of April 30, 1999, by and between MHC and New Meditrust-LLC.

     "OPERATING EXPENSES" shall mean all costs, expenses, charges and fees relating to the ownership, management, operation, maintenance and repair of the Real Properties, including electricity, gas, water and sewer charges, telephone and other public utilities, common area maintenance charges, insurance premiums, personal property taxes, excise taxes on rent, business occupational taxes, periodic charges payable under Contracts, and periodic fees payable under transferable licenses for the operation (as opposed to the construction) of the Improvements; BUT, EXCLUDING, Real Estate Taxes.

     "ORADELL, NJ FACILITY" shall mean the "Facility" as defined under the Oradell, NJ Lease.

     "ORADELL, NJ LAND" shall mean the land more particularly described on EXHIBIT H-6 attached hereto.

     "ORADELL, NJ LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "ORADELL, NJ LEASED PROPERTY" shall mean collectively the Oradell, NJ Land and all of the other "Leased Property" as defined under the Oradell, NJ Lease.

     "ORGANIZATIONAL DOCUMENTS" shall mean collectively the Declaration of Trust, the Operating Agreement, the Certificate of Formation, the Fresno Partnership Agreement and the Corporate Documents.

     "OTHER ASSETS" shall mean collectively the Other Properties, any Rejected Facility and the Property and Lease Documents relating thereto and all other assets of every kind and nature currently held by New Meditrust-LLC (including, without limitation, the Other Leases) other than the Meditrust-MA Shares, the Meditrust-Bedford Shares, the Meditrust-California Shares and the Properties listed on EXHIBIT JJ attached hereto.

     "OTHER CONTRACTS" shall mean collectively all service, management and other contracts relating to the ownership and/or operation of any Other Property entered into by New Meditrust-LLC or by which any New Meditrust-LLC may be bound.

     "OTHER INTANGIBLE PROPERTY" shall mean with respect to any Other Real Property, all of the right, title and interest of New Meditrust-LLC in all (i) warranties, guaranties and Other Permits pertaining to such Other Real Property,
(ii) all Other Contracts pertaining to such Other Real Property and (iii) all plans and specifications pertaining to such Other Real Property.

     "OTHER LEASE DOCUMENTS" shall mean collectively each Other Lease and all other documents evidencing and/or securing any obligation of any tenant under any Other Lease.

     "OTHER LEASES" shall mean collectively each lease relating to all or any portion of any Other Property.

     "OTHER NOTICES AND MATERIALS" shall mean collectively all notices and materials received by New Meditrust-LLC that relate to any Other Real Property, other than any notice received from any Governmental Authority alleging the violation by New Meditrust-LLC or any of its assets (including, without limitation, the "Other Assets") of any Legal Requirement.

     "OTHER PERMITS" shall mean collectively, all permits, licenses, approvals, qualifications, rights, variances, permissive uses, accreditations, certificates, certifications, consents, agreements, contracts, contract rights, franchises, interim licenses, permits and other authorizations of every nature whatsoever required by, or issued under, applicable Legal Requirements benefitting, relating to or affecting any Other Real Property issued by any or entered into with any Governmental Authority.

     "OTHER PERSONAL PROPERTY" shall mean all furniture, equipment, machinery, inventories, supplies, signs and other tangible personal property, if any, owned by New Meditrust-LLC that is installed, located or situated on or used in connection with any Other Real Property.

     "OTHER PROPERTIES" shall mean collectively all Other Real Properties together with the Other Personal Property and Other Intangible Property, if any, related thereto.

     "OTHER REAL PROPERTIES" shall mean collectively all other parcels of land owned by New Meditrust-LLC other than the Land Parcels together with all of the improvements located thereon.

     "PALM HARBOR, FL LAND" shall mean the land more particularly described on EXHIBIT N-15 attached hereto.

     "PALM HARBOR, FL MORTGAGE" shall mean that certain Renewal, Consolidation, Mortgage, Spreader, Assignment and Security Agreement, dated as of October 13, 1994, by and between Bay Tree, as Mortgagor, and MMI, as Mortgagee, recorded with the Public Records of Pinellas County in O.R. Book 8812, Page 1952.

     "PALM HARBOR, FL MORTGAGED PROPERTY" shall the "Mortgaged Property" as defined under the Palm Harbor, FL Mortgage.

     "PARKERSBURG, WV FACILITY" shall mean the "Parkersburg Facility" as defined under the West Virginia Loan Agreement.

     "PARKERSBURG, WV LAND" shall mean the land more particularly described on EXHIBIT J-7 attached hereto.

     "PARKERSBURG, WV MORTGAGE" shall mean that certain Credit Line Deed of Trust, Security Agreement and Fixture Filing, dated as of October 13, 1992, granted by The House of Campbell, Inc. to Douglas C. McElawee and Lynn A. Smith, as Trustees for the benefit of MMI, recorded with the Clerk of County Commission of Wood County, West Virginia in Deed of Trust Book 552, Page 440.

     "PARKERSBURG, WV MORTGAGED PROPERTY" shall mean the "Mortgaged Property" as defined under the Parkersburg, WV Mortgage.

     "PEABODY, MA FACILITY" shall mean the "Facility" as defined under the Peabody, MA Lease.

     "PEABODY, MA LAND" shall mean the land more particularly described on EXHIBIT H-23 attached hereto.

     "PEABODY, MA LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "PEABODY, MA LEASED PROPERTY" shall mean collectively the Peabody, MA Land and all of the other "Leased Property" as defined under the Peabody, MA Lease.

     "PENDLETON" shall mean Pendleton Nursing & Rehabilitation Center, Inc., a Connecticut corporation.

     "PENDING LITIGATION" shall mean the matters disclosed on EXHIBIT RR-1 attached hereto and any other action, suit or proceeding pending against any Subsidiary as of the Closing Date.

     "PERMITS" shall mean collectively, all permits, licenses, approvals, qualifications, rights, variances, permissive uses, accreditations, certificates, certifications, consents, agreements, contracts, contract rights, franchises, interim licenses, permits and other authorizations of every nature whatsoever required by, or issued under, applicable Legal Requirements benefitting, relating or affecting any Leased Property issued by any or entered into with any Governmental Authority.

     "PERMITTED EXCEPTIONS" shall mean: (A) all matters of public record as of the Title Review Date, EXCLUDING, HOWEVER, (i) all Meditrust Mortgages other than the HUD Financing Documents and (ii) all other Voluntary Liens and Judgment Liens; (B) all matters as of the date hereof which would have been disclosed by an ALTA survey; (C) the Intercreditor Agreements; (D) any Encumbrance approved in writing by the Purchaser; (E) Real Estate Taxes not due and payable as of the Closing Date; (F) the Lease Documents; (G) the Loan Documents; (H) the Nondisturbance Agreements, (i) all matters, whether or not of record, that arise out of the actions of the Purchaser or its agents, representatives or contractors and (J) Mechanics' Liens.

     "PERSON" shall mean any individual, estate, trust, partnership, limited liability company, limited liability partnership, corporation, Governmental Authority or other legal entity.

     "PERSONAL PROPERTY" shall mean all furniture, equipment, machinery, inventories, supplies, signs and other tangible personal property, if any, owned by any Subsidiary or MMI that is installed, located or situated on or used in connection with any Real Property.

     "PETERBOROUGH, NH FACILITY" shall mean the "Facility" as defined under the Peterborough, NH Lease.

     "PETERBOROUGH, NH LAND" shall mean the land more particularly described on EXHIBIT N-2 attached hereto.

     "PETERBOROUGH, NH LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "PETERBOROUGH, NH LEASED PROPERTY" shall mean collectively the Peterborough, NH Land and all of the other "Leased Property" as defined under the Peterborough, NH Lease.

     "PFC" shall mean Pacific Finance Corporation, a Delaware corporation that was merged into Meditrust-LLC.

     "PRIME RATE" shall mean the variable rate of interest per annum from time to time announced by the Reference Bank as its prime rate of interest and in the event that the Reference Bank no longer announces a prime rate of interest, then the Prime Rate shall be deemed to be the variable rate of interest per annum which is the prime rate of interest or base rate of interest from time to time announced by any other major bank or other financial institution reasonably agreed upon by the Meditrust Parties and the Purchaser.

     "PROOFS OF CLAIMS" shall mean collectively all of the proofs of claim filed by any Subsidiary or MMI in any of the Bankruptcy Proceedings prior to the Closing Date against any Tenant, any Borrower and/or any Guarantor, including, without limitation, the proofs of claim identified on EXHIBIT Q-2 attached hereto.

     "PROPERTY" shall mean a Real Property together with the Personal Property and the Intangible Property, if any, related thereto.

     "PROPERTIES" shall mean collectively all the Real Properties together with the Personal Property and Intangible Property, if any, related thereto.

     "PURCHASE OPTIONS" shall mean collectively the purchase options that relate to the Leased Properties that were granted to certain of the Tenants and are identified on EXHIBIT BB.

     "PURCHASE PRICE" shall mean the purchase price for the Assets as specified in Section 2.2.

     "PURCHASER" shall have the meaning set forth in the preamble of this Agreement.

     "PURCHASER INDEMNIFIED CLAIMS" shall have the meaning ascribed to such term in Section 3.4(q).

     "PURCHASER'S AGENTS" shall mean collectively all of the Purchaser's agents, advisors, investors, managers, representatives, consultants, attorneys, employees and lenders.

     "PURCHASER'S CLOSING CERTIFICATION" shall have the meaning ascribed to such term in Section 7.1.

     "PURCHASER'S DOCUMENTS" shall mean collectively all documents required to be delivered by the Purchaser at the Closing in order to effectuate the consummation of the transaction contemplated hereunder.

     "PURCHASER'S RETURNS" shall have the meaning ascribed to such term in
Section 8.4(e).

     "PURCHASER TITLE OBJECTIONS" shall have the meaning ascribed to such term in Section 4.2.

     "RANDOLPH, MA FACILITY" shall mean the "Facility" as defined under the Randolph, MA Lease.

     "RANDOLPH, MA LAND" shall mean the land more particularly described on EXHIBIT H-24 attached hereto.

     "RANDOLPH, MA LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "RANDOLPH, MA LEASED PROPERTY" shall mean collectively the Randolph, MA Land and all of the other "Leased Property" as defined under the Randolph, MA Lease.

     "RAVENSWOOD, WV FACILITY" shall mean the Facility known as the "Ravenswood Healthcare Center" located in Ravenswood, West Virginia and more fully described in the Genesis Lease.

     "RAVENSWOOD, WV LAND" shall mean the land more particularly described on EXHIBIT J-2 attached hereto.

     "RAVENSWOOD, WV LEASED PROPERTY" shall mean collectively the Ravenswood, WV Land and all of the other "Leased Property" thereon as defined under the Genesis Lease.

     "REAL ESTATE TAXES" shall mean collectively all taxes, assessments, and other charges, if any, general, special or otherwise (including, without limitation, all assessments for public betterments and general or local improvements), levied or assessed upon or with respect to the ownership of, and/or all other taxable interests in, any Real Property imposed by any public or quasi-public authority.

     "REAL PROPERTY" shall mean a Land Parcel and the Improvements located thereon.

     "REAL PROPERTIES" shall mean collectively all of the Land Parcels and all of the Improvements located thereon.

     "REASON FOR REJECTION" shall have the meaning ascribed to such term in
Section 10.2.

     "RECOGNIZED SUBLEASES" shall mean collectively all subleases in force and effect relating to any portion of any Leased Property that have been approved by any Subsidiary and entitled to the benefits of agreements made by any Subsidiary in any Nondisturbance Agreement.

     "RECOGNIZED SUBTENANTS" shall mean collectively all lessees under any Recognized Subleases.

     "REFERENCE BANK" shall mean The Chase Manhattan Bank.

     "REGENCY" shall mean Regency Health Services, Inc., a California corporation.

     "REJECTED FACILITY" shall have the meaning ascribed to such term in Section
10.2 hereof.

     "RELEASED HARBORSIDE BORROWERS" shall mean collectively Belmont Nursing Center Corp., Oakhurst Manor Nursing Center Corp. and Orchard Ridge Nursing Center Corp., each a Massachusetts corporation.

     "RENT" shall have the meaning ascribed to such term under the Leases.

     "RESTRICTED OPINIONS" shall mean collectively each opinion rendered to MMI by any law firm, other than Nutter, McClennen & Fish, LLP or Hutchins, Wheeler and Dittmar, in connection with the consummation of any Loan which requires that, as a condition precedent to any transferee of the holder of the lender's interest in the applicable Loan being entitled to rely on such opinion, the addressee of such opinion notify the law firm that rendered such opinion that such lender's interest is being transferred to the applicable transferee.

     "RIGHTS OF FIRST REFUSAL" shall mean collectively the rights of first refusal that relate to the Leased Properties that were granted to certain Tenants pursuant to various Leases and are identified on EXHIBIT CC.

     "SARASOTA, FL FACILITY" shall mean the "Facility" as defined under the Sarasota, FL Lease.

     "SARASOTA, FL LAND" shall mean the land more particularly described on EXHIBIT N-14 attached hereto.

     "SARASOTA, FL LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "SARASOTA, FL LEASED PROPERTY" shall mean collectively the Sarasota, FL Land and all of the other "Leased Property" as defined under the Sarasota, FL Lease.

     "SECURITIES" shall mean, with respect to the Subsidiaries, any capital stock in any Subsidiary that is a corporation, any shares of beneficial interest in any Subsidiary that is a business trust, any membership interests in any Subsidiary that is a limited liability company and any partnership interests in any Subsidiary that is a limited partnership, together with all warrants, options and other rights (including, without limitation, preemptive rights) to subscribe to, purchase and/or acquire any of the foregoing together with any other security convertible into and/or exchangeable for any of the foregoing.

     "SECURITY DEPOSITS" shall mean collectively all security deposits held by the Sellers under any of the Leases.

     "SELLER PARTIES" shall mean the Meditrust Entities and their respective agents, officers, directors, trustees, partners, members, advisors, managers and employees.

     "SELLERS" shall have the meaning set forth in the preamble of this Agreement.

     "SELLERS' RETURNS" shall have the meaning ascribed to such term in Section 8.4(e).

     "SISSONVILLE, WV FACILITY" shall mean the "Sissonville Facility" as defined under the West Virginia Loan Agreement.

     "SISSONVILLE, WV LAND" shall mean the land more particularly described on EXHIBIT J-5 attached hereto.

     "SISSONVILLE, WV MORTGAGE" shall mean that certain Credit Line Deed of Trust, Security Agreement and Fixture Filing, dated as of October 13, 1992, granted by Glenmark Properties, Inc. to Douglas C. McElwee and Lynn A. Smith as Trustees for the benefit of MMI, recorded with the Clerk of County Commission of Kanawah County, West Virginia, in Deed of Trust Book 2067, Page 64.

     "SISSONVILLE, WV MORTGAGED PROPERTY" shall mean the "Mortgaged Property" as defined under the Sissonville, WV Mortgage.

     "SOUTH CHARLESTON, WV FACILITY" shall mean the Facility known as "Valley Health Village" located in South Charleston, West Virginia and more fully described in the Genesis Lease.

     "SOUTH CHARLESTON, WV LAND" shall mean the land more particularly described on EXHIBIT J-4 attached hereto.

     "SOUTH CHARLESTON, WV LEASED PROPERTY" shall mean collectively the South Charleston, WV Land and all of the other "Leased Property" thereon as defined under the Genesis Lease.

     "SOUTHBURY, CT FACILITY" shall mean the "Facility" as defined under the Southbury, CT Lease.

     "SOUTHBURY, CT LAND" shall mean the land more particularly described on EXHIBIT H-4 attached hereto.

     "SOUTHBURY, CT LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "SOUTHBURY, CT LEASED PROPERTY" shall mean collectively the Southbury, CT Land and all of the other "Leased Property" as defined under the Southbury, CT Lease.

     "SOUTHERN CONNECTICUT FACILITY" shall mean the "Facility" as defined under the Southern Connecticut Lease.

     "SOUTHERN CONNECTICUT LAND" shall mean the land more particularly described on EXHIBIT H-32 attached hereto.

     "SOUTHERN CONNECTICUT LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "SOUTHERN CONNECTICUT LEASED PROPERTY" shall mean collectively the Southern Connecticut Land and all of the other "Leased Property" as defined under the Southern Connecticut Lease.

     "STAMFORD, CT AMENDMENT" shall mean that certain First Amendment of Mortgage and Security Agreement, Assignment of Leases and Rents and other Loan Documents, dated as of June 23, 1994, by and among GWZ, Mediplex Group, Mediplex Management, Inc. and Sun, recorded with said Land Records in Book 4267, Page 244.

     "STAMFORD, CT DEPOSIT PLEDGE AGREEMENT" shall mean that certain Deposit Pledge Agreement, dated as of December 23, 1993, between GWZ and MMI, as amended by the Stamford, CT Amendment.

     "STAMFORD, CT FACILITY" shall mean the "Facility" as defined under the Stamford, CT Loan Agreement.

     "STAMFORD, CT LAND" shall mean the land more particularly described on EXHIBIT H-30 attached hereto.

     "STAMFORD, CT LOAN" shall mean the "Loan" as defined under the Stamford, CT Loan Agreement.

     "STAMFORD, CT LOAN AGREEMENT" shall mean that certain Amendment and Restatement of Loan Agreement, dated as of June 23, 1994, by and between GWZ and MMI, as amended by the Omnibus Sun Loan Amendment.

     "STAMFORD, CT MORTGAGE" shall mean that certain Mortgage Deed and Security Agreement, dated as of December 23, 1993, granted by GWZ to MMI, recorded with the Stamford Land Records in Book 4173, Page 69, as amended by the Stamford, CT Amendment.

     "STAMFORD, CT MORTGAGED PROPERTY" shall mean the "Mortgaged Property" as defined in the Stamford, CT Mortgage.

     "STAMFORD, CT P&S" shall mean that certain Agreement for Purchase and Sale and Lease, dated as of December 23, 1993, by and among Meditrust-CT, GWZ, Mediplex-MA and MDPLX-CT, as amended by that certain First Amendment of Agreement for Purchase and Sale and Lease, dated as of June 23, 1994, by and among Meditrust-CT, GWZ, Mediplex Group, MDPLX-CT and Sun.

     "STOCK" shall mean the stock certificates and corresponding stock powers listed on EXHIBIT DD attached hereto.

     "STONINGTON, CT FACILITY" shall mean the Facility as defined under the Mariner Loan Agreement.

     "STONINGTON, CT LAND" shall mean the land more particularly described on EXHIBIT M-2 attached hereto.

     "STONINGTON, CT DEPOSIT PLEDGE AGREEMENT" shall mean that certain Deposit Pledge Agreement, dated as of November 1, 1995, by and between Pendleton and MMI.

     "STUDY PERIOD" shall mean the period commencing on the date hereof and ending at 5:00 P.M. East Coast time on the later to occur of (i) sixtieth (60th) day after the execution of this Agreement or (ii) the twenty-fifth (25th) day after the date upon which the Purchaser has received all of the Exhibits enumerated in Section 3.4(f).

     "SUBSIDIARIES" shall mean collectively Meditrust-MA, Meditrust-Bedford, Meditrust-California, New Meditrust-LLC and the Fresno Partnership.

     "SUN" shall mean Sun Healthcare Group, Inc., a Delaware corporation.

     "SUN AFFILIATED PARTY AGREEMENT" shall mean that certain Affiliated Party Subordination Agreement, dated as of June 23, 1994, by and among Mediplex Group, Sun, the Mediplex Affiliated Parties, MMI, MDT-MA, Meditrust-Benton, Meditrust-Tri, Meditrust-NY, PFC, NEFC, Meditrust-BT, Meditrust-KY, Meditrust-CT and Plaza Medical Nursing Facility, as amended by that certain First Amendment to Affiliated Party Subordination Agreement, dated as of September 30, 1995, by and between Mediplex Group, Sun, the Mediplex Affiliated Parties, WJ/Mediplex, MMI, MDT-MA, Meditrust-Benton, Meditrust-Tri, Meditrust-NY, PFC, NEFC, Meditrust-BT, Meditrust-KY, Meditrust-CT, Plaza Medical Nursing Facility, Meditrust-MD and Meditrust-NJ.

     "SUN BANKRUPTCY PROCEEDINGS" shall mean collectively the Bankruptcy Proceedings identified on EXHIBIT V-5 attached hereto.

     "SUN CLOSING LETTER" that certain letter dated as of June 23, 1994, from Sun, Mediplex Group, Mediplex of New York, Inc., GWZ, Mediplex of Ohio, Inc., Mediplex Management of Texas, Inc., MDPLX-MA, MDPLX-CT, MDPLX-Rehab, Sunrise Healthcare Corporation, Inc., Mediplex of Kentucky, Inc., Quality Nursing Care of Massachusetts, Inc., MDPLX-NJ, Manatee Springs, P.M.N.F. Management, Inc., MCI, Community Re-Entry Services of Cortland, Inc. and Valley View to and accepted by Meditrust-BT, MMI, MDT-MA, Meditrust-Benton, Meditrust-Tri, Meditrust-Lynn, Meditrust-NY, PFC, NEFC, Meditrust-KY, Meditrust-CT and Plaza Medical Nursing Facility.

     "SUN GUARANTORS" shall mean collectively Sun, Mediplex and Regency.

     "SUN LEASED PROPERTIES" shall mean the "Leased Property" as defined under each of the Sun Leases.

     "SUN LEASES" shall mean the Leases described on EXHIBIT C-1 attached hereto.

     "SUN LOAN AGREEMENTS" shall mean collectively (i) the Boston, MA Loan Agreement, (ii) the Brookline, MA Loan Agreement, (iii) the Stamford, CT Loan Agreement and (IV) the Thorton, CO Loan Agreement.

     "SUN LOANS" shall mean collectively the (i) Boston, MA Loan, (ii) the Brookline, MA Loan, (iii) the Stamford, CT Loan and (IV) the Thorton, CO Loan.

     "SUN MORTGAGED PROPERTIES" shall mean collectively the "Mortgaged Property" as defined under each of the Sun Mortgages.

     "SUN MORTGAGES" shall mean collectively (i) Boston, MA Mortgage, (ii) the Brookline, MA Leasehold Mortgage, (iii) the Stamford, CT Mortgage and (IV) the Thorton, CO Mortgage.

     "SUNSET POINT" shall mean Sunset Point Nursing Center Corp., a Massachusetts corporation.

     "SWANTON, OH FACILITY" shall mean the "Facility" as defined under the Swanton, OH Lease.

     "SWANTON, OH LAND" shall mean the land more particularly described on EXHIBIT N-8 attached hereto.

     "SWANTON, OH LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "SWANTON, OH LEASED PROPERTY" shall mean collectively the Swanton, OH Land and all of the other "Leased Property" as defined under the Swanton, OH Lease.

     "TENANT" means any tenant under any Lease.

     "TENANT ESTOPPEL CERTIFICATE" shall mean a certificate substantially in the form attached hereto as EXHIBIT EE-2 executed by any Tenant, that is dated no more than fifteen (15) days prior to the end of the Study Period, with, subject to Section 3.4(b) and 3.4(i), only such modifications as are reasonably acceptable to the Purchaser.

     "TERMINATION NOTICE" shall have the meaning ascribed to such term in
Section 4.2.

     "TERMINATION THRESHOLD FOR THE MEDITRUST ENTITIES" shall mean an amount equal to THREE HUNDRED MILLION DOLLARS ($300,000,000).

     "TERMINATION THRESHOLD FOR THE PURCHASER" shall mean an amount equal to FIFTY MILLION DOLLARS ($50,000,000).

     "TERMINATION THRESHOLDS" shall mean collectively the Termination Threshold for the Meditrust Entities and the Termination Threshold for the Purchaser.

     "TERM SHEET" shall have the meaning ascribed to such term in Section
3.4(t).

     "TERRE HAUTE, IN LAND" shall mean the land more particularly described on EXHIBIT N-16 attached hereto.

     "TERRE HAUTE, IN MORTGAGE" shall mean that certain Renewal, Consolidation, Mortgage, Spreader, Assignment and Security Agreement, dated as of October 13, 1994, by and between Countryside, as Mortgagor, and MMI, as Mortgagee, recorded with the Recorder of Vigo County in Record P-20, Page 4579.

     "TERRE HAUTE, IN MORTGAGED PROPERTY" shall mean the "Mortgaged Property" as defined under the Terre Haute, IN Mortgage.

     "THIRD PARTY PAYOR" shall mean collectively, Medicare, Medicaid, CHAMPUS, Blue Cross and/or Blue Shield, private insurers and any other Person which presently maintains third party payor reimbursement programs.

     "THIRD PARTY PAYOR PROGRAMS" shall mean collectively all third party payor programs in which any Facility participates, including, without limitation, Medicaid, Medicare, CHAMPUS, Blue Cross and/or Blue Shield, Managed Plans, other private insurance programs and employee assistance programs.

     "THORTON, CO ASSIGNMENT AND ASSUMPTION AGREEMENT" shall mean that certain Assignment and Assumption Agreement dated as of September 1, 1994, by and among MCI, Valley View, Sunrise Rehab of Colorado, Inc., Sunrise Healthcare of Colorado, Inc. and MMI.

     "THORTON, CO LAND" shall mean the land more particularly described on EXHIBIT H-31 attached hereto.

     "THORTON, CO LOAN" shall mean the "Loan" as defined under the Thorton, CO Loan Agreement.

     "THORTON, CO LOAN AGREEMENT" shall mean that certain Loan Agreement, dated as of June 23, 1994, by and among MCI, Valley View and MMI, as amended by the Omnibus Sun Loan Amendment and as affected by the Thorton, CO Assignment and Assumption Agreement.

     "THORTON, CO MORTGAGE" shall mean that certain Deed of Trust and Security Agreement, dated as of June 23, 1994, granted by MCI to the Public Trustee of the County of Adams, State of Colorado for the benefit of MMI, recorded with the Office of the Adams County Clerk and Recorder at Book 4349, Page 2, as affected by the Thorton, CO Assignment and Assumption Agreement.

     "THORTON, CO MORTGAGED PROPERTY" shall mean the "Mortgaged Property" as defined under the Thorton, CO Mortgage.

     "TITLE COMMITMENTS" shall mean the various commitments for title insurance to be issued by the Title Company to the Purchaser pertaining to the Leased Properties, the Ground Leases and the Mortgages.

     "TITLE COMPANY" shall mean Chicago Title Insurance Company or any other nationally recognized title insurance company engaged by Purchaser to issue the Title Commitments.

     "TITLE OBJECTION NOTICE" shall have the meaning ascribed to such term in
Section 4.2.

     "TITLE REVIEW DATE" shall have the meaning ascribed to such term in Section 4.2.

     "TRANSFER NOTICES" shall mean collectively a notice to each issuer of each Letter of Credit (in the form attached as an exhibit thereto) that was issued to MMI irrevocably instructing such issuer to transfer to the Purchaser all rights of MMI as the beneficiary under the Letter of Credit.

     "TROY, OH FACILITY" shall mean the "Facility" as defined under the Troy, OH Lease.

     "TROY, OH LAND" shall mean the land more particularly described on EXHIBIT N-9 attached hereto.

     "TROY, OH LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "TROY, OH LEASED PROPERTY" shall mean collectively the Troy, OH Land and all of the other "Leased Property" as defined under the Troy, OH Lease.

     "TUSTIN, CA LAND" shall mean the land more particularly described on EXHIBIT K attached hereto.

     "TUSTIN, CA LOAN" shall mean the "Loan" as defined in the Tustin, CA Loan Agreement.

     "TUSTIN, CA LOAN AGREEMENT" shall mean that certain Loan Agreement, dated as of June 28, 1991 by and between MMI and Tustin Rehab.

     "TUSTIN, CA MORTGAGE" shall mean that certain Deed of Trust and Security Agreement, dated as of June 28, 1991, granted by Tustin Rehab to Chicago Title Insurance Company for the benefit of MMI, recorded with the Orange County Recorder's Office on June 28, 1991 as Document No. 91-336424.

     "TUSTIN, CA MORTGAGED PROPERTY" shall mean the "Mortgaged Property" as defined under the Tustin, CA Mortgage.

     "TUSTIN REHAB" shall mean Tustin Rehab Hospital, Ltd., an Alabama limited partnership.

     "UCC ASSIGNMENTS" shall mean collectively UCC-3 assignments executed by MMI assigning the Financing Statements naming MMI as the secured party to the Purchaser.

     "UNLIMITED INDEMNIFIED CLAIM" shall mean any Indemnified Claim asserted under (i) Section 3.4(q)(ii) or Section 3.4(r)(i), (ii) Section 3.4(q)(iii) that relates to any of the Other Assets or (iii) Section 3.4(q)(iv).

     "VALLEY VIEW" shall mean Valley View Psychiatric Services, Inc., a Colorado corporation.

     "VENICE, FL FACILITY" shall mean the "Facility" as defined under the Venice, FL Lease.

     "VENICE, FL LAND" shall mean the land more particularly described on EXHIBIT N-13 attached hereto.

     "VENICE, FL LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "VENICE, FL LEASED PROPERTY" shall mean collectively the Venice, FL Land and all of the other "Leased Property" as defined under the Venice, FL Lease.

     "VOLUNTARY LIENS" shall mean collectively (i) the Fresno Deed of Trust and the Morgan Guaranty Liens, (ii) any other Meditrust Mortgage and (iii) all Mechanics' Liens.

     "WATERFORD, WI FACILITY" shall mean the "Facility" as defined under the Waterford, WI Lease.

     "WATERFORD, WI LAND" shall mean the land more particularly described on EXHIBIT L-2 attached hereto.

     "WATERFORD, WI LEASE" shall mean that certain Amended and Restated Facility Lease Agreement, dated as of the 30th day of September, 1997, by and between Meditrust-Tri and Lakeview Midwest, as amended by the Lakeview Lease Amendments.

     "WATERFORD, WI LEASED PROPERTY" shall mean collectively the Waterford, WI Land and all of the other "Leased Property" as defined under the Waterford, WI Lease.

     "WEST BAY" shall mean West Bay Nursing Center Corp., a Massachusetts corporation.

     "WEST CARROLTON, OH FACILITY" shall mean the "Facility" as defined under the West Carrolton, OH Lease.

     "WEST CARROLTON, OH LAND" shall mean the land more particularly described on EXHIBIT I-5 attached hereto.

     "WEST CARROLTON, OH LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "WEST CARROLTON, OH LEASED PROPERTY" shall mean collectively the West Carrolton, OH Land and all of the other "Leased Property" as defined under the West Carrolton, OH Lease.

     "WEST VIRGINIA LOAN" shall mean the "Loan" as defined in the West Virginia Loan Agreement.

     "WEST VIRGINIA LOAN AGREEMENT" shall mean that certain Loan Agreement, dated as of October 13, 1992, by and among Glenmark Associates, Inc., Glenmark Properties, Inc., Glenmark Associates-Dawnview Manor, Inc., Dawn View Manor, Inc., GMA-Uniontown, Inc., Rest Haven Nursing Home, Inc., The House of Campbell, Inc. and MMI.

     "WEST VIRGINIA MORTGAGES" shall mean collectively the Fort Ashby, WV Mortgage, the Parkersburg, WV Mortgage and the Sissonville, WV Mortgage.

     "WESTPORT, CT FACILITY" shall mean the "Facility" as defined under the Westport, CT Lease.

     "WESTPORT, CT LAND" shall mean the land more particularly described on EXHIBIT H-11 attached hereto.

     "WESTPORT, CT LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "WESTPORT, CT LEASED PROPERTY" shall mean collectively the Westport, CT Land and all of the other "Leased Property" as defined under the Westport, CT Lease.

     "WETHERSFIELD, CT LAND" shall mean the land more particularly described on EXHIBIT H-10 attached hereto.

     "WETHERSFIELD, CT LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "WETHERSFIELD, CT LEASED PROPERTY" shall mean collectively the lessee's interest under the Wethersfield Ground Lease and all of the other "Leased Property" as defined under the Wethersfield, CT Lease.

     "WETHERSFIELD GROUND LEASE" shall mean that certain Lease, dated August 24, 1964, between The Crosstone Realty Company and Rose M. Zazzaro, as landlords, and Jordan Lane Convalescent Hospital, Inc, as tenant, as amended and/or affected by (i) Amendment to Lease dated May 5, 1976 by and between The Crosstone Realty Company, Rose M. Zazzaro and Jordan Lane Convalescent Hospital, Inc., (ii) an Assignment of Lease dated May 5, 1976 by and between Jordan Lane Convalescent Hospital, Inc. and Wethersfield Manor, Inc. and (iii) the MDPLX-CT Assignment.

     "WETHERSFIELD GROUND LESSOR" shall mean The Crosstone Realty Company and Rose M. Zazzaro or any successor in interest that is the current holder of the lessor's interest under the Wethersfield Ground Lease.

     "WETHERSFIELD GROUND LESSOR'S ESTOPPEL CERTIFICATE" shall mean an estoppel certificate relating to the Wethersfield Ground Lease in substantially the form attached hereto as EXHIBIT FF-1, that is dated no more than fifteen (15) days prior to the end of the Study Period, with, subject to Section 3.4(e), only such modifications as are reasonably acceptable to the Purchaser.

     "WEYMOUTH, MA DEPOSIT PLEDGE AGREEMENT" shall mean that certain Deposit Pledge Agreement, dated as of June 23, 1994, between Meditrust of Massachusetts, Inc. (predecessor-in-interest to Meditrust-MA) and MDPLX-MA.

     "WEYMOUTH, MA FACILITY" shall mean the "Facility" as defined under Weymouth, MA Lease.

     "WEYMOUTH, MA LAND" shall mean the land more particularly described on EXHIBIT H-14 attached hereto.

     "WEYMOUTH, MA LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "WEYMOUTH, MA LEASED PROPERTY" shall mean collectively the Weymouth, MA Land and all of the other "Leased Property" as defined under the Weymouth, MA Lease.

     "WHITE SULPHUR SPRINGS, WV FACILITY" shall mean the Facility known as "White Sulphur Springs Family Care Center" located in White Sulphur Springs, West Virginia and more fully described in the Genesis Lease.

     "WHITE SULPHUR SPRINGS, WV LAND" shall mean the land more particularly described on EXHIBIT J-3 attached hereto.

     "WHITE SULPHUR SPRINGS, WV LEASED PROPERTY" shall mean collectively the White Sulphur Springs, WV Land and all of the other "Leased Property" thereon as defined under the Genesis Lease.

     "WILMINGTON, MA FACILITY" shall mean the "Facility" as defined under the Wilmington, MA Lease.

     "WILMINGTON, MA LAND" shall mean the land more particularly described on EXHIBIT H-22 attached hereto.

     "WILMINGTON, MA LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "WILMINGTON, MA LEASED PROPERTY" shall mean collectively the Wilmington, MA Land and all of the other "Leased Property" as defined under the Wilmington, MA Lease.

     "WINCHESTER, NH FACILITY"shall mean the "Facility" as defined under the Winchester, NH Lease.

     "WINCHESTER, NH LAND" shall mean the land more particularly described on EXHIBIT N-6 attached hereto.

     "WINCHESTER, NH LEASE" shall have the meaning set forth on EXHIBIT WW attached hereto.

     "WINCHESTER, NH LEASED PROPERTY" shall mean the Winchester, NH Land and all of the other "Leased Property" as defined under the Winchester, NH Lease.

     "WJ/MEDIPLEX" shall mean West Jersey/Mediplex Rehabilitation Limited Partnership, a New Jersey limited partnership.

     "WOODS EDGE GROUND LEASE" shall mean that certain Ground Lease, dated as of June 30, 1995, by and between Meditrust-LLC and Greenfield.

     "WOODS EDGE LAND" shall mean the land more particularly described on EXHIBIT N-19 attached hereto.

     "WOODS EDGE LEASED PROPERTY" shall mean collectively the Woods Edge Land and all of the remainder of "Demised Premises" as defined under the Woods Edge Ground Lease.

     "WORK" shall have the meaning ascribed to such term in Section 4.1.

     "WORKING CAPITAL LENDERS" shall mean collectively each Person that is a party to any Intercreditor Agreement other than (i) MMI or any of the Subsidiaries and (ii) any Borrower, any Tenant and/or any Guarantor that may be a party to any Intercreditor Agreement.

                                    ARTICLE 2

                            AGREEMENT; PURCHASE PRICE

     SECTION 2.1. AGREEMENT TO SELL AND PURCHASE. Subject to the terms and provisions hereof, each Seller agrees to sell, assign or otherwise transfer to the Purchaser all of such Seller's right, title and interest in the Assets, and the Purchaser agrees to purchase, or cause its nominees or designees to purchase, the Assets from the Sellers; PROVIDED, HOWEVER, THAT, at the time of the consummation of the Closing, (a) the Meditrust Entities shall have fulfilled all of their obligations hereunder in all material respects and all conditions precedent to the Sellers' obligations to consummate the Closing set forth in
Section 3.2 of this Agreement shall have been satisfied in all material respects and (b) the Purchaser shall have fulfilled all of its obligations hereunder in all material respects and all of the conditions precedent to the Purchaser's obligation to consummate the Closing set forth in Section 3.1 of this Agreement shall have been satisfied in all material respects (the matters referred to in the foregoing Clauses (a) and (b) are collectively referred to herein as the "Closing Conditions").

     SECTION 2.2. PURCHASE PRICE. In consideration of the sale, assignment or transfer by the Sellers of the Assets to the Purchaser, the Purchaser agrees to pay to the Sellers FOUR HUNDRED SIXTY-SEVEN MILLION SIX HUNDRED THOUSAND DOLLARS ($467,600,000) (the "Purchase Price"). Subject to the adjustments and apportionments as hereinafter expressly set forth, the Purchaser shall pay the Purchase Price on the Closing Date as follows: (a) FOUR HUNDRED THIRTY-TWO MILLION SIX HUNDRED THOUSAND DOLLARS ($432,600,000) shall be paid by wire transfer of immediately available federal funds in accordance with the Sellers' directions and (b) THIRTY-FIVE MILLION DOLLARS ($35,000,000) shall be paid by the delivery of the MMI Note. Solely for the purposes of determining (i) any applicable transfer taxes payable in connection with the transfer of the Assets,
(ii) the applicable Allocated Value for any Rejected Facility and (iii) whether any Termination Threshold has been achieved, the Purchase Price shall be allocated amongst the Assets as set forth on the Allocated Value Schedule. Such allocation shall not be binding on the Meditrust Entities and the Purchaser for any other purpose.

     SECTION 2.3. DEPOSIT.

     (a) DEPOSIT. Unless the Purchaser has terminated this Agreement pursuant to
Section 4.2 hereof, prior to 5 P.M. East Coast time on the third (3rd) Business Day following the expiration of the Study Period, the Purchaser shall deposit with the Escrow Agent a deposit in the amount of TEN MILLION DOLLARS ($10,000,000.00) (such deposit and the interest earned thereon shall be referred to as the "Deposit"). The Deposit shall be invested as directed by the Purchaser. If the parties perform all of their obligations under this Agreement, the Deposit shall be applied against the Purchase Price on the Closing Date. If the transaction contemplated hereby is not consummated on the Closing Date, the Deposit shall be disposed of in the manner hereinafter provided.

     (b) ESCROW AGENT'S DUTIES. The Escrow Agent shall not be liable for any action or inaction taken in good faith in connection with the performance of its duties hereunder but shall be liable only for its negligence, willful default or misconduct. Notwithstanding anything in this Agreement to the contrary, should any dispute arise with respect to the Deposit, the Escrow Agent shall retain the same until such dispute has been settled (i) by mutual agreement of the parties or (ii) by final order, decree or judgment of a court of competent jurisdiction (and no such order, decree or judgment shall be deemed final unless the time of appeal has expired and no appeal has been perfected) and the Escrow Agent shall make payment of the Deposit as the parties may have mutually agreed or in accordance with such final order, decree or judgment. In no event shall the Escrow Agent be under any duty whatsoever to institute or defend any such proceeding.

                                    ARTICLE 3

      CONDITIONS PRECEDENT; ACTIVITIES PRIOR TO CLOSING AND OTHER COVENANTS

     SECTION 3.1. CONDITIONS PRECEDENT FAVORING THE PURCHASER. In addition to any other condition precedent in favor of the Purchaser as may be expressly set forth elsewhere in this Agreement, the Purchaser's obligations under this Agreement are subject to the timely fulfillment in all material respects of the conditions set forth in this Section 3.1 on or before the Closing Date (provided that the Purchaser may waive any such condition in writing). Notwithstanding the foregoing, BUT subject to (i) the provisions of Section 10.2 and Section 11.4 hereof, (ii) the survival of all indemnification agreements made by the Meditrust Parties herein, (iii) the survival of any obligations set forth herein which by their express terms are to be performed subsequent to the Closing and
(iv) the survival of any indemnification agreements made by the Meditrust Parties in the Meditrust Documents, any condition precedent to the Closing which has not been fulfilled, complied with, satisfied or performed at or prior to the Closing Date shall be conclusively deemed waived if the Purchaser consummates the Closing despite the lack of fulfillment, compliance with, satisfaction or performance of such condition; PROVIDED, HOWEVER, that, subject to Section 7.2 hereof, in the event that any of the Express Representations and Warranties should prove to be untrue in any material respect, nothing contained herein shall be deemed to waive any right or remedy the Purchaser may have pursuant to
Section 11.4 hereof.

     (a) Subject to Section 10.2 hereof, the Sellers shall have delivered all of the items set forth in Section 8.2 hereof.

     (b) Subject to Section 10.2 hereof, on the Closing Date, each of the Properties shall be (x) free of all tenants and occupants except (i) the Tenants, (ii) the Borrowers, (iii) the Recognized Subtenants, (iv) patients at the Facilities, (v) any subtenants under any subleases permitted under the terms of any of the Lease Documents or Loan Documents, (vi) any other occupant occupying any Facility as of the expiration of the Study Period and (vii) any other occupant occupying any Facility (provided, that, such occupant does not occupy more than twenty-five percent (25%) of any Facility) and (y) in the same condition as it is at the end of the Study Period, reasonable wear and tear and the provisions of Article 6 excepted.

     (c) On the Closing Date, the Membership Interest, free and clear of all Encumbrances, shall be assigned by MHC to the Purchaser.

     (d) Subject to Section 3.3(h), Section 4.2, Article 6, Section 8.4(h) and
Section 10.2 hereof, on the Closing Date, the lender's interest in the Loan Documents, free and clear of all Encumbrances other than the Permitted Exceptions, shall be assigned by MMI to the Purchaser.

     (e) Subject to Section 3.3(h), Section 4.2, Article 6, Section 8.4(h) and
Section 10.2 hereof, on the Closing Date, the Subsidiaries shall hold (i) good and clear record and marketable fee title to the Leased Properties (other than the Marlton, NJ Leased Property and the Wethersfield, CT Leased Property) subject only to the Permitted Exceptions, (ii) the landlord's interest in the Lease Documents, free and clear of all Encumbrances other than the Permitted Exceptions and (iii) the lessee's interest under the Ground Leases, free and clear of all Encumbrances other than the Permitted Exceptions.

     (f) On the Closing Date, the Purchaser shall have received the Meditrust Parties' Closing Certification.

     (g) On the Closing Date, subject to Section 10.2 hereof, there shall then be no material breach by the Meditrust Entities of their obligations hereunder.

     (h) On the Closing Date, the waiting period under the HSR Act shall have been terminated or expired after providing the Filing of a Notification and Report Form in accordance with Section 3.4(a), with no action by any Governmental Authority having been taken during such waiting period seeking to prevent or substantially modify the transaction contemplated hereunder.

     (i) Subject to Section 10.2 and Section 10.3 hereof, there shall be no injunction, writ, temporary restraining order or any order of any nature issued by any Governmental Authority directing that the transaction contemplated by this Agreement not be consummated (an "Injunction") which has not been dissolved, revoked, cancelled or rescinded prior to the Closing.

     (j) On the Closing Date, subject to Section 3.4, Section 4.2 and Section
10.2 hereof, the Sellers shall have received the Consents.

     (k) On the Closing Date, subject to Section 3.4, Section 4.2 and Section
10.2 hereof, the Sellers shall have delivered to the Purchaser, a Borrower Estoppel Certificate from each Borrower that is not the subject of a Bankruptcy Proceeding as of the Closing Date and a Tenant Estoppel Certificate from each Tenant that is not the subject of a Bankruptcy Proceeding as of the Closing Date.

     (l) On the Closing Date, subject to the provisions of Section 4.2 and 10.2 hereof, the Purchaser Title Objections shall have been cured.

     SECTION 3.2. CONDITIONS PRECEDENT FAVORING THE MEDITRUST ENTITIES. In addition to any other condition precedent in favor of the Meditrust Entities as may be expressly set forth elsewhere in this Agreement, the Meditrust Entities' obligations under this Agreement are expressly subject to the timely fulfillment in all material respects of the conditions set forth in this Section 3.2 on or before the Closing Date (PROVIDED, THAT the Meditrust Parties may waive any such condition in writing). Notwithstanding the foregoing, BUT subject to Section
10.2 hereof, any condition precedent to the Closing which has not been fulfilled, complied with, satisfied or performed at or prior to the Closing Date shall be conclusively deemed waived if the Sellers consummate the Closing despite the lack of fulfillment, compliance with, satisfaction or performance of such condition.

     (a) The Purchaser shall have delivered all of those items set forth in
Section 8.3 hereof.

     (b) Payment of the Purchase Price.

     (c) Subject to Section 10.2 and Section 10.3 hereof, there shall be no Injunction, issued by any Governmental Authority which has not been dissolved, revoked, cancelled or rescinded prior to the Closing.

     (d) The waiting period under the HSR Act shall have been terminated or expired after providing the Filing of a Notification and Report Form in accordance with Section 3.4(a), with no action by any Governmental Authority having been taken during such waiting period seeking to prevent or substantially modify the transaction contemplated hereunder.

     (e) Subject to Section 3.4, Section 4.2 and Section 10.2 hereof, the Sellers shall have received the Consents.

     (f) The Sellers shall have received the Purchaser's Closing Certification.

     (g) The MMI Loan shall have been consummated in accordance with the terms of Section 3.4(t).

     (h) The Bradenton P&S shall have been executed and delivered immediately prior to and/or concurrently with the consummation of the Closing.

     SECTION 3.3. ACTIVITIES OF THE MEDITRUST ENTITIES PRIOR TO CLOSING. During the term of this Agreement, the Meditrust Entities:

     (a) subject to Section 3.4(w) hereof, shall not enter into any new (i) Lease Documents, Loan Documents, HUD Financing Documents, Bradenton, FL Documents, Contracts or Permits, (ii) modify any existing Lease Document, Loan Document, HUD Financing Document, Bradenton, FL Document, Contract or Permit, in any material respect, (iii) modify the Organizational Documents or (iv) grant any consent or approval under the Fresno Partnership Agreement or any existing Lease Document, Loan Document, Bradenton, FL Lease Document, Contract or Permit nor waive any right or remedy thereunder; in each case, without the Purchaser's prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned;

     (b) without limiting the provisions of Section 3.3(j) and Section 3.3(k), shall give notice to the Purchaser, as soon as practical, of (i) any monetary or other material default under any of the Lease Documents, any of the Loan Documents and/or any of the Bradenton, FL Documents first arising after the date hereof or first becoming known to the Meditrust Entities after the date hereof (other than the failure by any Borrower that is the subject of any existing Bankruptcy Proceeding to make any payments under any applicable Loan Documents), without any requirement upon the Meditrust Entities to make any investigation or inquiry as to the existence of any such default, (ii) any notice of default hereafter received by any Meditrust Entity under any of the Lease Documents, the Ground Leases, the Loan Documents, the Bradenton, FL Documents, the Intercreditor Agreements, the HUD Financing Documents, the Ground Leases, the Concord Option Agreement, the Concord Management Agreement, the Fresno Partnership Agreement, the Permitted Exceptions, the Permits and/or the Stamford, CT P&S and (iii) any notice received by any Meditrust Entity after the date hereof in connection with any Bankruptcy Proceeding or the Manatee Springs Bankruptcy Proceeding; and, in each instance, except as may be required by applicable Legal Requirements or in the event of an emergency, the Meditrust Entities shall only take action with respect thereto with the Purchaser's prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned;

     (c) shall use reasonable efforts to cause the Tenants and the Borrowers to maintain in effect their existing policies of insurance as reflected in the Insurance Certificates;

     (d) shall not remove any Personal Property from any Real Property except in the ordinary course of business;

     (e) shall comply, in all material respects, with all of their respective obligations under the (i) Lease Documents and the Bradenton, FL Lease Documents,
(ii) Loan Documents, (iii) Fresno Partnership Agreement, (iv) Ground Leases and the HUD Financing Documents (to the extent that such obligations (X) are not passed through to any Tenant under any of the Leases or (y) are passed through to any Tenant and to the best knowledge of the Meditrust Entities, are not being performed, in all material respects, by the applicable Tenant) and (v) the Intercreditor Agreements;

     (f) shall not enter into any new exceptions to title, governmental commitments, agreements regarding governmental impositions, or any other agreement which would be binding upon the Purchaser, any of the Subsidiaries, any of the Assets or any of the Properties after the Closing, without the Purchaser's prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned;

     (g) shall cooperate in a reasonable manner with the Purchaser's due diligence review;

     (h) shall not grant any Voluntary Lien and, subject to Section 8.4(h), at or prior to the Closing Date shall satisfy and/or obtain releases or terminations of (either by payment or posting a bond or entering into escrow arrangements acceptable to the Title Company) all (i) Voluntary Liens, (ii) Judgment Liens, (iii) Morgan Guaranty Liens and (iv) other Meditrust Mortgages excluding the HUD Mortgage;

     (i) shall not convey, assign, hypothecate, transfer, dispose of or encumber, or, except as otherwise provided in any of the Lease Documents and/or Loan Documents, assent to the conveyance, assignment, transfer, hypothecation, disposal or encumbrance of all or any portion of any legal or beneficial interest in any of the Assets, any of the Securities or any of the Properties;

     (j) without limiting the provisions of Sections 3.3(b) and Section 3.3(k), shall send to the Purchaser, as soon as practical, a copy of any notice (excluding, however, all Other Notices and Materials) hereafter received by any Meditrust Entity that pertains to any of the Assets, any of the Subsidiaries, any of the Properties, the Bradenton, FL Leased Property and/or the transaction contemplated hereunder that notifies any Meditrust Entity of any state of facts or condition that could have a material adverse affect thereon;

     (k) without limiting the provisions of Section 3.3(b) and Section 3.3(j) shall provide to the Purchaser, as soon as practical, a copy of any materials (excluding, however, all Other Notices and Materials) received after the date hereof by any Meditrust Entity from (i) any Tenant, any Borrower, any Guarantor, Manatee Springs, any Governmental Authority, any insurance company and/or any Third Party Payor (and/or any of their respective counsel or agents) that pertains to any of the Assets, any of the Subsidiaries, any of the Properties, the Bradenton, FL Leased Property, any Tenant, any Borrower, Manatee Springs and/or any Guarantor, (ii) any Governmental Authority alleging the violation by New Meditrust-LLC or any of its assets (including, without limitation, the "Other Assets") of any Legal Requirement, (iii) any other Person asserting any claim against or that could reasonably be expected to have a material adverse effect on any Tenant, any Borrower, any Guarantor, any Asset, any Property and/or any Subsidiary;

     (l) shall give the Purchaser prior notice of any action taken with respect to any Bankruptcy Claims and/or the Bradenton, FL Bankruptcy Claims; PROVIDED, HOWEVER, THAT, from and after the expiration of the Study Period, the Meditrust Entities shall only take action with respect to the Bankruptcy Claims and/or the Bradenton, FL Bankruptcy Claims as the Purchaser may reasonably direct;

     (m) shall maintain their legal existence, good standing and qualifications to do business in each jurisdiction where such qualification is necessary in order to carry out its business as presently conducted and continue to act in the ordinary course of business with respect to the Assets and the Properties during the pendency of this Agreement;

     (o) agree that they will not negotiate or discuss with any party (other than the Purchaser) the potential sale of all or any of the Assets, the Properties or the Bradenton, FL Leased Property to such party, PROVIDED, HOWEVER, that the Meditrust Entities may discuss the transaction contemplated by this Agreement (i) with their legal counsel, accountants, lenders, consultants and/or any other parties to the extent reasonably required in order to perform their obligations hereunder and (ii) to the extent required by law or court order;

     (p) shall send the Purchaser written notice of any change in the officers, directors, trustees and/or managers of any Subsidiary; and

     (q) agree that without limiting the provisions of Section 10.3 hereof, in the event that prior to the Closing, any party seeks to obtain any Injunction or any Injunction is issued by any Governmental Authority, the Sellers shall use their best efforts to obtain the denial of the request for, and if granted, the dissolution, revocation, cancellation or rescission of, the Injunction.

     In the event that under the terms of this Section 3.3, (X) the Meditrust Entities request the Purchaser's approval for any matter as required hereunder and the Purchaser does not respond to the Meditrust Entities within five (5) Business Days after receipt of a written request from any Meditrust Entity, THEN, the Purchaser shall be deemed to have given its approval to such request and (y) the Purchaser's approval is required for any matter, the Meditrust Entities may proceed without the Purchaser's approval in the event that the Meditrust Entities are required to take any action under any applicable Legal Requirements or in the event of any emergency; PROVIDED, THAT, the Meditrust Entities promptly advise the Purchaser (as soon as is practical) of such circumstance and the actions undertaken by the Meditrust Entities and the Purchaser is given the opportunity to contest (or to direct the Meditrust Entities to contest), at the Purchaser's expense, the need to take action under the applicable Legal Requirements.

     SECTION 3.4. OTHER COVENANTS.

     (a) HSR NOTIFICATION. Within thirty (30) days after the date hereof, the Sellers and the Purchaser shall each execute and file the Filing of a Notification and Report Form required under the HSR Act.

     (b) BORROWER AND TENANT ESTOPPEL CERTIFICATES. The Meditrust Entities shall use their best efforts to obtain Borrower Estoppel Certificates from each Borrower and Tenant Estoppel Certificates from each Tenant; PROVIDED, HOWEVER, that it is acknowledged and agreed that (i) the delivery of any such Borrower Estoppel Certificate from any Borrower that is the subject of any Bankruptcy Proceeding as of the Closing Date and any such Tenant Estoppel Certificate from any Tenant that is the subject of any Bankruptcy Proceeding as of the Closing Date does not constitute a Closing Condition and (ii) notwithstanding anything to the contrary set forth herein in the event that the Termination Notice is not given by the Purchaser in accordance with the terms of Section 4.2 hereof, the Purchaser waives all rights to object to the form or substance of, or failure to deliver any, Borrower Estoppel Certificate or Tenant Estoppel Certificate. As used herein best efforts shall mean (X) promptly sending out the applicable forms of Estoppel Certificates to each Borrower and each Tenant with a request that such Estoppel Certificates be returned within twenty (20) days, (y) contacting each Borrower and Tenant by phone to discuss the completion of such Estoppel Certificates and (z) responding (after consultation with the Purchaser) to any reasonable requests made by any Borrower or Tenant with respect to such Estoppel Certificates; PROVIDED, HOWEVER, that the Meditrust Entities shall not be obligated to file any motion in any of the Bankruptcy Proceedings to compel any applicable Borrower or Tenant that is subject to any Bankruptcy Proceeding to deliver such Estoppel Certificate.

     (c) HUD LOAN. The Meditrust Entities shall use their best efforts to obtain the HUD Estoppel Certificate. The parties hereto acknowledge and agree that any disclosure in the HUD Estoppel Certificate of the existence of any default under the HUD Financing Documents shall not constitute a basis for the Purchaser to object to the HUD Estoppel Certificate unless any such default under the HUD Estoppel Certificate is not cured or waived in writing on or prior to the Closing Date.

     At the Sellers' sole cost and expense, the Sellers shall use their best efforts to obtain all consents required under the HUD Financing Documents (collectively, the "HUD Consents") to allow the assignment of the Membership Interest. The Meditrust Entities and the Purchaser agree to execute and deliver such documents, instruments, certificates and agreements as may be reasonably required pursuant to the terms of the HUD Consents, provided that the same are mutually acceptable to the Sellers and the Purchaser (collectively, the "HUD Assignment and Assumption Documents"). The Purchaser agrees to reasonably cooperate with the Sellers in connection with the Sellers' efforts to obtain the HUD Consents, which cooperation shall include, without limitation, providing any financial information pertaining to the Purchaser (or its Affiliates) requested by the HUD Mortgagee. At the Closing, the Purchaser shall be entitled to a credit toward the Purchase Price in the amount of the principal indebtedness outstanding under the HUD Financing Documents as of the Closing

Date; PROVIDED, HOWEVER, that to the extent that any interest has accrued thereunder for the then current interest period in which the Closing occurs and such interest is not payable until after the Closing, THEN, there shall be no credit to the Purchase Price for such unpaid interest (as such interest payment obligation has been passed through to the applicable Tenant under the Bedford, NH Lease).

     In the event that, as of the Closing Date (as the same may have been extended), the Sellers have not obtained the HUD Consents, THEN, subject to the other terms and provisions hereof (a) prior to the consummation of the transaction contemplated hereunder, New Meditrust-LLC shall transfer the Meditrust-Bedford Shares to MHC, (b) the Purchaser shall be entitled to a credit to the Purchase Price at the Closing in the amount of the Allocated Value relating to the Bedford, NH Facility, (c) the Sellers shall continue to use their best efforts to obtain the HUD Consents, (d) the Purchaser shall remain obligated to acquire and MHC shall remain obligated to sell the Meditrust-Bedford Shares to the Purchaser in accordance with the terms hereof (for a purchase price equal to the Allocated Value relating to the Bedford, NH Facility), MUTATIS, MUTANDIS, provided that the Sellers obtain the HUD Consents within three hundred sixty-five (365) days after the Closing Date and (e) notwithstanding anything to the contrary set forth herein, the Bedford, NH Facility shall not be deemed to be a Rejected Facility (solely by virtue of the failure to obtain the HUD Consents prior to the Closing Date). The parties hereto shall consummate such sale and acquisition of the Bedford, NH Leased Property as soon as is reasonably practical after the HUD Consents have been obtained, BUT, in no event, more than thirty days (30) after the HUD Consents have been obtained. If the Sellers do not obtain the HUD Consents or elect to prepay the indebtedness evidenced by the HUD Financing Documents within three hundred sixty-five (365) days after the Closing Date, then all obligations of the parties hereunder with respect to the Meditrust-Bedford Shares shall terminate. The provisions of this Section 3.4 (c) shall survive the Closing.

     (d) MARLTON GROUND LEASE. At the Sellers' sole cost and expense, the Sellers shall use their best efforts to obtain all consents required under the Marlton Ground Lease (the "Marlton Consent") in connection with the consummation of the transaction contemplated by this Agreement. Furthermore, the Sellers shall use their best efforts to obtain the Marlton Ground Lessor's Estoppel Certificate. The parties hereto acknowledge that the Marlton Ground Lessor's Estoppel Certificate, if executed and delivered in the form attached hereto as EXHIBIT Y-1 with only such modifications as are reasonably acceptable to the Purchaser (it being acknowledged and agreed that any disclosure in the Marlton Ground Lessor's Estoppel Certificate of the existence of any default under the Marlton Ground Lease shall not constitute a basis for the Purchaser to object to the Marlton Ground Lessor's Estoppel Certificate unless any such default under the Marlton Ground Lease is not cured or waived in writing on or prior to the Closing Date) shall also constitute the Marlton Consent.

     (e) WETHERSFIELD GROUND LEASE. The Meditrust Entities shall use their best efforts to obtain the Wethersfield Ground Lessor's Estoppel Certificate. The parties hereto acknowledge and agree that any disclosure in the Wethersfield Ground Lessor's Estoppel Certificate of the existence of any default under the Wethersfield Ground Lease shall not constitute a basis for the Purchaser to object to the Wethersfield Ground Lessor's Estoppel Certificate unless any such default under the Wethersfield Ground Lease is not cured or waived in writing on or prior to the Closing Date.

     (f) EXHIBITS. The Meditrust Entities shall prepare and deliver to the Purchaser on or prior to the Final Schedule Date, the following Exhibits to be attached to this Agreement: (i) Exhibit Q-2, (ii) Exhibit T, (iii) Exhibit U,
(iv) Exhibit V-1 through and including Exhibit V-6, (v) Exhibit W-1 through and including Exhibit W-3, (vi) Exhibit Y-2, (vii) Exhibit BB through and including Exhibit DD, (viii) Exhibit FF-2, (ix) Exhibit LL through and including Exhibit ZZ-3, (X) Exhibit BBB, (xi) Exhibit CCC and (xii) Exhibit EEE. Within ten (10) days after the date hereof, the Purchaser shall deliver to the Meditrust Entities a revised Allocated Value Schedule to replace the original Allocated Value Schedule attached hereto as of the date hereof, PROVIDED, THAT, the Allocated Value assigned to any Facility on such revised Allocated Value Schedule may not be more than one hundred five percent (105%) or less than ninety-five percent (95%) of the Allocated Value set forth for such Facility on the original Allocated Value Schedule. In addition, at the Closing, the Purchaser may request to again revise and replace the Allocated Value Schedule then in effect and the Meditrust Entities shall consent to such request, PROVIDED, THAT, (i) no change is made to the Allocated Value assigned to any Rejected Facility and (ii) there is no material adverse effect on the aggregate amount of the transfer taxes to be paid by the Meditrust Parties as a consequence of changes suggested by the Purchaser.

     (g) CONNECTICUT CONSENTS. At the Purchaser's sole cost and expense, prior to the Closing Date, the Purchaser shall obtain Real Property Certificates of Compliance with respect to each Leased Property located in Connecticut from the Connecticut Department of Public Health. In the event that such Real Property Certificates of Compliance cannot be obtained from the Connecticut Department of Public Health prior to the Closing Date, in lieu thereof, the Purchaser shall enter into one or more Consent Decrees with the Connecticut Department of Public Health in order to allow the transfer of the Membership Interest. The Purchaser acknowledges that the terms and conditions of the issuance of such Real Property Certificates of Compliance and such Consent Decrees (collectively, the "Connecticut Consents") may require the Purchaser to obligate itself to perform various repairs, renovations and make other capital expenditures and the Purchaser further acknowledges and agrees that the Purchaser may not refuse to accept and/or enter into such Connecticut Consents due to the nature, extent and/or cost of the repairs, renovations and capital expenditures or the fact that such repairs, renovations and other capital expenditures may not be quantified or limited in the Connecticut Consents.

     (h) DUE DILIGENCE MATERIALS. From and after the execution of this Agreement, throughout the entire Study Period and thereafter until the Closing, in order to facilitate the

Purchaser's due diligence review and the consummation of the transaction contemplated hereunder, the Purchaser shall have access to, upon reasonable prior notice and during normal business hours, the copies of the following materials (collectively, the "Due Diligence Materials"): (i) the Lease Documents and the Bradenton, FL Documents, (ii) the Loan Documents, (iii) the Brookline Ground Lease and the Ground Leases, (iv) the Organizational Documents, (v) any other document or instrument specifically identified herein other than the Intercompany Notes, the Permits and the Permitted Exceptions (including, without limitation, the HUD Financing Documents, Alabaster, AL Purchase Option, the Cash Conversion Letters, the Existing Title Policies, the Intercreditor Agreements, the Meditrust Assignment and Assumption Agreements, the Concord Option Agreement, the Stamford, CT P&S), (vi) any other document or instrument that the Sellers are required to deliver to the Purchaser hereunder (other than as set forth in Section 8.2), (vii) the closing binders relating to the transactions evidenced by the Loan Documents, Lease Documents and the Bradenton, FL Documents, (viii) the materials in the possession of MMI and the Subsidiaries or the possession of their bankruptcy counsel, Hutchins, Wheeler & Dittmar, relating to any of the Bankruptcy Proceedings and (ix) all other current file materials (including, without limitation, any material correspondence from and after January 1, 2000 between any Meditrust Entity and any Tenant, any Borrower, any Guarantor and/or Manatee Springs, state surveys relating to the Facilities and the Bradenton, FL Facility financial statements and/or other financial information prepared by and relating to any Tenant, any Borrower, any Guarantor and/or Manatee Springs) relating to the Properties, the Bradenton, FL Leased Property, the Lease Documents, the Loan Documents and the Bradenton, FL Documents maintained by the Meditrust Entities (either at the principal place of business of the Meditrust Entities located at 197 First Avenue Needham Heights, Massachusetts or at the offices of the Meditrust Entities' counsel, Nutter, McClennen & Fish, LLP, One International Place, Boston, Massachusetts or, with respect to any materials relating to any of the Bankruptcy Proceedings or any Tenant, any Borrower and/or any Guarantor that is the subject of any of the Bankruptcy Proceedings, at the office of the Meditrust Entities' bankruptcy counsel, Hutchins, Wheeler & Dittmar, 101 Federal Street, Boston, Massachusetts). At its sole cost and expense, the Purchaser may make copies of all such Due Diligence Materials and the Meditrust Entities shall reasonably cooperate to facilitate any requests made by the Purchaser. The Purchaser recognizes, however, that the Meditrust Entities also need access to such Due Diligence Materials in order to operate their business and to comply with their obligations hereunder. In addition to the Due Diligence Materials and without limiting the obligations of the Meditrust Entities under Sections 3.3(b), 3.3(k) and 3.3(j), the Meditrust Entities shall use reasonable efforts to provide to the Purchaser (at the Purchaser's sole cost and expense) copies of any other materials pertaining to the Assets, the Securities, the Properties, the Borrowers, the Tenants and/or the Guarantors that the Purchaser may reasonably request, it being acknowledged and agreed that (1) if any of such materials are being updated or replaced by the Purchaser (such as title insurance examinations, surveys, etc.), the Purchaser may request such materials from the Meditrust Entities to the extent necessary to facilitate the Purchaser's review (however, the Purchaser acknowledges that it does not intend to and it would not be reasonable to request that the Meditrust Entities produce copies of all such materials relating to the Properties),

(2) if any of such materials are generally available to the public (without the necessity of filing a request under the Freedom of Information Act), the Purchaser will not request such materials from the Meditrust Entities, PROVIDED, HOWEVER, that the Purchaser may request copies of any public filings made by any of the Meditrust Entities, (3) in light of the fact that many of the Loans and the Leased Properties have been owned by the applicable Meditrust Entities for several years, it may not be reasonably possible for the Meditrust Entities to be able to locate copies of such materials to provide the Purchaser and (4) except for the Express Representations and Warranties, the Meditrust Entities make no representation or warranty concerning such materials.

     (i) DEFAULTS AND BANKRUPTCY PROCEEDINGS. The Purchaser acknowledges and agrees that, subject to its right to terminate this Agreement pursuant to the terms of Section 4.2 and Section 11.4 hereof, (i) the allegation or existence of any payment or other defaults under any of the Lease Documents or Loan Documents by any Tenant, any Borrower, any Guarantor and/or any other Person other than MMI or any Subsidiary, (ii) the allegation or existence of any payment or other defaults by MMI or any Subsidiary under any Lease Document and/or any Loan Document between MMI or any Subsidiary and any party that is the subject of any Bankruptcy Proceeding, (iii) the commencement of any Bankruptcy Proceeding or the issuance of any order in any Bankruptcy Proceeding, (iv) the filing of any motion by any party in any Bankruptcy Proceeding and/or (v) the rejection of any Lease or other agreement shall not affect (1) the Purchaser's obligations to consummate the transaction hereunder, (2) constitute a basis for the Purchaser to allege that any Tenant Estoppel Certificate or Borrower Estoppel Certificate is unacceptable because it discloses the existence of any such default, Bankruptcy Proceeding, order in any Bankruptcy Proceeding and/or rejection and/or (3) constitute a basis to allege that the applicable Facility affected by such default, Bankruptcy Proceeding, order in any Bankruptcy Proceeding and/or rejection should be deemed to be a Rejected Facility.

     (j) INSURANCE CERTIFICATES. On or within five (5) Business Days after the date hereof, the Sellers shall deliver to the Purchaser true and correct copies of the Insurance Certificates.

     (k) BROOKLINE GROUND LEASE. The Meditrust Entities shall use their best efforts to obtain the Brookline Ground Lessor's Estoppel Certificate. The parties hereto acknowledge and agree that any disclosure in the Brookline Ground Lessor's Estoppel Certificate of the existence of any default under the Brookline Ground Lease shall not constitute a basis for the Purchaser to object to the Brookline Ground Lessor's Estoppel Certificate unless any such default under the Brookline Ground Lease is not cured or waived in writing on or prior to the Closing Date.

     (l) ADDITIONAL CONSENTS. If, based upon the Purchaser's review of the Due Diligence Materials, the Purchaser shall identify any additional authorizations, consents and/or approvals that are required in order for the Purchaser or the Meditrust Entities to consummate the transaction contemplated hereunder, the Meditrust Entities shall cooperate with all reasonable requests made by the Purchaser in obtaining the same; PROVIDED, THAT, the Purchaser shall pay all reasonable out-of-pocket expenses incurred by the Meditrust Entities in connection any such requests relating to consents required for the Purchaser to consummate the transaction contemplated hereunder.

     (m) WAIVER OF CONFLICT OF INTEREST. In the event that the Purchaser elects to engage, as its local counsel in connection with the transaction contemplated hereunder, any law firm (other than Nutter, McClennen & Fish, LLP, Hutchins, Wheeler & Dittmar and Goodwin, Proctor & Hoar, LLP) located in any state where any of the Properties are located that previously represented any of the Meditrust Entities (or any of their respective predecessors-in-interest that were owned and controlled, either directly or indirectly, by Meditrust or Meditrust-BT) in connection with the Assets, any of the Properties and/or any of the transactions evidenced by any of the Lease Documents and/or any of the Loan Documents, the Meditrust Entities agree to waive any conflict of interest relating to such engagement by the Purchaser and agree to waive any objection to the use by such law firm of any materials originally prepared by such law firm in connection with its prior engagement by any of the Meditrust Entities or their predecessors-in-interest, EXCLUDING, HOWEVER, any materials protected by the attorney-client privilege. The Purchaser agrees to waive any conflict of interest relating to any concurrent engagement of such local counsel by the Meditrust Entities in connection with the transaction contemplated hereunder (including, without limitation, the MMI Loan).

     (n) LETTERS OF CREDIT. Notwithstanding anything to the contrary set forth herein, but subject to Section 10.2 hereof, MMI agrees to cooperate with the Purchaser to effectuate the transfer of the applicable Letters of Credit originally issued to MMI to the Purchaser at the Closing, including, without limitation, attempting to (i) obtain from each applicable Letter of Credit Issuer, an acknowledgment of its receipt of the applicable Transfer Notice, an agreement to follow the instructions set forth therein and any other evidence reasonably requested by the Purchaser to confirm the agreement by the applicable Letter of Credit Issuer to transfer the applicable Letter of Credit to the Purchaser (and/or issue a new letter of credit to the Purchaser to replace the existing Letter of Credit so transferred) and (ii) establish escrow arrangements acceptable to the Purchaser and each applicable Letter of Credit Issuer for either such Letters of Credit to be endorsed to the Purchaser and/or the issuance of replacement letters of credit to the Purchaser as of the consummation of the Closing. It is acknowledged and agreed, however, that any refusal by any applicable Letter of Credit Issuer to provide any of the items set forth in the foregoing clause (i) or to establish the escrow arrangements described in the foregoing clause (ii) shall not constitute a default by MMI or any other Meditrust Entity hereunder.

     (o) ADDITIONAL NEGATIVE COVENANTS. From and after the date hereof until the Closing, the Subsidiaries shall not (i) enter into any employment arrangements of any kind or nature with any employees, (ii) except as otherwise provided in
Section 3.4(p), incur, assume,
create, guarantee, suffer to exist or become contingently liable for any debt, obligation or liability, direct or indirect, absolute or contingent, (iii) liquidate, dissolve, consolidate or merge (or be merged or consolidated) with or into any other Person, sell all or substantially all of its assets or acquire or make any investment directly or indirectly in any other corporation or business concern whether by acquisition of assets, capital stock or otherwise, and whether in consideration of payment of cash, issue of stock, capital contributions or otherwise, (iv) except as otherwise provided in Section 3.4(p), make any loans or advances to any Person (including, without limitation, any officer, director, trustee, manager or Affiliate), or forgive, cancel, discharge, settle, reduce or compromise any debts, obligations, liabilities or claims owed by any Person to it, (v) make or agree to make any change in its authorized, issued or outstanding Securities and without limiting the generality of the foregoing, none of the Meditrust Entities shall grant, issue, sell, authorize (or agree to do so) any Securities or enter into any agreement of any character obligating any Subsidiary to issue, sell or otherwise dispose of any Securities, (vi) amend or restate, or permit the amendment or restatement of, any of the Organizational Documents, (vii) commence any litigation or other adversarial proceeding before any court, administrative board or arbitrator relating to any of the Properties or the Lease Documents or (viii) knowingly destroy, discard or otherwise dispose of any its books or records.

     (p) ACTIVITIES OF NEW MEDITRUST-LLC. The parties hereto acknowledge that New Meditrust-LLC currently owns the Other Assets and that New Meditrust-LLC intends to and shall convey, assign or otherwise transfer the Other Assets to other entities owned directly or indirectly by Meditrust, other than the Subsidiaries, prior to the Closing Date. Consequently, during the term of this Agreement, New Meditrust-LLC is free to act without restriction with respect to all of the Other Assets; PROVIDED, HOWEVER, that notwithstanding such freedom to act, the Express Representations and Warranties contained in Section 7.2(b)(1) and Section 7.2(c)(1) shall be true and correct as of the Closing Date.

     (q) THE MEDITRUST PARTIES' AGREEMENT TO INDEMNIFY. In addition to any other indemnifications expressly set forth herein, the Meditrust Parties jointly and severally agree to indemnify, exonerate, defend and save the Purchaser harmless from, against, for and in respect of the full amounts of any and all damages, losses, demands, obligations, liabilities, debts, claims, actions, causes of action and encumbrances of every kind and nature suffered, sustained, incurred or required to be paid at any time after the Closing by the Purchaser, based upon, arising out of, resulting from or because of:

          (i) any and all liabilities and obligations of the Subsidiaries incurred in connection with the negotiation, execution and performance of this Agreement, except to the extent reflected on the Closing Statement;

          (ii) any and all liabilities and obligations of the Subsidiaries for federal, state or local income taxes incurred, arising or accrued for any period prior to the Closing Date;

          (iii) any and all obligations, liabilities and debts of the Subsidiaries of any kind or nature whatsoever, whether disclosed or undisclosed, absolute or contingent, direct or indirect, due or to become due, now existing or arising hereafter, for debts, liabilities, contractual obligations (including, without limitation, all obligations under the Other Leases and the Other Contracts), violations, torts, acts and/or omissions existing, incurred, accrued and/or occurring prior to the Closing Date; BUT, EXCLUDING, HOWEVER, (1) except as expressly provided in Section 3.4(q)(v) and Section 3.4(q)(vi), all such obligations, liabilities and debts arising under or relating to any Lease Documents, where the applicable Tenant was subject to a Bankruptcy Proceeding as of the Closing Date, (2) any and all obligations, liabilities, debts and claims of every kind and nature whatsoever relating to (X) the physical, structural and environmental condition of the Properties (including, without limitation, any claim relating to the presence, generation, storage, transportation, utilization, disposal and/or release of any Hazardous Substance on, under or from any Property) and/or the fitness, quality, use, condition and/or design of the Improvements; (y) any title and/or survey matters relating to the Properties and/or (z) the compliance or non-compliance of the Properties (and any Subsidiary that is the owner thereof) with environmental, zoning and other land use Legal Requirements (including, without limitation, building, fire and health code requirements);

          (iv) any and all obligations, liabilities and debts of New Meditrust-LLC of any kind or nature whatsoever, whether disclosed or undisclosed, absolute or contingent, direct or indirect, due or to become due, now existing or hereafter arising, existing, incured, accrued and/or occurring, for debts, liabilities, contractual obligations, violations, torts, acts and/or omissions relating to any of the Other Assets;

          (v) the release from escrow and the use by the Subsidiaries of the Cash Collateral, Security Deposits and/or other Escrowed Funds disclosed by the Cash Conversion Letters;

          (vi) the consummation of the transaction contemplated by this Agreement constituting a default by any of the Subsidiaries under any of the Leases;

          (vii) the Pending Litigation; and

          (viii) all reasonable costs and expenses (including, without limitation, reasonable attorney's fees, interest, and penalties) incurred by the Purchaser in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against.

Each of the items set forth in this Section 3.4(q) shall be referred to collectively as the "Purchaser Indemnified Claims". The rights and remedies of the Purchaser after the Closing for the Purchaser Indemnified Claims shall be limited to the remedies and procedures provided in Section 3.4(s) hereof. The provisions of this Section 3.4(q) shall survive the Closing.

     (r) THE PURCHASER'S AGREEMENT TO INDEMNIFY. In addition to any other indemnifications expressly set forth herein, the Purchaser agrees to indemnify, exonerate, defend and save the Meditrust Parties harmless from, against, for and in respect of the full amounts of any and all damages, losses, demands, obligations, liabilities, debts, claims, actions, causes of action and encumbrances of every kind and nature suffered, sustained, incurred or required to be paid at any time after the Closing by any one or more of the Meditrust Parties, based upon, arising out of, resulting from or because of:

          (i) any and all liabilities and obligations of the Subsidiaries for federal, state or local taxes incurred, arising or accrued for any period from (and including) the Closing Date and thereafter;

          (ii) the failure to promptly remit to the Meditrust Parties (in accordance with the terms hereof) all refunds payable to any Subsidiary received by the Purchaser after the consummation of the Closing with respect to federal, state or local taxes incurred, arising or accrued for any taxable period through the Closing, to the extent such taxes were actually paid by any of the Meditrust Parties or any Subsidiary prior to the Closing;

          (iii) any claim, demand or cause of action asserted against any of the Meditrust Parties with respect to any and all obligations, liabilities, debts, contractual obligations, violations, torts, acts or omissions of any Subsidiary incurred, accruing and/or occurring after the Closing (including, without limitation, all of each lessee's obligations arising under the Ground Leases from and after the Closing Date); and

          (iv) all reasonable costs and expenses (including, without limitation, reasonable attorneys's fees, interest, and penalties) incurred by any Meditrust Party in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against.

Each of the items set forth in this Section 3.4(r) shall be referred to collectively as the "Meditrust Indemnified Claims". The rights and remedies of the Meditrust Parties after the Closing for the Meditrust Indemnified Claims shall be limited to the remedies and procedures provided in Section 3.4(s) thereof. The provisions of this Section 3.4(r) shall survive the Closing.

     (s) PROCEDURES FOR INDEMNIFICATION. The obligations and liabilities of the Meditrust Parties with respect to any Purchaser Indemnified Claims and the obligations and liabilities of the Purchaser with respect to any Meditrust Indemnified Claims shall be subject to the following terms and conditions, with each indemnified party designated as the "Indemnitee" and each party with the indemnification obligation designated as the "Indemnitor":

          (i) Within a reasonable period of time (but not to exceed thirty (30) days) after Indemnitee receives written notice (X) identifying (with sufficient specificity) a state of facts that would constitute a basis for an Indemnified Claim or (y) of any alleged claim that would constitute an Indemnified Claim, Indemnitee shall give the Indemnitor written notice of any such Indemnified Claim, which notice shall state the facts giving rise to an alleged basis for the Indemnified Claim and an approximation of the amount of liability under such Indemnified Claim, to the extent known to Indemnitee (the "Indemnification Notice").

          (ii) In the event any action, suit or proceeding is brought against the Indemnitee with respect to an Indemnified Claim, the action, suit or proceeding shall, at the Indemnitor's written election made within forty-five (45) days of the Indemnitor's receipt of written notice of the commencement of such action, suit or proceeding, be defended by the Indemnitor (including all proceedings on appeal or for review in connection therewith) at the Indemnitor's expense and liability. Pending the Indemnitor's election hereunder, the Indemnitee shall have the right to employ its own counsel to file a request for an extension of time to file an answer, or to file an answer if the Indemnitor fails to have its counsel file an answer within three (3) days prior to the expiration of the period within which an answer must be filed, as such period may be extended, without waiving any of Indemnitee's rights hereunder. The Indemnitee shall have the right to employ its own counsel, for the duration of such action, suit or proceeding, at the Indemnitee's sole cost and expense, unless the actions or inactions by counsel retained by Indemnitor appears reasonably likely to result in a judgment against Indemnitee because of a failure to defend the action in a reasonably prudent manner (the burden to prove same by a preponderance of the evidence to rest with Indemnitee), in which event the Indemnitor shall pay such counsel fees and expenses. The Indemnitee shall be kept reasonably informed of such action, suit or proceeding at all stages, whether or not it is so represented.

          (iii) If the Indemnitor does not assume the defense of any Indemnified Claim in accordance with the terms hereof, then the Indemnitee, at the cost and expense of the Indemnitor, may defend against such Indemnified Claim in such manner as the Indemnitee may deem reasonably appropriate or may settle or pay such claim, after giving written notice of the same to the Indemnitor, on such terms as the Indemnitee may deem reasonably appropriate. If the Indemnitor does assume the defense of any Indemnified Claim and, nevertheless, for whatever reason (including, without limitation, the Indemnitor's failure to pay any judgment, settlement or attorney's fees with respect thereto), the Indemnitee is required to pay such Indemnified Claim or any portion thereof, or if the Indemnitee is permitted under the terms hereof to retain its own counsel with respect to any Indemnified Claim at the Indemnitor's expense, the Indemnitee may pay such amounts which Indemnitee may deem reasonably appropriate afer giving written notice of same to Indemnitor. In the event of any such payments by the Indemnitee pursuant to this Section 3.4(s), the Indemnitor shall reimburse the Indemnitee for the amounts actually so paid by the Indemnitee within ten (10) days after the Indemnitee's written demand therefor.

          (iv) Notwithstanding anything to the contrary set forth hereinabove, each Indemnitor's obligations under Sections 3.4(q) and Section 3.4(r) shall be limited as follows in any event:

               (1) Neither Indemnitor shall be liable or obligated for Indemnified Claims for which an Indemnification Notice is not provided to Indemnitor on or prior to the date which is five (5) Business Days after the second (2nd) anniversary date of the Closing Date; PROVIDED, HOWEVER, that such limitation shall not apply to any of the Unlimited Indemnified Claims, the responsibility of the Indemnitor for which shall be limited to Unlimited Indemnified Claims for which an Indemnification Notice is provided to the Indemnitor prior to the expiration of the applicable statute of limitations.

               (2) Neither Indemnitor shall be obligated to indemnify Indemnitee with respect to any claim for Indemnified Claims, to the extent that the aggregate of all Indemnified Claims against such Indemnitor theretofore incurred is less than one hundred thousand dollars ($100,000).

               (3) The time limitations described in this Section 3.4(s) shall not release, waive, reduce, limit or otherwise modify any of Indemnitee's rights or remedies for the recovery of Indemnified Claims for which Indemnification Notices were provided to the Indemnitor prior to the expiration of such time limitations.

               (4) To the extent that any matter which otherwise may have constituted a Purchaser Indemnified Claim is actually reflected on the Closing Statement, then such matter shall not be the subject of a Purchaser Indemnified Claim to the extent that Purchaser has already received a reduction in the Purchase Price with respect to such matter; the intent of the parties being to permit the Purchaser to only deduct such claims once.

          (v) In the event the Indemnitor fails to pay to the Indemnitee any of the Indemnitor's obligations to the Indemnitee pursuant to this Section 3.4(s), when such payments are due, the amounts of such payments shall accrue interest at the rate per annum equal to five percent (5%) above the Prime Rate from the due date hereunder through and including the date of such payment by the Indemnitor. The Indemnitor shall be liable to the Indemnitee for all reasonable attorneys' fees and expenses incurred by the Indemnitee to enforce its rights and remedies under this Section 3.4.

          (vi) The provisions of this Section 3.4(s) shall survive the Closing.

     (t) MMI LOAN. From and after the date hereof through and until 5:00 p.m. EST on January 3, 2001, the Meditrust Entities and the Purchaser shall use their best efforts to negotiate and agree upon all of the terms and conditions of the MMI Loan (including, without limitation, the terms of the subordination to the Purchaser's senior financing, the maximum amount of such senior financing and restrictions on other debt, the amount of the equity invested in the Purchaser, change of control provisions, the restrictions placed upon any withdrawal of the equity invested in the Purchaser, conditions pertaining to the use of any proceeds from any sale or refinancing pertaining to any of the Properties and conditions under which any portion of the MMI Collateral may be released from the liens securing the MMI Loan). Such terms and conditions shall be set forth in a term sheet executed by the Meditrust Entities and the Purchaser (the "Term Sheet"). Without limiting the foregoing, it is acknowledged and agreed that (a) the interest rate under the MMI Note shall be nine (9%) per annum, (b) the term of the MMI Note shall be five (5) years, (c) interest shall be payable monthly in arrears, (d) the MMI Note may be prepayed in whole or in part at any time without penalty, (e) no principal payments are due under the MMI Note until the maturity thereof (unless, subject to the terms of any applicable subordination agreements, the MMI Loan has been accelerated due to any default thereunder),
(f) the MMI Loan shall be secured by second priority liens encumbering the MMI Collateral, subject and subordinate only to the financing provided to the Purchaser to consummate the transaction contemplated by this Agreement, (g) the income earned on the MMI Loan must constitute qualifying income within the meaning of the REIT provisions of the Internal Revenue Code, (h) due authorization and enforceability opinions relating to the MMI Loan Documents by Purchaser's counsel shall be rendered to MMI, (i) title insurance relating to the MMI Collateral and the liens securing the MMI Loan shall be obtained by the Purchaser, (j) any other real estate due diligence materials (such as environmental reports and land surveys) relating to the MMI Collateral obtained by the Purchaser for itself or its senior lenders shall be delivered and certified to MMI and (k) the Purchaser's obligations under the MMI Loan shall be cross-defaulted with the Purchaser's obligations under this Agreement and the Bradenton P&S. If the Term Sheet is not executed by 5:00 p.m. on January 3, 2001, THEN, unless the Purchaser has notified the Meditrust Entities in writing by 8:00 p.m. EST on January 3, 2001 that the Purchaser has elected (subject to its rights to terminate this Agreement in accordance with the terms of Section 4.2, Article 10 or Article 11) to pay the entire Purchase Price (subject to the adjustments to be made in accordance with the terms hereof) in immediately available funds (such notice to be referred to herein as the "Loan Termination Notice"), the Meditrust Entities or the Purchaser may elect to terminate this Agreement by providing written notice to the other parties hereto prior to 5:00 p.m. EST on January 4, 2001 and thereupon, except for matters specifically surviving the termination of this Agreement and any breach of representations and warranties contained herein, the Meditrust Entities and the Purchaser shall have no further obligations or liabilities to each other hereunder. If the Term Sheet is executed in accordance with the terms hereof, the Meditrust Entities and the Purchaser shall negotiate and agree upon the forms of the MMI Loan Documents (which forms shall be consistent with MMI's customary practices and shall be commercially reasonable based upon the size, nature and scope of the transaction contemplated hereunder). If the forms of the MMI Loan Documents are not agreed to by the

Meditrust Entities and the Purchaser by the expiration of the Study Period, THEN, unless the Purchaser has provided the Meditrust Entities with a Loan Termination Notice by 5:00 p.m. on the next Business Day immediately after the expiration of the Study Period, the Meditrust Entities or the Purchaser may elect to terminate this Agreement by providing written notice to the other parties hereto prior to 5:00 p.m. EST on the second (2nd) Business Day following the expiration of the Study Period and thereupon, except for matters specifically surviving the termination of this Agreement and any breach of representations and warranties contained herein, the Meditrust Entities and the Purchaser shall have no further obligations or liabilities to each other hereunder. In the event that the Purchaser has delivered to the Meditrust Entities a Loan Termination Notice in accordance with the terms hereof, from and after any such delivery, all other provisions set forth in this Agreement regarding the MMI Loan shall no longer be applicable and, unless this Agreement is otherwise terminated in accordance with the terms of Section 4.2, Article 10 or Article 11, the Purchaser shall pay the full amount of the Purchase Agreement (subject to the adjustments to be made in accordance with the terms hereof) in immediately available federal funds.

     (u) PAYMENTS UNDER LEASE DOCUMENTS. It is acknowledged and agreed that all payments received by the Subsidiaries under the Lease Documents from and after the date hereof shall be applied toward the Subsidiaries' obligations under the Intercompany Notes. The Purchaser further acknowledges and agrees that there is no requirement hereunder and no expectation that any Subsidiary hold any cash or cash equivalents as of the Closing Date.

     (v) INTERCOMPANY NOTES. Meditrust agrees that prior to the Closing Date, Meditrust shall cancel all of the Intercompany Notes; it being acknowledged and agreed that from and after the consummation of the transaction contemplated hereunder, the Subsidiaries shall have no further debts, obligations or liabilities, of any kind or nature whatsoever, under the Intercompany Notes. The provisions of this Section 3.4(v) shall survive the Closing.

     (w) NAME CHANGE. Within thirty (30) days after the Closing, the Purchaser shall deliver to the Sellers evidence that all of the legal names of each Subsidiary, other than the Fresno Partnership, have been changed (in compliance with all applicable Legal Requirements both in the state of formation for each such Subsidiary as well as each state where each such Subsidiary is qualified to do business) so that the word "Meditrust" is no longer contained in the legal name of any Subsidiary.

                                    ARTICLE 4

                  TITLE, SURVEY AND OTHER DUE DILIGENCE MATTERS

     SECTION 4.1. ACCESS. During the Study Period, the Purchaser and the Purchaser's Agents shall be entitled, upon reasonable prior notice (which notice may be verbal provided the same is given personally I.E., not by message or phone mail) to MMI and the Subsidiaries, to enter upon the Properties during normal business hours, with due regard to the rights of the applicable Tenants and Borrowers (and the patients at the Facilities) and provided that such access shall not unreasonably interfere with the operation of the Facilities, and shall have the right to make such investigations, including but not limited to appraisals, engineering studies, soil tests, environmental studies and underwriting analyses, as the Purchaser deems necessary or advisable, subject to the following limitations: (a) if such access violates any law or agreement to which MMI or any Subsidiary is a party, MMI and the Subsidiaries will so notify the Purchaser with specificity, and the Meditrust Entities may thereupon refuse such entry to such extent; (b) the Purchaser acknowledges that MMI's and the Subsidiaries' right of access to the Properties is governed by the Lease Documents and Loan Documents and that MMI and the Subsidiaries only have such rights of access as are set forth therein; (c) a representative of MMI or any Subsidiary (and of any applicable Tenant or Borrower if requested by such Tenant or Borrower) shall have the right to be present when the Purchaser and/or Purchaser's Agents conduct its or their investigations on any Property, PROVIDED, THAT, such representatives of MMI and the Subsidiaries make themselves available at the time that the Purchaser and/or the Purchaser's Agents conduct such investigations (it being understood and agreed that the Purchaser and MMI and the Subsidiaries shall cooperate with each other to determine a mutually acceptable time for such investigations); and (d) neither the Purchaser nor the Purchaser's Agents shall damage any Property or any portion thereof. As used herein, reasonable notice shall constitute such notice as MMI and the Subsidiaries may require to obtain the cooperation of the applicable Tenants and Borrowers to allow the Purchaser and/or the Purchaser's Agents access to the Properties. MMI and the Subsidiaries shall use their best efforts to obtain such cooperation.

     The Purchaser hereby releases and forever discharges the Meditrust Entities and their respective successors and assigns of and from all debts, demands, actions, causes of action, suits, proceedings, judgments, damages, claims and liabilities whatsoever of every kind and nature, which the Purchaser may have by reason of its entry or the Purchaser's Agents' entry upon any Property prior to the Closing Date for the purpose of performing such tests and investigations (the "Work"); PROVIDED, HOWEVER, that nothing contained herein shall relieve the Meditrust Entities from responsibility for their own negligence or willful misconduct or from fulfilling their obligations under this Agreement unless the acts and/or omissions of the Purchaser and/or the Purchaser's Agents prevent the Meditrust Entities from fulfilling such obligations. The Purchaser shall, upon completion of the Work authorized hereunder, restore each Property substantially to its condition immediately prior to the Work. The Purchaser shall and hereby agrees to indemnify, defend (with counsel chosen by the Purchaser that is reasonably acceptable to the Meditrust Entities) and hold the Meditrust Entities harmless from and against claims and expenses in connection with (i) the Work resulting from the negligence or willful misconduct of the Purchaser and/or the Purchaser's Agents and (ii) any failure to restore each Property as required hereunder. The foregoing indemnification obligation shall include all costs reasonably incurred by the Meditrust Entities to enforce such indemnification and shall survive the Closing or any termination of this Agreement. Prior to entering any Property to perform the Work authorized hereunder, the Purchaser shall provide the Meditrust Entities with a copy of the Purchaser's or the applicable Purchaser's Agent's certificate of comprehensive public liability insurance evidencing coverage in such amount as is reasonably satisfactory to the Meditrust Entities.

     SECTION 4.2. STUDY PERIOD. The Purchaser shall have the Study Period to physically inspect the Properties, review the economic data relating to the Assets, conduct appraisals, perform examinations of the physical condition of the Improvements, examine the Real Properties for the presence of Hazardous Materials and compliance with laws, investigate development potential of the Properties, conduct title examinations and lien searches relating to the Assets, the Securities and the Properties, obtain surveys of the Real Properties, review the Lease Documents and the Loan Documents, review the Organizational Documents and other corporate/organizational records relating to the Subsidiaries, review the financial records of the Subsidiaries, review of the Estoppel Certificates and to otherwise conduct any such due diligence review of the Assets, the Subsidiaries and the Properties and all records and other materials related thereto as the Purchaser, in its absolute discretion, deems appropriate. If, between the date of this Agreement and the end of the Study Period, the Purchaser shall, for any reason, or for no reason, in the Purchaser's sole discretion, determine that it does not wish to purchase the Assets, the Purchaser shall be entitled to terminate this Agreement by giving written notice of such termination prior to 5:00 P.M. East Coast time on the third (3rd) Business Day following the expiration of the Study Period (the "Termination Notice") and thereupon, except for matters specifically surviving the termination of this Agreement and any breach of representations and warranties contained herein, the Meditrust Entities and the Purchaser shall have no further obligations or liabilities to each other hereunder. If the Purchaser does not elect to terminate this Agreement in accordance with the provisions of the foregoing sentence, the Purchaser shall deliver the Deposit to the Escrow Agent prior to 5:00 P.M. East Coast time on the fourth (4th) Business Day following the expiration of the Study Period.

     The Purchaser shall have until 5:00 P.M. East Coast time on the third (3rd) Business Day following the expiration of the Study Period to give the Sellers a written notice (the "Title Objection Notice") that sets forth in reasonable detail (a) any objections that the Purchaser has to any title or survey matters affecting any Leased Property that (i) would materially and adversely interfere with the use of such Leased Property (as it is currently being used), (ii) were not disclosed in any of the Existing Title Policies or, if disclosed, the affirmative coverages or endorsements set forth in the Existing Title Policies are not available from the Title Company, (iii) were not disclosed in any of the Existing Title Policies and affirmative coverages and/or endorsements reasonably acceptable to the Purchaser are not available from the Title Company and (iv) do not constitute a Meditrust Mortgage or a Mechanics' Lien or (b) that any of the Encumbrances created by any of the Lease Documents and/or any of the Loan Documents is not perfected (the matters described in the Title Objection Notice shall be referred to collectively as the "Purchaser Title Objections"). The Sellers shall use their best efforts to cure the Purchaser Title Objections as soon as possible prior to the Closing Date, but in no event shall the Sellers be required to expend in excess of TEN MILLION DOLLARS ($10,000,000) in the aggregate to cure the Purchaser Title Objections; PROVIDED, HOWEVER, the provisions of this paragraph shall not limit the Meditrust Entities' obligations under Section 3.3 (h). A Purchaser Title Objection described in the foregoing clause (a) shall be deemed to be cured if such Purchaser Title Objection is (X) released of record or the applicable Encumbrance is perfected and (y) a bond is posted by the Meditrust Parties, an indemnity is given to the Title Company by the Meditrust Parties and/or escrow arrangements satisfactory to the Title Company are made by the Meditrust Parties (and such actions result in the issuance of title insurance coverage reasonably acceptable to the Purchaser). Notwithstanding anything to the contrary set forth herein, at the option of the Sellers (exercisable at any time prior to the Closing), the Sellers may elect not to cure the Purchaser Title Objections and in such event (1) each Facility affected by any Purchaser Title Objection that is not cured shall be deemed to be a Rejected Facility in accordance with Section 10.2 hereof, (2) the Purchaser shall have no further obligations or liabilities with respect to such Rejected Facility (and the Property relating thereto) hereunder, (3) on or prior to the Closing Date the applicable Subsidiary that owns such Rejected Facility shall transfer such Rejected Facility to another entity owned or controlled by Meditrust other than any Subsidiary and (4) the Purchaser shall be entitled to a credit toward the Purchase Price in accordance with the provisions of Section
10.2 hereof.

     In the event that such Termination Notice is not given by the Purchaser prior to 5:00 P.M. East Coast time on the third (3rd) Business Day following the expiration of the Study Period, the Purchaser shall have waived its right to terminate this Agreement or to require that any Facility be treated as a Rejected Facility as a consequence of (a) the physical or environmental condition of the Properties as they exist as of the expiration of the Study Period, (b) other than any Purchaser Title Objections, the state of the title to any Asset or any Property as it exists on the date that is thirty (30) days after the execution of this Agreement (the "Title Review Date"), (c) the Organizational Documents, (d) the form or substance of any Estoppel Certificate required to be delivered hereunder, (e) the failure to obtain any Estoppel Certificate required to be delivered hereunder (PROVIDED, HOWEVER, that any such waiver with respect to the form or substance of or the failure to deliver any Estoppel Certificate shall not limit any of the Express Representations and Warranties) and/or (f) any condemnation relating to any Property as of the expiration of the Study Period (PROVIDED, THAT, to the extent that any such condemnation occurs subsequent to the Title Review Date, the Purchaser has received written notice of any such condemnation prior to the expiration of the Study Period).

     Notwithstanding anything to the contrary set forth herein, but subject to the terms of the immediately preceding paragraph, it is acknowledged and agreed that no Facility may be treated or designated as a Rejected Facility prior to the date of the delivery of the Deposit to the Escrow Agent.

     SECTION 4.3. CONFIDENTIALITY. The Purchaser shall hold and shall use commercially reasonable efforts to cause the Purchaser's Agents to hold all Confidential Information in confidence and shall not at any time disclose or permit the disclosure of the Confidential Information to any Person without the prior written consent of the Meditrust Entities. The Purchaser further agrees to use the Confidential Information only for purposes of evaluating the Assets in connection with its purchase thereof in accordance with the terms of this Agreement. Notwithstanding the foregoing, (a) the Purchaser may disclose the Confidential Information to its legal counsel, accountants, lenders, investors, engineers, due diligence consultants and similar third parties that need to review the Confidential Information in connection with the Purchaser's purchase of the Assets in accordance with the terms of this Agreement, and (b) the Purchaser may disclose the Confidential Information to the extent that such disclosure is required by law or court order, provided that the Purchaser shall
(i) first provide three (3) Business Days written notice thereof to the Meditrust Entities (or if shorter, the longest period of time that the Purchaser is permitted by law or court order to delay such disclosure) and (ii) the Purchaser shall cooperate with the Meditrust Entities should the Meditrust Entities seek to obtain a restraining order to prevent any such disclosure. If this Agreement is terminated before the Closing, (X) the Purchaser promptly shall return and shall cause the Purchaser's Agents to promptly return to the Meditrust Entities the Confidential Information and (y) neither the Purchaser nor the Purchaser's Agents shall retain copies or analyses thereof. The provisions of this Section 4.3 shall survive the Closing or termination of this Agreement.

     All press releases, filings and other publicity concerning the transaction contemplated hereby will be subject to review and approval by the Meditrust Entities and the Purchaser, such approval not to be unreasonably withheld, conditioned or delayed. Such approval shall not be required if the Person issuing any such publicity reasonably believes it to be necessary for compliance with law, but such Person shall provide the other parties with reasonable notice and an opportunity to review the same before release. The Meditrust Entities and the Purchaser hereby covenant and agree to keep the terms and conditions of this Agreement confidential except to the extent that disclosure is required by law; PROVIDED, HOWEVER, it is acknowledged and agreed that the parties hereto may disclose this Agreement to (1) their respective lenders and investors, (2) the professional advisors and consultants that are advising them or providing necessary professional services in connection with the transaction contemplated hereby and (3) any Governmental Authorities or other Persons as may be necessary in order to obtain any necessary consent or approval from such parties pertaining to the transaction contemplated hereunder.

     SECTION 4.4. REPORTING. In the event that the Purchaser's due diligence reveals any condition of any Asset or any Property that in the opinion of Purchaser's outside legal counsel requires disclosure to any Governmental Authority, the Purchaser shall promptly notify the Meditrust Entities. In such event, the Meditrust Entities, and not the Purchaser nor anyone acting on the Purchaser's behalf, shall make such disclosures as the Meditrust Entities deem appropriate in accordance with applicable law, except to the extent the Meditrust Entities fail to do so and the Purchaser is required by law to do so. Notwithstanding the foregoing, the Purchaser may disclose matters concerning any Asset or any Property to a Governmental Authority if (a) in the opinion of the Purchaser's outside legal counsel, the Purchaser is required by law to make such disclosure (whether or not the Meditrust Entities make such disclosure) and (b) the Purchaser gives the Meditrust Entities not less than three (3) Business Days prior written notice of the proposed disclosure (or if shorter, the longest period of time that the Purchaser is permitted by law or court order to delay such disclosure).

                                    ARTICLE 5

                               "AS IS" TRANSACTION

     Except for the express representations and warranties made by any of the Meditrust Parties contained in this Agreement or any of the Meditrust Documents (collectively, the "Express Representations and Warranties"), the Meditrust Entities are not making, and the Purchaser is not relying upon, any representation or warranty, express or implied, of any nature whatsoever with respect to the Assets, the Subsidiaries, the Securities and the Properties. Consequently, the Purchaser waives any and all claims and causes of action, now or hereafter arising, against the Meditrust Entities in respect of the condition of the Assets, the Subsidiaries and the Properties, except (a) all Purchaser Indemnified Claims and (b) all such claims and causes of action that may arise if any of the Express Representations and Warranties should prove to be untrue in any material respect. EXCEPT AS MAY BE SET FORTH IN THE EXPRESS REPRESENTATIONS AND WARRANTIES, THE MEDITRUST ENTITIES MAKE NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY ASSET, ANY SUBSIDIARY, ANY SECURITY AND/OR ANY PROPERTY, EITHER AS TO ITS FITNESS FOR ANY PARTICULAR PURPOSE OR USE, ITS DESIGN, ITS CONDITION (PHYSICAL, FINANCIAL OR OTHERWISE) OR OTHERWISE, OR AS TO DEFECTS IN THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT; IT BEING AGREED THAT, EXCEPT AS MAY BE OTHERWISE EXPRESSLY PROVIDED HEREIN, ALL RISKS RELATING TO THE DESIGN, CONDITION (PHYSICAL, FINANCIAL OR OTHERWISE) AND/OR USE OF THE ASSETS, THE SUBSIDIARIES, THE SECURITIES AND THE PROPERTIES ARE TO BE BORNE, AS BETWEEN THE MEDITRUST PARTIES AND THE PURCHASER, BY THE PURCHASER. AS OF THE CONSUMMATION OF THE CLOSING, AS BETWEEN THE MEDITRUST PARTIES AND THE PURCHASER, EXCEPT AS MAY BE OTHERWISE EXPRESSLY PROVIDED HEREIN, THE PURCHASER ASSUMES ALL RISK OF (i) THE CONDITION (PHYSICAL, FINANCIAL OR OTHERWISE) OF THE ASSETS, THE SUBSIDIARIES AND THE PROPERTIES, (ii) THE SUITABILITY OF THE PROPERTIES FOR OPERATION, (iii) THE COMPLIANCE OR NON-COMPLIANCE OF THE ASSETS, THE SUBSIDIARIES, THE SECURITIES AND THE PROPERTIES WITH ALL APPLICABLE REQUIREMENTS OF LAW, INCLUDING BUT, NOT LIMITED TO, ENVIRONMENTAL LAWS AND ZONING AND OTHER LAND USE LAWS, AND (iv) ALL MATTERS THAT TITLE EXAMINATIONS, PHYSICAL INSPECTIONS AND SURVEYS OF THE LAND PARCELS MAY DISCLOSE.

                                    ARTICLE 6

                         CASUALTY DAMAGE OR CONDEMNATION

     SECTION 6.1. RISK OF LOSS. After the expiration of the Study Period (a) in the event all or a portion of the Improvements with respect to any Property should be damaged or destroyed by fire or other casualty prior to the Closing, the Meditrust Parties shall have ten (10) Business Days to provide notice to the Purchaser of their reasonable estimate (based on estimates obtained from an independent contractor) of the cost to repair the same (the "Meditrust Estimate"). In the event that (X) with respect to any casualty, the Meditrust Estimate exceeds ONE MILLION DOLLARS ($1,000,000.00) (the "Individual Casualty Threshold"), (y) more than one casualty occurs and the sum of any six (6) or more of the Meditrust Estimates exceeds FIVE MILLION DOLLARS ($5,000,000.00) in the aggregate (the "Aggregate Casualty Threshold") or (z) with respect to any casualty (1) any Tenant that is not subject to any Bankruptcy Proceeding shall have the right to terminate its Lease (other than as a result of the failure of the landlord thereunder to restore such damage) and such right has not expired (without exercise) or been waived (in writing) prior to the Closing, (2) the HUD Mortgagee shall have the right to accelerate the HUD Loan or to apply the insurance proceeds toward the payment thereof and such right has not expired (without exercise) or been waived (in writing) prior to the Closing, (3) affecting any Property which is owned or leased by a Borrower or Tenant that is the subject of a Bankruptcy Proceeding, if such Borrower or Tenant has not obtained prior to the Closing any necessary bankruptcy court approvals required to allow such Borrower or Tenant to use the insurance proceeds in the manner contemplated by the applicable Loan Documents or Lease Documents or (4) the Brookline Ground Lessor or the ground lessor under any Ground Lease shall have the right to terminate the Brookline Ground Lease or its interest under any Ground Lease, as the case may be, and such right has not expired (without exercise) or been waived (in writing) prior to the Closing, THEN, with respect to each casualty described in clauses (x) and (z) above and with respect to any other applicable casualty after the Aggregate Casualty Threshold has been reached, the Purchaser may elect to either:

          (i) treat each damaged Facility as a Rejected Facility in accordance with the provisions of Section 10.2 hereof, and (X) the Purchaser shall have no further obligations or liabilities with respect to such Rejected Facility (and the Property and the Lease Documents or Loan Documents relating thereto) hereunder, (y) on or prior to the Closing Date, if the Rejected Facility is included within the definition of the Leased Properties, the applicable Subsidiary that owns such Rejected Facility shall transfer such Rejected Facility (and the Property and the Lease Documents relating thereto) to another entity owned or controlled by Meditrust other than any other Subsidiary, unless such Rejected Facility is the Fresno, CA Facility; in which event, Meditrust-California shall transfer the Fresno Partnership Interests to another entity owned or controlled by Meditrust other than any Subsidiary and (z) the Purchaser shall be entitled to a credit toward the Purchase Price in accordance with the provisions of Section 10.2 hereof; or

          (ii) consummate the transaction contemplated by this Agreement without treating any such damaged Facility as a Rejected Facility.

     (b) In the event of a fire or other casualty that occurs after the expiration of the Study Period (i) with respect to which the Purchaser does not have the right to elect to treat any damaged Facility as a Rejected Facility pursuant to Section 6.1(a) or (ii) with respect to which the Purchaser elects to proceed pursuant to Section 6.1(a)(ii), (X) the Purchaser shall purchase the Assets, to the extent otherwise required by this Agreement, in accordance with the terms of this Agreement (without reduction of the Purchase Price), (y) if the damage affected any Mortgaged Property, subject to the terms and provisions of the applicable Loan Documents, MMI shall assign to the Purchaser at Closing all insurance proceeds paid or payable on account of such damage and (z) if the damage affected any Leased Property, the Purchaser shall be entitled to a credit at Closing for any insurance proceeds paid to any Subsidiary prior to the Closing that were not applied toward the restoration of the damage. In the event that after the Closing the applicable Tenant or the applicable Borrower does not pay the amount of any deductible when due, the Purchaser shall so notify the Meditrust Parties (and provide the Meditrust Parties with the back-up documentation establishing the amount due) and the Meditrust Parties shall pay such amount to the Purchaser within ten (10) Business Days after receipt of such notification from the Purchaser. Upon such payment by the Meditrust Parties, the Purchaser shall assign to the Meditrust Parties the Purchaser's claim against the applicable Tenant or the applicable Borrower relating to the failure to pay the deductible. The Purchaser shall be deemed to have elected to proceed under
Section 6.1(a)(ii) unless, within ten (10) days from receipt of the Meditrust Estimate, the Purchaser provides the Meditrust Parties with written notice that the Purchaser elects to treat any damaged Facility as a Rejected Facility pursuant to Section 6.1 (a)(i). The provisions of this Section 6.1(b) shall survive the Closing.

     (c) If necessary, the Closing Date shall be postponed to allow for the ten
(10) Business Day period for Meditrust Estimate and the ten (10) day period for the Purchaser to respond thereto as set forth in this Section 6.1.

     SECTION 6.2. CONDEMNATION. After the expiration of the Study Period (a) in the event that all or any material portion of any Property should be condemned by right of eminent domain prior to the Closing or as a result of any condemnation of any Property (1) a Tenant that is not subject to any Bankruptcy Proceeding shall have the right to terminate its Lease (other than as a result of the failure of the landlord thereunder to restore the applicable Property affected by such condemnation to the extent that such restoration is required under the terms of the Lease), (2) the HUD Mortgagee shall have the right to accelerate the HUD Loan or apply the condemnation award proceeds to the payment thereof and such right has not expired (without exercise) or been waived (in writing) prior to the Closing, (3) a Borrower or Tenant that is the subject of a Bankruptcy Proceeding is unable to obtain prior to the Closing any necessary bankruptcy court approvals required to allow such Borrower or Tenant to use the condemnation award proceeds in the manner contemplated by the applicable Loan Documents or Lease Documents, or (4) the Brookline Ground Lessor or the ground lessor under any Ground Lease shall have the right to terminate the Brookline Ground Lease or its interest under any Ground Lease, as the case may be and such right has not expired (without exercise) or been waived (in writing), the Meditrust Entities shall have ten (10) days after receipt of notice thereof to notify the Purchaser of such condemnation and the Purchaser may elect either to:

          (i) treat any Facility affected by such condemnation as a Rejected Facility in accordance with the provisions of Section 10.2 hereof and (X) the Purchaser shall have no further obligations or liabilities with respect to such Rejected Facility (and the Property and the Lease Documents or Loan Documents relating thereto) hereunder, (y) on or prior to the Closing Date, if such Rejected Facility is included within the definition of the Leased Properties, the applicable Subsidiary that owns such Rejected Facility shall transfer such Rejected Facility (and the Property and Lease Documents relating thereto) to another entity owned or controlled by Meditrust other than any other Subsidiary, unless such Rejected Facility is the Fresno, CA Facility; in which event, Meditrust-California shall transfer the Fresno Partnership Interests to another entity owned or controlled by Meditrust other than any Subsidiary and (z) the Purchaser shall be entitled to a credit toward the Purchase Price in accordance with the provisions of
     Section 10.2 hereof; or

          (ii) consummate the transaction contemplated by this Agreement without treating any such Facility affected by such condemnation as a Rejected Facility.

     (b) In the event of any condemnation that occurs after the expiration of the Study Period (i) with respect to which the Purchaser does not have the right to treat any Facility affected by such condemnation as a Rejected Facility pursuant to Section 6.2(a)(i) or (ii) with respect to which the Purchaser elects to proceed under Section 6.2(a)(ii), (X) the Purchaser shall purchase the Assets, to the extent otherwise required in this Agreement, in accordance with the terms of this Agreement (without reduction of the Purchase Price), (y) if the condemnation affected any Mortgaged Property, subject to the terms and provisions of the applicable Loan Documents, MMI shall assign to the Purchaser at Closing all condemnation proceeds paid or payable as a result of such condemnation and (z) if the damage affected any Leased Property, the Purchaser shall be entitled to a credit at Closing for any condemnation proceeds paid to any Subsidiary prior to the Closing that were not applied toward the restoration of the applicable Leased Property. The Purchaser shall be deemed to have elected to proceed under Section 6.2(a)(ii) unless, within ten (10) days after receipt of written notice of the condemnation, the Purchaser provides the Meditrust Parties with written notice that the Purchaser elects to treat any Facility affected by such condemnation as a Rejected Facility pursuant to Section 6.2(a)(i). The provisions of this Section 6.2(b) shall survive the Closing.

     (c) For the purposes this Section 6.2, the taking of a "material portion" of any Property shall mean any taking which (i) materially and adversely affects the access to such Property so as to interfere with the operation of the applicable Facility or (ii) results in a taking of more than ten percent (10%) of the total land area of any Land Parcel or parking spaces thereon.

     (d) If necessary, the Closing Date shall be postponed to allow for the Meditrust Parties' ten (10) day notice and the Purchaser's ten (10) days to respond thereto as set forth in this Section 6.2.

     SECTION 6.3. COOPERATION. In the event that, pursuant to the provisions of
Section 6.1 or Section 6.2 hereof, the Purchaser does not have the right to treat or does not elect to treat any damaged Facility or any Facility affected by any condemnation as a Rejected Facility, THEN, subject to the terms and conditions of the Lease Documents and the Loan Documents, the Meditrust Entities shall take such actions prior to the Closing as are necessary to preserve their rights to such insurance or condemnation proceeds and the Sellers shall, after the Closing, reasonably cooperate to assist the Purchaser in collection of the same provided that the Purchaser shall pay all reasonable out-of-pocket expenses incurred by the Sellers in connection with such cooperation. The provisions of this Section 6.3 shall survive the Closing.

                                    ARTICLE 7

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

     SECTION 7.1. PURCHASER'S REPRESENTATIONS. As a material inducement to the Meditrust Entities to enter into this Agreement and consummate the transaction contemplated hereunder, the Purchaser makes the following representations and warranties to the Meditrust Parties, which representations and warranties are true as of the date of this Agreement and, as a condition of the Sellers' obligation to consummate the transaction contemplated hereunder, shall be true and correct in all material respects as of the Closing Date; PROVIDED, THAT, such representations and warranties shall be treated as modified as of the Closing, and without breach of the foregoing obligation of the Purchaser, by the Purchaser's delivery at such Closing of a certification in substantially the form attached hereto as EXHIBIT GG attached hereto, reflecting the occurrence of any event or change in the state of facts effective after the date hereof and prior to the Closing relating to the representations and warranties made by the Purchaser (the "Purchaser's Closing Certification"). The following representations and warranties (as the same may be modified by any Purchaser's Closing Certification) shall survive the Closing and, except as otherwise expressly provided herein, any earlier termination of this Agreement.

     (a) FORMATION; EXISTENCE; ENFORCEABILITY; OWNERSHIP STRUCTURE. The Purchaser is a Delaware limited liability company duly formed, validly existing and in good standing under the laws of Delaware. This Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms. Subject to the provisions of Section
12.3 hereof, one or more of the Controlling Parties shall control the Purchaser.

     (b) DUE AUTHORITY. The Purchaser has all requisite power and authority to execute and deliver this Agreement and to carry out its obligations hereunder and the transaction contemplated hereby. This Agreement has been, and the Purchaser's Documents contemplated hereby will be, duly executed and delivered by the Purchaser and constitute the Purchaser's legal, valid and binding obligations enforceable against the Purchaser in accordance with their terms, subject only to bankruptcy, insolvency, reorganization and similar laws or equitable principles relating to or affecting the enforcement of creditors' rights generally. Notwithstanding the foregoing, various members of the Purchaser have not obtained approval of their investment committees as of the date of the execution of this Agreement and therefore the foregoing representation and warranty shall be deemed to exclude such approval until the expiration of the Study Period.

     (c) PENDING OR THREATENED LITIGATION. There are no actions, suits or proceedings pending or, to the best of the Purchaser's knowledge, threatened, against or affecting the Purchaser which, if determined adversely to Purchaser, would adversely affect its ability to perform its obligations hereunder.

     (d) CONFLICT; BREACH. Neither the execution or delivery of this Agreement by the Purchaser, nor the performance by Purchaser of its obligations hereunder conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (i) the organizational documents of the Purchaser, (ii) to the best of the Purchaser's knowledge, subject to obtaining the Connecticut Consents and complying with the HSR Act, any law, ordinance, rule or regulation of any Governmental Authority or any order, writ, injunction or decree of any court, arbitrator or Governmental Authority, or
(iii) any agreement or instrument to which the Purchaser is a party or, to its knowledge, by which it is bound or results in the creation or imposition of any lien, charge or encumbrance upon its property pursuant to any such agreement or instrument.

     (e) AUTHORIZATION; CONSENT. No authorization, consent, or approval, which has not been obtained, is required for the execution and delivery by the Purchaser of this Agreement or the performance of its obligations hereunder other than (i) any authorization, consent or approval that the Purchaser can only identify by reviewing the Due Diligence Materials, including, without limitation the Marlton Consent and the HUD Consents, (ii) the Connecticut Consents and (iii) compliance with the HSR Act.

     (f) TAXPAYER ID NUMBER. The Purchaser has applied for a taxpayer identification number and promptly on the issuance thereof shall provide its taxpayer identification number to the Sellers and the Escrow Agent.

     SECTION 7.2. MEDITRUST PARTIES' REPRESENTATIONS. As a material inducement to the Purchaser to enter into this Agreement and consummate the transaction contemplated hereunder, the Meditrust Parties make the following representations and warranties to the Purchasers, which representations and warranties are true as of the date of this Agreement and, as a condition of the Purchaser's obligation to consummate the transaction contemplated hereunder, shall be true and correct in all material respects as of the Closing Date; PROVIDED,

THAT, the Modifiable Representations and Warranties shall be treated as modified as of the Closing, and without breach of the foregoing obligation of the Meditrust Parties, by delivery by the Meditrust Parties at such Closing of a certification in substantially the form attached hereto as EXHIBIT HH attached hereto and incorporated herein by reference, reflecting the occurrence of any event or change in the state of facts first arising after the date hereof and prior to the Closing relating to the Modifiable Representations and Warranties made by the Meditrust Parties (the "Meditrust Parties' Closing Certification"). Notwithstanding the foregoing, with respect to actions taken by any Meditrust Entity after the date hereof, the Modifiable Representations and Warranties identified on EXHIBIT AAA-2 may only be modified as to actions taken with the approval of the Purchaser as may be required under the terms of this Agreement. The following representations and warranties (as the same may be modified in accordance with the terms hereof by any Meditrust Parties' Closing Certification) shall survive the Closing and, except as otherwise expressly provided herein, any earlier termination of this Agreement. It is acknowledged and agreed that any matter disclosed on any exhibit attached hereto shall be deemed to be an exception (as applicable) to every representation made herein by the Meditrust Parties; PROVIDED, HOWEVER, that the foregoing shall not apply to the representations made by the Meditrust Parties in Section 7.2(d).

     (a) ORGANIZATIONAL MATTERS.

          (1) FORMATION; EXISTENCE; QUALIFICATION TO DO BUSINESS. Meditrust, MHC, Meditrust-Bedford, Meditrust-California and MMI are each corporations duly formed, validly existing and in good standing under the laws of Delaware. The Fresno Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of Delaware. New Meditrust-LLC is a limited liability company duly formed, validly existing and in good standing under the laws of Delaware. Meditrust-MA is a business trust duly formed, validly existing and in good standing under the laws of Massachusetts. Each Subsidiary has all requisite power and authority to own, operate and lease its respective assets and to carry on its respective businesses as now being conducted. The Subsidiaries are qualified to business in the jurisdictions identified on EXHIBIT II, which includes each jurisdiction where such qualification is necessary in order for each Subsidiary to carry out its business as presently conducted and where a failure to so qualify would have a material adverse effect on any Subsidiary.

          (2) DUE AUTHORITY; ENFORCEABILITY. The Meditrust Entities have all requisite power and authority to execute and deliver this Agreement and to carry out their obligations hereunder and the transaction contemplated hereby. Without limiting the foregoing, the Meditrust Entities have obtained the Meditrust Board Approval. This Agreement has been, and each of the Meditrust Documents to be executed and delivered by any of the Meditrust Parties hereunder hereby will be, duly executed and delivered by such Meditrust Parties and shall constitute such Meditrust Parties' legal, valid and binding obligations enforceable against the Meditrust Parties in accordance with their terms, subject only to bankruptcy, insolvency, reorganization and similar laws or equitable principles relating to or affecting the enforcement of creditors' rights generally. This Agreement has been duly executed and delivered by the Subsidiaries and constitutes the Subsidiaries' legal, valid and binding obligation enforceable against the Subsidiaries in accordance with its terms, subject only to bankruptcy, insolvency, reorganization and similar laws of equitable principles relating to or affecting the enforcement of creditors' rights generally.

          (3) PENDING OR THREATENED ACTIONS. Except as set forth on EXHIBIT RR-1 attached hereto, there are no actions, suits or proceedings pending or, to the best knowledge of the Meditrust Parties, threatened, against or affecting any of the Subsidiaries. In addition, there are no actions, suits or proceedings pending or, to the best knowledge of the Meditrust Parties, threatened, against or affecting any of the Meditrust Parties, which if determined adversely to the Meditrust Parties would adversely affect its ability to perform its obligations hereunder.

          (4) CONFLICTS; BREACH. Except as set forth on EXHIBIT BBB attached hereto, neither the execution or delivery of this Agreement by any Meditrust Entity nor the performance by the Meditrust Entities of their obligations hereunder conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (i) any of the Organizational Documents or any of the Lease Documents, (ii) to the best of the Meditrust Parties' knowledge, subject to obtaining the Connecticut Consents and complying with the HSR Act, any law, ordinance, rule or regulation or any order, writ, injunction or decree of any court, arbitrator or Governmental Authority, or (iii) subject to obtaining the Marlton Consent and the HUD Consents, any agreement or instrument to which the any of the Meditrust Entities is a party or, to the best of the Meditrust Parties' knowledge, by which any Meditrust Entity is bound or results in the creation or imposition of any lien, charge or encumbrance upon any property of any Meditrust Entity pursuant to any such agreement or instrument.

          (5) AUTHORIZATION; CONSENT. Except as set forth on EXHIBIT CCC attached hereto, no authorization, consent, or approval, which has not been obtained, is required for the execution and delivery by the Meditrust Entities of this Agreement or the performance of their obligations hereunder other than (i) the Marlton Consent, (ii) the Connecticut Consents, (iii) the HUD Consents and (iv) compliance with the HSR Act.

          (6) FOREIGN PERSON AND TAXPAYER ID NUMBER. No Meditrust Entity is a "foreign person" as defined in Section 1445 of the Code; and the taxpayer identification number of each Meditrust Entity is accurately set forth as follows:

                   MEDITRUST ENTITY          TAXPAYER ID#

                   Meditrust                 95-3520818

                   MHC                       04-3466469

                   Meditrust-MA              04-3471101

                   Meditrust-Bedford         04-3207660

                   Fresno Partnership        N/A

                   MMI                       04-3021323

                   New Meditrust-LLC         04-3465697

          (7) BANKRUPTCY, ETC. No bankruptcy, insolvency, rearrangement or similar action in which any Meditrust Entity is the subject, whether voluntary or involuntary, is pending or threatened. The consummation of the transaction contemplated by this Agreement will not render any of the Meditrust Parties insolvent and, following such consummation, each Meditrust Party will continue to be able to pay its debts as they become due and will have sufficient funds and capital to carry on its business.

          (8) SECURITIES. Attached hereto as EXHIBIT II, is a true and correct list of all of the holders of any Securities and their respective ownership interests in any Subsidiary. All of the outstanding shares of stock issued by any of the Corporations are fully paid and non-assessable. All such outstanding shares were validly issued in compliance with all applicable securities laws. Except as set forth on EXHIBIT II, there are no Securities of any kind issued or outstanding. Except as set forth in the Morgan Guaranty Documents (all of which such agreements shall be released, terminated and/or discharged at or prior to the Closing pursuant to Section 3.4(y)), there are no agreements of any kind or nature (written or verbal) in effect as of the date hereof pertaining to the voting, issuance, sale, authorization, or other disposition of, or the redemption, purchase or other acquisition of any Securities.

          (9) TRUSTEE OF THE CONCORD CONDOMINIUM TRUST. New Meditrust-LLC is the only Trustee of the Concord Condominium Trust.

          (10) OFFICERS, DIRECTORS, TRUSTEES AND MANAGERS. The officers, directors, trustees and managers, as applicable, of Meditrust-MA, the Corporations and New Meditrust-LLC are set forth on EXHIBIT II.

          (11) CORPORATE/ORGANIZATIONAL RECORDS. The "corporate/organizational" record books of each Subsidiary are in good order, complete, accurate, up-to-date, with all necessary signatures, and set forth all meetings and actions taken by the shareholders, members, directors and trustees, as applicable; all to the extent necessary to comply with applicable Legal Requirements, to authorize all actions taken by such Subsidiaries prior to the date hereof and to preserve their legal existence and good standing. The Due Diligence Materials contain accurate and complete copies of such corporate/organizational record books, together with accurate and complete copies of the Organizational Documents. The stock transfer books and stock ledgers of the Corporations are in good order, complete, accurate and up-to-date and set forth all Securities issued, transferred and surrendered; all to the extent reasonably necessary to correctly reflect the current ownership of the Securities of the Corporations, as represented herein and to comply with applicable Legal Requirements. During the Study Period, the Meditrust Entities shall make such stock transfer books and stock ledgers available to the Purchaser for review.

          (12) BANK ACCOUNTS; CASH; CASH EQUIVALENTS. As of the Closing Date, the Subsidiaries (a) will not have any bank accounts or safety deposit boxes other than the Fresno Bank Account and (b) will not hold any cash or cash equivalents.

     (b) CONTRACTUAL OBLIGATIONS; OTHER LIABILITIES.

          (1) LEASES AND OTHER EXECUTORY CONTRACTS WITH THIRD PARTIES. As of the date hereof, other than as set forth in (i) the Morgan Guaranty Documents (which will be released prior to or as of the Closing Date in accordance with the terms of Section 3.4(h)), (ii) the Intercompany Notes (which will be canceled prior to or as of the Closing Date in accordance with the terms of Section 3.4(v)), (iii) the Bank of Tokyo Loan Documents (which will be released prior to or as of the Closing Date in accordance with the terms of
     Section 3.4(h)), (iv) the Other Lease Documents (which shall be assigned to an entity owned or controlled in accordance with the terms of Section 3.4
     (p)), (v) the Meditrust Assignment and Assumption Agreements, (vi) the Lease Documents and the Ground Leases, (vii) the Organizational Documents,
     (viii) the HUD Financing Documents, (ix) the Intercreditor Agreements, (x) the Nondisturbance Agreements, (xi) the Concord Management Agreement, (xii) the Concord Option Agreement, (xiii) the Stamford, CT P&S, (xiv) the Alabaster, AL Purchase Option, (xv) the Permitted Exceptions, (xvi) the Permits, (xvii) the Contracts and (xviii) the Marlton Access Agreement, none of the Subsidiaries is a party to or bound by any agreement, whether written or oral, of any kind or nature with any Person. As of the Closing Date, none of the Subsidiaries will be parties to or bound by any agreement, whether written or oral, of any kind or nature with any Person, other than (1) the Meditrust Assignment and Assumption Agreements, (2) the Lease Documents and the Ground Leases, (3) the Organizational Documents,
     (4) the HUD Financing Documents, (3) the Intercreditor Agreements, (4) the Nondisturbance Agreements, (5) the Concord Management Agreement, (6) the Concord Option Agreement, (7) the Stamford, CT P&S, (8) the Alabaster, AL Purchase Option, (9) the Permitted Exceptions, (10) the Permits, (11) the Contracts and (12) the Marlton Access Agreement.

          (2) TAX MATTERS. Except as disclosed on EXHIBIT EEE attached hereto,
     (i) all federal, state and local tax returns and tax reports with respect to the Subsidiaries required to be filed by any Subsidiary have been filed with the appropriate Governmental Authorities in all jurisdictions in which such returns and reports are required to be filed; (ii) all federal, state and local income, profits, franchise, sales, use, occupation, property, excise and other taxes (including interest and penalties) due from any Subsidiary have been fully paid and (iii) to the best of the Meditrust Parties' knowledge, no issues have been raised (or are currently pending) by the Internal Revenue Service, any state taxing authority, or any other taxing authority in connection with any of the returns or reports referred to in preceding sentence, and no waivers of statutes of limitation have been given or requested with respect to any Subsidiary.

          (3) EMPLOYMENT CONTRACTS AND PLANS. Without limiting the representations set forth in Section 7.2(b)(1), none of the Subsidiaries currently has, has ever had or as of the Closing Date shall have any employees and none of the Subsidiaries, is now, was ever or as of the Closing Date shall be a party to:

               (i) Any union, collective bargaining or similar agreement;

               (ii) Any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, post-retirement health or life benefit plan or practice, retainer, consulting, retirement, welfare or incentive plan or agreement, hospitalization or other medical, dental, life or other insurance plan or other employee benefit plan;

               (iii) Any plan providing for "fringe benefits" to its employees, including but not limited to vacation, sick leave, medical, hospitalization, life insurance and other insurance plans or related benefits; or

               (iv) Any employment agreement.

     (c) MATTERS RELATING TO THE ASSETS AND THE REAL PROPERTIES.

          (1) OWNERSHIP. The Subsidiaries are the sole owners and have good and marketable title [fee simple title in the case of the Land Parcels (other than the Marlton, NJ Land and the Wethersfield, CT Land) that are included within the definition of the Leased Properties] to all of the Leased Properties. The Leased Properties that are owned by New Meditrust-LLC are identified on EXHIBIT JJ attached hereto. As of the Closing Date, the only assets that will be owned by New Meditrust-LLC will be (a) the Leased Properties identified on EXHIBIT JJ, (b) the Meditrust-Bedford Shares, (c) the Meditrust-California Shares and (d) the Meditrust-MA Shares. The Bedford, NH Leased Property is the only Leased Property and the only asset that is owned by Meditrust-Bedford. The Leased Properties that are owned by Meditrust-MA are listed on EXHIBIT KK attached hereto and are the only assets owned by Meditrust-MA. The Kentfield, CA Leased Property is the only Leased Property owned by Meditrust-California. The Kentfield, CA Leased Property and the Fresno Partnership Interests are the only assets owned by Meditrust-California. MHC owns all right, title and interest in the Membership Interest, free and clear of all Encumbrances other than the Permitted Exceptions and the Morgan Guaranty Liens. At the Closing, (i) the Subsidiaries shall hold good and marketable fee title to the Land Parcels that constitute the Leased Properties (other than the Marlton, NJ Land and the Wethersfield, CT Land) free and clear of any Encumbrances other than the Permitted Exceptions, (ii) New Meditrust-LLC shall hold good and marketable leasehold interest in the Marlton, NJ Land pursuant to the Marlton Ground Lease, free and clear of any Encumbrance other than the Permitted Exceptions, (iii) New Meditrust-LLC shall hold good and marketable leasehold interest in the Wethersfield Ground Lease, free and clear of any Encumbrance other than the Permitted Exceptions, (iv) the Subsidiaries shall hold their respective interest in any Permits, Contracts, Personal Property and Intangible Property, free and clear of any Encumbrance other than the Permitted Exceptions, (v) the Subsidiaries shall hold the lessor's interest in all of the Lease Documents, free and clear of any Encumbrance other than Permitted Exceptions, (vi) MHC shall hold and transfer to the Purchaser the Membership Interest, free and clear of all Encumbrances other than the Permitted Exceptions, (vii) New Meditrust-LLC shall own the Meditrust-Bedford Shares, the Meditrust-California Shares and the Meditrust-MA Shares free and clear of all Encumbrances other than the Permitted Exceptions and (viii) MMI shall hold and transfer to the Purchaser the lender's interest in the Loan Documents, free and clear of all Encumbrances other than the Permitted Exceptions. After the Closing, the Meditrust Parties will not own or have any interest in any properties, assets or rights which are necessary to carry on the business of the Facilities located on the Properties, as presently conducted.

          (2) NOTICE OF DEFECTS, ETC.. From and after January 1, 2000, other than (a) the Inspection Surveys which are identified on EXHIBIT LL attached hereto and (b) any other matters disclosed on EXHIBIT LL, the Meditrust Entities have not received any notice from (i) any insurance company alleging any default, violation, delinquency or deficiency in payment or termination under any insurance policy relating to any of the Properties or pertaining to any litigation relating to any Property or any Subsidiary,
     (ii) any Governmental Authority alleging any violation of or under any Legal Requirement or Permit relating to any Tenant, any Borrower, any Guarantor, any Subsidiary and/or any Asset, (iii) any Third Party Payor alleging any Facility has failed to comply in any material respect with the applicable requirements relating to such Facility under the applicable Third Party Payor Program and/or any Facility has been declared ineligible to participate in such Third Party Payor Program or (iv) any Person regarding a default under any of the Permitted Exceptions that remains outstanding as of the date hereof.

          (3) CONTRACTS. Meditrust and MHC have not committed themselves in any manner whatsoever to any Contract. Except as disclosed on EXHIBIT MM attached hereto, MMI and the Subsidiaries have not committed themselves in any manner whatsoever to any Contract.

          (4) PERMITS. Except as disclosed on EXHIBIT NN attached hereto, other than such Permits as have been issued to any of the Subsidiaries (a) in connection with the construction of any Improvements included within the definition of the Leased Properties or (b) in the ordinary course of and as a consequence of the ownership of any of the Leased Properties, to the best of the Meditrust Parties' knowledge, the Meditrust Entities do not hold are not subject to any Permits.

          (5) UNRECORDED OR EQUITABLE INTERESTS. Except (a) for the security interests in the Securities created by the Morgan Guaranty Documents, (b) as disclosed on EXHIBIT OO attached hereto or (c) as otherwise expressly disclosed in this Agreement in Section 7.2(c)(8) and Section 7.2(c)(9), there are no unrecorded or undisclosed legal or equitable ownership interests in any of the Assets, any of the Subsidiaries or any of the Properties or rights to enter any lease in any of the Properties owned or claimed by any party.

          (6) CASUALTY. To the best of the Meditrust Parties' knowledge, no casualty has occurred since January 1, 1999 with respect to any of the Properties causing any damage to such Property in excess of ten (10%) percent of the value of such Property which has not been repaired and for which any insurance claims have not been fully resolved.

          (7) CONDEMNATION. To the best of the Meditrust Parties' knowledge, there are no condemnation proceedings pending, proposed or threatened against any of the Properties.

          (8) LEASES AND OTHER OCCUPANCY AGREEMENTS. The Marlton Ground Lease, the Wethersfield Ground Lease, the Leases and the Nondisturbance Agreements are the only leases or other agreements to which any Subsidiary is a party granting occupancy rights affecting any of the Real Properties. None of the Meditrust Parties is a party to any lease or other agreement granting occupancy rights affecting any of the Real Properties. The Nondisturbance Agreements that exist are identified on EXHIBIT PP.

          (9) RIGHTS OF FIRST REFUSAL, OPTIONS TO PURCHASE AND OTHER CONTRACTS OF SALE. Except (a) as set forth in the pledges of the Securities under the Morgan Guaranty Documents and (b) as disclosed on EXHIBIT QQ attached hereto, the Meditrust Entities are not party to any agreement of any kind or nature whatsoever to sell, lease, grant, assign, convey or otherwise transfer all or any portion of the Assets, all or any interest in any Subsidiary or all or any portion of any of the Properties to any party other than (i) the Purchaser pursuant to this Agreement, (ii) the applicable Tenants pursuant to the Rights of First Refusal and (iii) the applicable Tenants pursuant to the Purchase Options. Except as disclosed in the immediately preceding sentence, the respective interests of the Meditrust Entities in the Assets, the Subsidiaries and the Properties are not subject to any rights of first refusal or options to purchase.

          (10) PENDING OR THREATENED ACTIONS. To the best of the Meditrust Parties' knowledge, except as disclosed on EXHIBIT RR-2 attached hereto, there are no actions, suits or proceedings pending or threatened (including, without limitation any bankruptcy, insolvency, rearrangement or similar proceedings) against or affecting any of the Tenants, the Borrowers or the Guarantors that is material and is not covered by any insurance policy other than the Bankruptcy Proceedings (including, without limitation, all motions, actions, suits, proceedings and matters pending or threatened in the Bankruptcy Proceedings).

          (11) MARLTON GROUND LEASE. To the best of the Meditrust Parties' knowledge, the Marlton Ground Lease is in full force and effect, is valid and enforceable in accordance with its terms and has not been terminated. Other than any Permitted Exceptions relating to the Marlton, NJ Leased Property, the Marlton Ground Lease and the Marlton Access Agreement constitute the only agreements of any kind or nature between the Marlton Ground Lessor and any Meditrust Entity or by which the lessee under the Marlton Ground Lease may be bound. New Meditrust-LLC is the current holder of all right, title and interest of the lessee under the Marlton Ground Lease and is only Meditrust Entity bound by the Marlton Ground Lease and the Marlton Access Agreement. A true and correct copy of the Marlton Ground Lease and the Marlton Access Agreement is included in the Due Diligence Materials. To the best of the Meditrust Parties' knowledge, except as disclosed on EXHIBIT Y-2 attached hereto, there is no default by the Marlton Ground Lessor now existing under the Marlton Ground Lease or the Marlton Access Agreement, nor have any notices of default been sent to the Marlton Ground Lessor by New Meditrust-LLC nor received from the Marlton Ground Lessor by New Meditrust-LLC relating to any default under the Marlton Ground Lease or the Marlton Access Agreement which, as of the date hereof, remains uncured or has not been waived in writing. Other than rent due for the month in which this Agreement has been executed, no rent has been paid in advance under the Marlton Ground Lease, and New Meditrust-LLC has no claim against the Marlton Ground Lessor for any deposits or prepaid expenses of any type. New Meditrust-LLC has not been given any free rent, partial rent, rebates, rent abatements or rent concessions of any kind by the Marlton Ground Lessor. The Marlton Ground Lessor is not holding a security deposit or any other escrow fund under the Marlton Ground Lease. To the best of the Meditrust Parties' knowledge, the Marlton Ground Lessor has not (i) sought or consented to the appointment of a receiver or trustee for itself or for the Marlton, NJ Land, (ii) filed a petition seeking relief under the bankruptcy or other similar laws of the United States or the state of New Jersey or (iii) made a general assignment for the benefit of creditors.

          (12) WETHERSFIELD GROUND LEASE. To the best of the Meditrust Parties' knowledge, the Wethersfield Ground Lease is in full force and effect, is valid and enforceable in accordance with its terms and has not been terminated. Other than any Permitted Exceptions relating to the Wethersfield, CT Leased Property, the Wethersfield Ground Lease constitutes the only agreement of any kind or nature between the Wethersfield Ground Lessor and any Meditrust Entity or by which the lessee under the Wethersfield Ground Lease may be bound. Meditrust previously held the tenant's interest under the Wethersfield Ground Lease and was not ever released from its liability thereunder. Meditrust assigned the tenant's interest under the Wethersfield Ground Lease to New Meditrust-LLC. New Meditrust-LLC currently holds the tenant's interest under the Wethersfield Ground Lease. A true and correct copy of the Wethersfield Ground Lease is included in the Due Diligence Materials. To the best of the Meditrust Parties' knowledge, except as disclosed on EXHIBIT FF-2 attached hereto, there is no default by the Wethersfield Ground Lessor now existing under the Wethersfield Ground Lease, nor have any notices of default been sent to the Wethersfield Ground Lessor by Meditrust or New Meditrust-LLC nor received from the Wethersfield Ground Lessor by Meditrust or New Meditrust-LLC relating to any default under the Wethersfield Ground Lease which, as of the date hereof, remains uncured or has not been waived in writing. Other than rent due for the month in which this Agreement has been executed, no rent has been paid in advance under the Wethersfield Ground Lease, and neither Meditrust nor New Meditrust-LLC has any claim against the Wethersfield Ground Lessor for any deposits or prepaid expenses of any type. New Meditrust-LLC has not been given any free rent, partial rent, rebates, rent abatements or rent concessions of any kind by the Wethersfield Ground Lessor. The Wethersfield Ground Lessor is not holding a security deposit or any other escrow fund under the Wethersfield Ground Lease. To best of the Meditrust Parties' knowledge, the Wethersfield Ground Lessor has not (i) sought or consented to the appointment of a receiver or trustee for itself or for the Wethersfield, CT Land, (ii) filed a petition seeking relief under the bankruptcy or other similar laws of the United States or the State of Connecticut or (iii) made a general assignment for the benefit of creditors. The consent of the Wethersfield Ground Lessor is not required under the Wethersfield Ground Lease for the assignment to the Purchaser of Membership Interest.

          (13) HUD FINANCING DOCUMENTS. To the best of the Meditrust Parties' knowledge, except as disclosed on EXHIBIT SS attached hereto, there is no default by the HUD Mortgagee now existing under the HUD Financing Documents, nor have any notices of default been sent to the HUD Mortgagee by Meditrust-Bedford nor received from the HUD Mortgagee by Meditrust-Bedford relating to any default under the HUD Financing Documents which, as of the date hereof, remains uncured or has not been waived in writing.

          (14) FINANCIAL STATEMENTS. Attached hereto as EXHIBIT TT, is a true and correct list of the most recent financial statements that any Meditrust Entity has received relating to (a) any Tenant, (b) any Borrower, (c) any Guarantor and/or (d) any Real Property (collectively, the "Existing Financial Statements"). True and complete copies of such Existing Financial Statements received by any Meditrust Entity have been delivered to the Purchaser. Notwithstanding the foregoing, the Meditrust Parties make no representation or warranty with respect to the accuracy or completeness of the information set forth in the Existing Financial Statements, but rather only represent that they have provided to the Purchaser accurate copies of the materials constituting Existing Financial Statements that were received by the Meditrust Entities.

          (15) PATIENT FUNDS AND PERSONAL PROPERTY. Neither MMI nor any of the Subsidiaries has acted as a bailee, safekeeper, or otherwise maintained any records with respect to any funds and personal property belonging to any patient of any Facility. MMI does not own any Personal Property.

     (d) LEASE DOCUMENT, LOAN DOCUMENT AND INTERCREDITOR AGREEMENT MATTERS.

          (1) LEASE DOCUMENTS. The Lease Documents listed on the Lease Documents Schedule (i) contain all material obligations of (x) the Tenants or any other parties to the Subsidiaries with respect to the transactions contemplated by the Leases and (y) the Subsidiaries to the Tenants or any other parties with respect to the transactions contemplated by the Leases and (ii) create all of the Encumbrances held by the Subsidiaries to secure the obligations of the Tenants under the Leases; PROVIDED, HOWEVER, that the Lease Documents Schedule does not include a list of all of the Financing Statements included within the definition of Lease Documents. To the best of the Meditrust Parties' knowledge, except as set forth on EXHIBIT YY-3 attached hereto, the Subsidiaries have not entered into any express written agreement waiving, in any material respect, any material obligation of any Tenant or any Guarantor under any of the Lease Documents that would pertain to any period from and after the date hereof. To the best of the Meditrust Parties' knowledge, none of the Subsidiaries is in default under any of the Lease Documents in any material respect. The Lease Documents listed on the Lease Documents Schedule have not been modified or amended, by written or express verbal agreement, except as expressly set forth on the Lease Documents Schedule. True and correct copies of the Lease Documents will be made available to the Purchaser for its review during the entire Study Period and thereafter until the Closing Date. No Rent (including, without limitation, Additional Rent) under any of the Leases has been paid in advance other than as set forth on EXHIBIT YY-2 attached hereto. Except as disclosed in the Lease Documents identified in the Lease Document Schedule or as set forth on EXHIBIT YY-3, none of the Tenants have been given any free rent, partial rent, rebates, rent abatements or rent concessions of any kind (including, without limitation, any waiver of any such Tenant's agreement to fulfill its payment obligations under its Lease) that would pertain to any period from and after the Closing Date. The rent due and payable per annum currently payable under the Leases and the formula for computing Additional Rent thereunder is set forth on EXHIBIT YY-1 attached hereto. The Subsidiaries are the only Meditrust Entities that are parties to, are bound by or hold any interest in any of the Lease Documents.

          (2) LEASE DOCUMENTS DEFAULTS. EXHIBIT UU attached hereto lists all monetary defaults existing under any of the Lease Documents as of the date of the execution of this Agreement.

          (3) LOAN DOCUMENTS. The Loan Documents listed on the Loan Documents Schedule (i) contain all material obligations of (x) the Borrowers or any other parties to MMI with respect to the Loans and (y) MMI to the Borrowers or any other parties with respect to the Loans and (ii) create all of the Encumbrances held by MMI to secure the Loans; PROVIDED, HOWEVER, that the Loan Documents Schedule does not include a list of all of the Financing Statements included within the definition of the Loan Documents. To the best of the Meditrust Parties' knowledge, except as set forth on EXHIBIT ZZ-3 attached hereto, MMI has not entered into any express written agreement, waiving in any material respect, any material obligation of any Borrower or any Guarantor under any of the Loan Documents that would pertain to any period from and after the date hereof. MMI has not waived (by express written or verbal agreement), in any material respect, the Borrowers' binding commitments to fulfill their respective payment obligations under such Loan Documents. The Loan Documents listed on the Loan Documents Schedule have not been modified or amended, by written or express verbal agreement, except as expressly set forth on the Loan Documents Schedule. To the best of the Meditrust Parties' knowledge, MMI is not in default under any of the Loan Documents. True and correct copies of the Loan Documents listed on the Loan Documents Schedule will be made available to the Purchaser for its review during the Study Period and thereafter until the Closing Date. No interest (including, without limitation, Additional Interest) has been paid in advance under the Loans other than as set forth on EXHIBIT ZZ-2 attached hereto. The outstanding principal amount of each Loan as of the date hereof and the current interest rate and the formula for computing Additional Interest thereunder is set forth on EXHIBIT ZZ-1 attached hereto. Except as disclosed in the Loan Documents identified on the Loan Document Schedule or as set forth on EXHIBIT ZZ-3, none of the Borrowers have been given any concessions regarding the principal and/or interest payable under the Loan Documents (including, without limitation, any waiver of such Borrower's agreement to fulfill its payment obligations under the Loan Documents) that would pertain to any period from and after the Closing Date. MMI is the only Meditrust Entity that is a party to any of the Loan Documents, is bound by or holds any interest in any of the Loan Documents. Without limiting the foregoing, MMI holds all right, title and interest of the lender under the Loan Documents.

          (4) LOAN DOCUMENTS DEFAULTS. EXHIBIT VV attached hereto lists all monetary defaults existing under any of the Loan Documents as of the date of the execution of this Agreement.

          (5) COLLATERAL. The Stock, the Letters of Credit and the Cash Collateral constitute the only Collateral in the possession of MMI and the Subsidiaries. The Cash Collateral is the only cash or cash equivalent held by MMI and the Subsidiaries under any escrow arrangement established under any of the Lease Documents or Loan Documents. MMI and the Subsidiaries are not holding any Escrowed Funds or Security Deposits. As disclosed in the Cash Conversion Letters, MMI and the Subsidiaries have applied all amounts previously held in escrow under the applicable Lease Documents and/or Loan Documents identified in the Cash Conversion Letters toward the obligations of the applicable Borrowers or Tenants secured under such applicable Lease Documents and/or Loan Documents. The "Cash Collateral" as defined under each of the foregoing agreements has not been replenished. Other than as set forth in the Cash Conversion Letters, MMI and the Subsidiaries have not applied any Cash Collateral, Security Deposits or Escrowed Funds held in escrow by MMI or the Subsidiaries under the Lease Documents or the Loan Documents toward any of the applicable Tenants' and/or Borrowers' respective obligations under any of the Lease Documents and/or Loan Documents.

          (6) RELEASED PARTIES. The Released Harborside Borrowers have been released from all of their obligations under the Harborside Loan Documents.

          (7) INTERCREDITOR AGREEMENTS. The Intercreditor Agreements contain all material obligations of any Working Capital Lender with respect to the transactions contemplated thereunder. Except as disclosed on EXHIBIT W-3 attached hereto, MMI and the Subsidiaries have not waived in any material respect the binding commitments of any of the Working Capital Lenders to fulfill their respective obligations thereunder. The Intercreditor Agreements have not been modified or amended, by written or express verbal agreement, except as expressly set forth on EXHIBIT W-1 attached hereto. Except as set forth on EXHIBIT W-2 attached hereto, (i) MMI and the Subsidiaries have not received any notices of default from any Working Capital Lender, nor sent any notices of default to any Working Capital Lender and (ii) to the best of the Meditrust Parties' knowledge, there are no monetary defaults that exist thereunder as of the date hereof.

          (8) OPERATING EXPENSES. All obligations to pay the Operating Expenses payable by any Subsidiary with respect to the Leased Properties have been passed through to the Tenants under the Leases. As the holder of the Mortgages encumbering the Mortgaged Properties, MMI is not obligated to pay any Operating Expenses relating to the Mortgaged Properties.

     (e) HEALTHCARE AND OPERATIONS MATTERS.

          (1) COMPLIANCE WITH LAW.

               (A) To the best of the Meditrust Parties' knowledge, (i) none of the Subsidiaries is the subject of any investigation relating to any of the Other Properties, the Leased Properties or the Lease Documents and MMI is not the subject of any investigation relating to the Mortgaged Properties or the Loan Documents, nor (ii) has any investigation, prosecution or other action pertaining to any of the Assets been threatened by any Governmental Authority or any Person against any of the Meditrust Entities regarding non-compliance of any of the Assets, any of the Subsidiaries or any of the Properties with any Legal Requirement which is reasonably likely to have a material adverse effect on the Assets, the Subsidiaries or the Properties and no basis exists for any such investigation.

               (B) To the best of the Meditrust Parties' knowledge, there is no pending or threatened recoupment or penalty action or proceeding against MMI or any Subsidiary under any Third Party Payor Program; it being understood that the Meditrust Parties make no representation as to whether there is any pending or threatened recoupment or penalty action against any of the Properties, any Borrower, any Tenant or any Guarantor.

               (C) To the best of the Meditrust Parties' knowledge, neither MMI nor any of the Subsidiaries nor any director, officer or employee of the any of the foregoing acting for or on behalf of any of the foregoing, has paid or caused to be paid, directly or indirectly, in connection with the business of MMI or any Subsidiary (i) any bribe, kickback or other similar payment to any Governmental Authority or any agent of any supplier or customer or (ii) any contribution to any political party or candidate (other than from personal funds of directors, officers or employees not reimbursed by their respective employers or in compliance with applicable law).

     (f) COPIES COMPLETE. To the best of the Meditrust Parties' knowledge, all copies of any Due Diligence Materials delivered or made available by the Meditrust Entities or the Sellers Parties pursuant to this Agreement are true and complete copies of all such materials that constitute Due Diligence Materials that are in the possession of the Meditrust Entities or the Seller Parties. Without limiting the foregoing, the Meditrust Parties represent and warrant that true and correct copies of the Lease Documents, the Loan Documents, the Organizational Documents, the Meditrust Assignment and Assumption Agreements, the Ground Leases, the Brookline Ground Lease, the Morgan Guaranty Credit Agreement, the Morgan Guaranty Documents, the Alabaster, AL Purchase Option, the Concord Option Agreement, the Concord Management Agreement, the Cash Conversion Letters, the Existing Title Policies and the Intercreditor Agreements are included in the Due Diligence Materials. Except as otherwise expressly provided in the immediately preceding sentence and in the other Express Representations and Warranties, the Meditrust Parties make no representation or warranty whatsoever concerning the truth, accuracy or completeness of any of the Due Diligence Materials (i.e., whether (x) any material fact or statement is omitted therefrom which would be necessary in order to prevent the statements contained therein from being misleading or (y) such materials, if prepared by any party other than the Meditrust Entities or the Seller Parties, are in and of themselves complete). The Meditrust Parties represent and warrant that the Meditrust Entities have not willfully or knowingly destroyed, withheld, discarded or otherwise disposed of (or instructed any of the Seller Parties to discard, withhold, destroy or otherwise dispose of) any of the materials in any of their respective files relating to any of the Assets, any of the Subsidiaries, any of the Properties, any Borrower, any Tenant and/or any Guarantor other than those matters that are subject to attorney-client privilege.

     SECTION 7.3. MEDITRUST PARTIES' KNOWLEDGE; PURCHASER'S KNOWLEDGE. Whenever a representation is qualified by the phrase "to the best of the Meditrust Parties' knowledge", or by words of similar import, the accuracy of such representation shall be based solely on the actual (as opposed to constructive or imputed) knowledge of Michael F. Bushee, Debora Pfaff, Steven Skelley or Brian J. McGrath with due inquiry (PROVIDED, THAT, such due inquiry shall not be deemed to require the Meditrust Parties to (a) make specific inquiry of any Tenant, any Borrower, any Guarantor, any insurance company, any Third Party Payor, any Governmental Authority and/or any of the other Seller Parties or (b) investigate any of the Properties). Whenever a representation is qualified by the phrase "to the best of the Purchaser's knowledge", or by words of similar import, the accuracy of such representation shall be based solely on the actual (as opposed to constructive or imputed) knowledge of Murry N. Gunty with due inquiry.

                                    ARTICLE 8

                                     CLOSING

     SECTION 8.1. CLOSING. The Closing shall occur at 10:00 A.M. Eastern Time on the Closing Date at Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts or, at the Purchaser's option (exercisable upon written notice to the Sellers) at such other place as is designated by the Purchaser, or at such other place as is otherwise agreed to in writing by the parties hereto. In the event that the Purchaser requests that the Closing Date be accelerated, the Sellers shall use reasonable efforts to attempt to accommodate such request.

     SECTION 8.2. SELLERS' DELIVERIES. At the Closing, subject to the provisions of Section 10.2, the Sellers shall deliver or cause to be delivered to the Purchaser, at such Seller's sole expense, each of the following items (and such delivery shall be deemed satisfied if the Sellers shall have delivered such items to the Title Company at the Closing with escrow instructions satisfactory to the Purchaser and the Title Company in their reasonable discretion):

     (a) The Assignment of Limited Liability Company Membership Interest executed by MHC;

     (b) An Assignment and Assumption of Loan Documents for each Mortgaged Property, where the applicable Borrower is not a party to any of the Bankruptcy Proceedings, executed by MMI.

     (c) An Assignment and Assumption of Loan Documents Relating to Loans Subject to Bankruptcy Proceedings for each Mortgaged Property where the applicable Borrower is a party to any of the Bankruptcy Proceedings, executed by MMI.

     (d) UCC Assignments executed by MMI.

     (e) A Notice to Tenant for each Tenant and a Notice to Subtenant for each Recognized Subtenant.

     (f) A Notice to Borrower for each Borrower, executed by MMI.

     (g) A Notice to Lender for each Working Capital Lender, executed by MMI.

     (h) A Notice to Law Firm for each law firm that rendered a Restricted Opinion.

     (i) The Stock.

     (j) The Letters of Credit and the applicable Transfer Notices executed by MMI.

     (k) Any other Collateral in the Meditrust Entities' possession or control.

     (l) Subject to Section 3.4 and Section 4.2, the Marlton Ground Lessor's Estoppel Certificate executed by the Marlton Ground Lessor.

     (m) Subject to Section 3.4 and Section 4.2, the Wethersfield Ground Lessor's Estoppel Certificate executed by the Wethersfield Ground Lessor.

     (n) Subject to Section 3.4(c), the HUD Consents and HUD Estoppel Certificate executed by the HUD Mortgagee.

     (o) Subject to Section 3.4 and Section 4.2, Tenant Estoppel Certificates from each Tenant that is not the subject of a Bankruptcy Proceeding as of the Closing Date and any obtainable Tenant Estoppel Certificates executed by any applicable Tenants that are the subject of any Bankruptcy Proceedings as of the Closing Date.

     (p) Subject to Section 3.4 and Section 4.2, Borrower Estoppel Certificates from each Borrower that is not the subject of a Bankruptcy Proceeding as of the Closing Date and any obtainable Borrower Estoppel Certificates executed by the applicable Borrowers that are the subject of any Bankruptcy Proceedings as of the Closing Date.

     (q) All keys, if any, in the possession or control of any of the Meditrust Entities to all locks on the Improvements.

     (r) A 6(d) Certificate for each of the Concord Condominium Units from the Trustee of the Concord Condominium Trust, executed by New Meditrust-LLC.

     (s) Municipal Lien Certificates relating to each of the Leased Properties located in Massachusetts.

     (t) Such evidence or documents as may be reasonably required by the Title Company in order to delete pre-printed exceptions relating to: (i) mechanics' or materialmen's liens; (ii) parties in possession; (iii) the status and capacity of the Sellers and the authority of the Person or Persons who are executing the various documents on behalf of the Sellers in connection with the sale of the Assets and/or (iv) the legal existence of the Subsidiaries; PROVIDED, HOWEVER, that with respect to (x) parties in possession, the Meditrust Parties shall only be obligated to identify the Leases that have been entered into (or assumed) by any Subsidiary, the Recognized Subleases and any Subleases consented to by any Subsidiary (or any of their respective predecessors-in-interest that were owned and controlled, either directly or indirectly, by Meditrust or Meditrust-BT) and
(y) mechanic's or materialman's liens, the Meditrust Parties shall only be obligated to deliver an indemnity relating to Mechanic's Liens, but shall make no representation nor provide any indemnity relating to any mechanic's or materialman's lien that any Tenant or any Borrower is required to satisfy or release pursuant to any of the Lease Documents and/or any of the Loan Documents.

     (u) All Permits, plans, specifications, guaranties and warranties, if any, relating to the Leased Properties and in the possession or control of any of the Meditrust Entities.

     (v) The Closing Statement executed by the Sellers.

     (w) Such additional documents to be executed by the Sellers as may be reasonably requested by the Purchaser in order to effectuate the transaction contemplated hereby (including, without limitation, any other documents required under applicable Legal Requirements to convey the Assets to the Purchaser or to record any conveyancing document).

     (x) Originals of the Lease Documents, the Loan Documents (including, without limitation, all promissory notes included within the definition of Loan Documents endorsed to the Purchaser pursuant to an Allonge) and the Contracts.

     (y) Originals of the opinions rendered to any of the Meditrust Entities in connection with the execution and delivery of the Lease Documents and/or the Loan Documents.

     (z) The Meditrust Parties' Closing Certification, certifying that, subject to Section 7.2, all of the representations and warranties made by the Sellers in this Agreement are true and correct as of the Closing Date.

     (aa) Discharges of any Encumbrances held by MMI relating to any of the Sun Leased Properties.

     (bb) The Existing Title Insurance Policies.

     (cc) To the extent not otherwise identified above, the Consents.

     (dd) Subject to Section 3.4(c), certificates representing the Meditrust-Bedford Shares and the Meditrust-California Shares.

     (ee) Subject to Section 3.4(c), the corporate/organizational record books, corporate seals, stock books, stock ledgers and the like of the Subsidiaries.

     (ff) Duly executed resignations, dated as of the Closing Date, from all of the directors, officers, managers and trustees, as applicable, of the Subsidiaries.

     (gg) Secretary's certificates and such certificates from public officials relating to the legal existence and good standing of the Subsidiaries and the Organizational Documents as the Purchaser may reasonably request.

     (hh) The MMI Loan Documents to which MMI is a party, executed by MMI.

     (ii) The Morgan Guaranty Releases.

     (jj) The Assignment of Claims, executed by MMI.

     (kk) The Bradenton P&S, executed by Meditrust.

     Notwithstanding anything to the contrary set forth herein, if the Sellers do not have in their possession originals of any of the documents referenced in
(u), (x), (y) or (bb), other than promissory notes included within the definition of Loan Documents, the Sellers shall satisfy their obligations hereunder by delivering true and correct copies of such items to the Purchaser.

     SECTION 8.3. PURCHASER'S DELIVERIES. At the Closing, the Purchaser shall deliver to the Sellers the following items (and such delivery shall be deemed satisfied if the Purchaser shall have delivered such items to the Title Company at Closing with escrow instructions satisfactory to the Sellers and the Title Company in their reasonable discretion):

     (a) Immediately available federal funds sufficient to pay the Purchase Price (less the Deposit and the original principal amount of the MMI Loan) and the Purchaser's share of all escrow costs and closing expenses.

     (b) The MMI Loan Documents.

     (c) The opinions, title insurance and other due diligence materials relating to the MMI Loan.

     (d) The Assignment of Limited Liability Company Membership Interest executed by the Purchaser.

     (e) An Assignment and Assumption of Loan Documents for each Mortgaged Property, where the applicable Borrower is not a party to any of the Bankruptcy Proceedings, executed by the Purchaser.

     (f) An Assignment and Assumption of Loan Documents Relating to Loans Subject to Bankruptcy Proceeding for each Leased Property, where the applicable Borrower is a party to any of the Bankruptcy Proceedings, executed by the Purchaser.

     (g) The Closing Statement, executed by the Purchaser.

     (h) Such additional documents to be executed by the Purchaser as may be reasonably requested by the Sellers in order to effectuate the transaction contemplated hereby.

     (i) The Purchaser's Closing Certification, certifying that, subject to
Section 7.1, all of the representations and warranties made by the Purchaser in this Agreement are true and correct as of the Closing Date.

     (j) The Bradenton P&S, executed by the Purchaser.

     SECTION 8.4. COSTS, PRORATIONS AND POST-CLOSING TAX OBLIGATIONS.

     (a) GENERAL. For purposes of the prorations and adjustments to be made pursuant to this Section 8.4, the Purchaser shall be deemed to own the Membership Interest and therefore be entitled to any revenues and be responsible for any expenses for the entire day upon which the Closing is completed. Any apportionments and prorations which are not expressly provided for in this Agreement shall be made in accordance with customary practice. The Sellers and the Purchaser shall jointly prepare a schedule of adjustments (the "Closing Statement") to be executed on the Closing Date. Any net adjustment in favor of the Purchaser shall be credited against the Purchase Price at the Closing. Any net adjustment in favor of the Sellers shall be added to the Purchase Price at the Closing. A copy of a Closing Statement agreed upon by each Seller and the Purchaser shall be executed by each Seller and the Purchaser and delivered to the Escrow Agent at the Closing.

     (b) TAXES AND ASSESSMENTS.

          (i) TAXES. To the extent that any Real Estate Taxes assessed against any Leased Property is to be prorated between the Sellers and the Purchaser hereunder such proration shall be made on an accrual basis, based upon the actual current bill; PROVIDED, HOWEVER, that in the event that any Real Estate Taxes may be paid in installments the same shall be prorated over the longest period of time payments are permitted by law. If the most recent bill received by any Meditrust Entity before the Closing Date is not the actual current tax bill, then the Sellers and the Purchaser shall initially prorate the applicable Real Estate Taxes at the Closing by applying one hundred percent (100%) of the tax rate for the period covered by the most current available tax bill to the latest assessed valuation, and shall reprorate the Real Estate Taxes retroactively promptly after the actual current tax bill is then available. All Real Estate Taxes assessed against any Leased Property that is not subject to a Lease as of the Closing Date (PROVIDED, THAT, such Leased Property is not then subject to a management arrangement with the Purchaser or any of its Affiliates) and accruing before the Closing Date shall be the obligation of the Sellers and all Real Estate Taxes assessed against any such Leased Property accruing on and after the Closing Date shall be the obligation of the Purchaser. There shall be no proration as to Real Estate Taxes assessed against any Leased Property that is subject to a Lease as of the Closing Date; PROVIDED, HOWEVER, that notwithstanding the foregoing, the Sellers shall pay any Real Estate Taxes outstanding as of the Closing Date that relate to any such Leased Property to the extent that such Real Estate Taxes were due and payable thirty (30) days prior to the Closing. In the event that any Meditrust Entity has prepaid any Real Estate Taxes to the municipality in which any Property is located, the Sellers shall be entitled to a credit from the Purchaser therefor at the Closing.

          (ii) POST-CLOSING SUPPLEMENTAL REAL ESTATE TAXES. In no event shall the Sellers be charged with or responsible for any increase in Real Estate Taxes resulting from any improvements made or leases entered into on or after the Closing.

          (iii) POST-CLOSING REFUNDS OF REAL ESTATE TAXES. Any refunds of Real Estate Taxes made after the Closing shall be held in trust and shall first be applied to reasonable unreimbursed third-party costs incurred in obtaining the refund, then prorated and paid to (x) the Sellers (for the period ending prior to the Closing Date), if such Real Estate Taxes were paid by MMI or any Subsidiary with respect to any Real Property that is not mortgaged or leased by any Borrower or Tenant that is the subject of any Bankruptcy Proceeding as of the Closing Date, (y) subject to the terms of the applicable Lease Documents and Loan Documents, the applicable Tenant or Borrower that leases or owns the applicable Real Property, if such Real Estate Taxes were paid by such Tenant or such Borrower and (z) in all other instances, the Purchaser.

          (iv) PENDING REAL ESTATE TAX PROCEEDINGS. If any proceeding to determine the assessed value of any Leased Property or the Real Estate Taxes payable with respect to any Leased Property for any period ending prior to the Closing Date has been commenced before the date hereof and shall be continuing as of the Closing Date, (x) in the event that the applicable Tenant of such Leased Property is not the subject of any Bankruptcy Proceeding as of the Closing Date and the applicable Subsidiary (rather than the applicable Tenant) has paid the Real Estate Taxes in question for such period ending prior to the Closing, the Sellers shall be authorized to continue to prosecute such proceeding on behalf of such Subsidiary, the Sellers shall be entitled to any abatement proceeds therefrom allocable to any such period ending before the Closing Date and the Purchaser agrees to cooperate with the Sellers and to execute any and all documents reasonably requested by the Sellers in furtherance of the foregoing, PROVIDED, HOWEVER, THAT, the Sellers shall not enter into any agreement in the settlement of such a proceeding to the extent the same would be binding on any Subsidiary or the Purchaser with respect to any period after the Closing and (y) in all other instances, (1) the Subsidiary may continue to prosecute such proceeding on its own behalf, (2) the Purchaser shall be entitled to any abatement proceeds therefrom allocable to any period ending before the Closing Date (together with the obligation to pay over any applicable refund amounts to the Tenants entitled to the same under the Leases) and (3) the Sellers agree to cooperate with the Purchaser and to execute any and all documents reasonably requested by the Purchaser in furtherance of the foregoing.

     (c) RENTS, INTEREST AND OTHER AMOUNTS UNDER THE LOAN AND LEASE DOCUMENTS.

          (i) Rents under the Lease Documents (whether collected or uncollected) with respect to the month in which the Closing occurs, as well as unpaid interest accruing under any

     Loan Documents executed by any Borrower that is not the subject of any Bankruptcy Proceeding for the month in which the Closing Date occurs shall be prorated between the Sellers and the Purchaser as of the Closing Date; PROVIDED, HOWEVER, that (x) such uncollected Rents shall only be adjusted as between the Purchaser and the Seller when and only to the extent that any such payment is actually made by the applicable Tenant and (y) the Purchaser has no obligation to attempt to collect any such payment. Any adjustments to be made between the Purchaser and the Seller shall be made promptly afer receipt of any payment and in no event later than ten (10) days after receipt of such payment.

          (ii) All prepaid last month's rent, Cash Collateral, Security Deposits and Escrowed Funds (including, without limitation, with regard to each of the foregoing, unpaid interest thereon), if any, held or required to be held (unless such amounts were (x) applied by the Meditrust Entities pursuant to the Cash Conversion Letters and were never replenished or (y) never delivered to any Meditrust Entity), under any of the Leases or any of the Loan Documents shall be paid to the Purchaser or credited against the Purchase Price.

          (iii) Subject to the terms of the Section 8.4(c)(i) and Section 8.4(c)(v), uncollected rents under the Leases attributable to the period prior to the Closing Date shall be paid to (or retained by) the Purchaser. No adjustment shall be made to the Purchase Price for such uncollected rents and the Sellers shall have no obligations with regard to such uncollected rents other than to forward to the Purchaser such amounts, if any, that are paid to the Sellers after the Closing Date. The Sellers shall make available to the Purchaser upon request the Sellers' records regarding any uncollected rents attributable to the period prior to the Closing Date.

          (iv) The Sellers shall have no right to collect directly from the Tenants under the Leases any uncollected amounts referred to in Section 8.4(c)(i) or Section 8.4(c)(v). The Purchaser shall use reasonable efforts to collect such uncollected rents and the Purchaser shall make available to the Sellers, upon request, the Purchaser's records regarding the collection of any of the uncollected amounts described in Section 8.4(c)(i) and 8.4(c)(v).

          (v) Notwithstanding anything to the contrary set forth herein, (x) Additional Rent and (y) Additional Interest (with respect to each Loan made to any Borrower that is not the subject of any Bankruptcy Proceeding), in each instance, for the quarter in which the Closing occurs shall be prorated between the Purchaser and the Sellers, but only when and to the extent that any such payment is actually made by the applicable Tenant or applicable Borrower. Any adjustments to be made between the Purchaser and the Seller shall be made promptly after receipt of any payment and in no event later than ten (10) days after receipt of such payment.

     (d) OPERATING EXPENSES. Based upon the Sellers' representation and warranty that all Operating Expenses are payable by the Borrowers and the Tenants pursuant to the Loan Documents or the Lease Documents, there shall be no adjustment at the Closing for Operating Expenses.

     (e) INCOME TAXES. The Sellers shall remain fully responsible for all federal, state and local income tax liabilities of the Subsidiaries accrued, incurred or arising for the period prior to the Closing Date. The Sellers shall prepare and file, or cause to be prepared and filed, all federal, state and local income tax returns of the Subsidiaries for the stub taxable period commencing on January 1, 2001 and ending on the day immediately before the Closing Date (the "Sellers' Returns"). The Purchaser shall prepare and file or cause to be filed all federal, state and local income tax returns of the Subsidiaries for the stub taxable period commencing on the Closing Date and ending on December 31, 2001 (the "Purchaser's Returns"). The Sellers shall pay the taxes shown on the Seller's Returns, and the Purchaser shall pay the taxes shown on the Purchaser's Returns.

     (f) CLOSING COSTS. The Purchaser and the Sellers shall each pay their own legal fees related to the preparation of this Agreement and all documents required to settle the transaction contemplated hereby. The Sellers shall pay all transfer taxes, recording costs and documentary stamp charges. The Purchaser shall pay all costs associated with its due diligence, including, without limitation, the cost of appraisals, architectural, engineering, credit and environmental reports; PROVIDED, HOWEVER, that notwithstanding the foregoing (i) the Purchaser and the Sellers shall each pay one-half (1/2) of the filing fees due in connection with the Filing of a Notification and Report Form required under the HSR Act and (ii) if the Closing is consummated, the Purchaser shall be entitled to a credit to the Purchase Price in the aggregate amount of the title insurance premiums and charges, title examination costs and survey costs incurred by the Purchaser and/or any of Purchaser's Agents in connection with the consummation of the transaction contemplated hereunder up to a maximum amount of SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($750,000). All other customary purchase and sale closing costs shall be paid by the Sellers or the Purchaser in accordance with applicable customary practice.

     (g) REDUCTIONS TO PURCHASER PRICE RELATING TO REJECTED FACILITIES. Notwithstanding anything to the contrary set forth in this Agreement, reductions to the Purchase Price at the Closing as a consequence of any Rejected Facility shall be made to proportionately reduce the cash portion of the Purchase Price and the original principal amount of the MMI Loan.

     (h) USE OF MONEY TO CLEAR TITLE. To enable the Sellers to comply with their obligations hereunder, on the Closing Date, the Sellers may use the Purchase Price or any portion thereof to clear title to any of the Assets, the Securities and/or the Properties provided that all instruments evidencing the clearing thereof are delivered at Closing; EXCEPT THAT, in the case of a mortgage held by an institutional lender and provided the Title Company accepts the same in lieu of an actual discharge or lien release, the Sellers may deliver a "pay-off" letter satisfactory to the Title Company and shall promptly thereafter obtain and record a discharge.

                                    ARTICLE 9

                               BROKER'S COMMISSION

     The Meditrust Parties represent and warrant to the Purchaser and the Purchaser represents and warrants to each of the Meditrust Parties that it has dealt with no broker or other Person who would be entitled to be paid a commission or other fee in connection with the transaction which are the subject of this Agreement and the Meditrust Parties agree to indemnify the Purchaser and the Purchaser agrees to indemnify the Meditrust Parties from and against any loss, cost, damage or expense arising out of the breach by the indemnifying party of the foregoing representation and warranty. The provisions of this Section shall survive the Closing or termination of this Agreement.

                                   ARTICLE 10

                                    EXTENSION

     SECTION 10. 1. EXTENSION TO CURE. Subject to the provisions of Section 10.2 hereof, if, on the Closing Date (a) the Sellers shall be unable to give title or to make conveyance, or to deliver possession of the Assets, the Securities and the Properties all as herein stipulated, in any material respect, (b) the Assets, the Subsidiaries, the Securities and/or the Properties do not conform with the provisions hereof, in any material respect, or (c) if all of the Closing Conditions have not been satisfied in any material respect (or waived in writing), THEN, (i) the Purchaser shall so notify the Sellers and the Escrow Agent on or, if reasonably possible, before the Closing Date or (ii) with respect to any Closing Condition that is a condition precedent to the Sellers' obligations to consummate the Closing, the Sellers shall so notify the Purchaser and the Escrow Agent on or, if reasonably possible, before the Closing Date; whereupon, at the Sellers' option (exercisable in the Sellers' sole and absolute discretion on or before the Closing Date), the Closing Date shall be extended up to thirty (30) days to allow the Closing Conditions to be satisfied.

     The Purchaser shall have the election, at either the original or extended time for performance, to accept such title as the Sellers can deliver to the Assets, the Securities and the Properties (in their then condition) and/or to waive any unsatisfied Closing Conditions and to pay the Purchase Price for the Assets without deduction (except as otherwise expressly provided in Section 10.2), in which case, the Sellers shall convey such title to the Assets, PROVIDED, HOWEVER, that in the event of such conveyance in accord with the provisions of this Section 10.1, if any portion of any (x) Property shall be damaged by fire or other insured casualty, THEN subject to the terms of the applicable Lease Documents and/or Loan Documents, the Sellers shall pay over to the Purchaser at Closing all amounts recovered on account of any applicable insurance policies and, to the extent that any such damaged Property is a Mortgaged Property, MMI shall assign to the Purchaser all of its rights (including amounts recoverable) under any applicable insurance policies and (y) Property has been taken or condemned by any action of a Governmental Authority or quasi-governmental authority or damaged by action of any Governmental Authority, THEN, subject to the terms of the applicable Lease Documents and/or Loan Documents, the Sellers shall pay over to the Purchaser at Closing all damage awards recovered for such condemnation or damage and, to the extent that any such condemned or damaged Property is a Mortgaged Property, MMI shall assign to the Purchaser all of its rights (including all awards recoverable) with respect to such condemnation or damage. If on the Closing Date, as it may be extended hereunder, the Sellers are unable to cure said title defects or make the Assets or the Properties conform to the requirements hereof or the Closing Conditions are not satisfied, as the case may be, THEN, subject to Section 10.2 hereof, the Purchaser shall have the option of terminating this Agreement on the Closing Date, exercisable by written notice to the Meditrust Entities and the Escrow Agent. In the event that the Purchaser exercises such option to terminate this Agreement in accordance with the terms hereof the Deposit shall be promptly refunded to the Purchaser, whereupon this Agreement shall terminate and none of the parties hereto shall have any further rights or remedies hereunder, except as otherwise specifically provided herein to survive the termination of this Agreement.

     SECTION 10.2. REJECTED FACILITIES. Subject to Section 4.2 hereof, in the event that, at the original or extended time for performance (a) the Sellers shall be unable to give title or to make conveyance, or to deliver possession of any of the Assets, all as herein stipulated in any material respect, (b) any Facility (or any of the Assets relating thereto) does not conform with the provisions hereof, in any material respect or (c) if any of the Closing Conditions pertaining to any Facility (or any of the Assets relating thereto) have not been satisfied in any material respect (or, subject to Section 3.1 hereof, waived in writing by the Purchaser) (in each case, a "Reason for Rejection"), THEN, the applicable Facility (together with any other Facility which is encumbered by a Mortgage securing the same Loan as the applicable Facility without regard to any so-called cross-collateralization provisions) described in clauses (a), (b) or (c) shall be deemed a "Rejected Facility" and notwithstanding the foregoing, as long as (i) the Purchaser does not have the right or has elected not to exercise its right to terminate this Agreement pursuant to Section 11.5 or (ii) the Sellers do not have the right or have elected not to exercise their right to terminate this Agreement pursuant to
Section 11.6, the Purchaser and the Sellers shall remain obligated to perform their obligations hereunder (subject to the other terms and conditions of this Agreement), PROVIDED, HOWEVER, THAT (1) the Purchaser shall have no further obligations or liabilities with respect to each Rejected Facility (and the Property and Lease Documents or Loan Documents relating thereto) hereunder, (2) on or prior to the Closing Date, if such Rejected Facility is included within the definition of the Leased Properties, the applicable Subsidiary that owns each Rejected Facility shall transfer such Rejected Facility (and the Property and the Lease Documents relating thereto) to another entity owned or controlled by Meditrust other than any other Subsidiary, unless such Rejected Facility is the Fresno, CA Facility; in which event, Meditrust-CA shall transfer the Fresno Partnership Interests to another entity owned or controlled by Meditrust other than any Subsidiary and (3) the Purchaser shall be entitled to a credit toward the Purchase Price for each Rejected Facility in an amount equal to (x) the Allocated Value for such Rejected Facility unless the Reason for Rejection relating to such Rejected Facility relates to a failure to obtain any of the Consents or (y) if the Reason for Rejection relating to such Rejected Facility relates to the failure to obtain any of the Consents, an amount equal to one hundred fifteen percent (115%) of the Allocated Value for such Rejected Facility BUT, ONLY, until the aggregate sum of such credits to the Purchase Price equals FIFTY SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($57,500,000) and after the aggregate sum of such credits to the Purchase Price equals FIFTY SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($57,500,000), any credit to the Purchase Price given for any Rejected Facility shall equal the Allocated Value of such Facility.

     SECTION 10.3. EXTENSION DUE TO AN INJUNCTION. In the event that, as of the Closing Date (as the same may have been extended), the Meditrust Entities are unable to perform their obligations hereunder as a result of any Injunction, THEN, the Closing shall be postponed and the Meditrust Entities shall use their best efforts to obtain a dissolution, revocation, cancellation or rescission of such Injunction which will enable to the Closing to occur. The parties hereto shall consummate the Closing as soon as is reasonably practical after such dissolution, revocation, cancellation or rescission has been obtained, BUT, in no event, more than thirty (30) days thereafter. If the Meditrust Entities do not obtain such dissolution, revocation, cancellation or rescission within six
(6) months after the Closing Date (as the same may have been extended), the Deposit shall promptly be returned to the Purchaser and this Agreement shall terminate and the parties shall have no further obligation to each other except for matters specifically surviving the termination of this Agreement.

                                   ARTICLE 11

                             TERMINATION AND DEFAULT

     SECTION 11.1. TERMINATION WITHOUT DEFAULT. If the sale of the Assets is not consummated because of the failure of any condition precedent to the Purchaser's obligations expressly set forth in this Agreement or for any other reason except
(i) a default by the Purchaser in its obligation to purchase the Assets in accordance with the provisions of this Agreement or (ii) as otherwise provided in Sections 11.2 and 11.3, the Deposit shall promptly be returned to the Purchaser and this Agreement shall terminate and the parties shall have no further obligation to each other except for matters specifically surviving the termination of this Agreement.

     SECTION 11.2. PURCHASER'S DEFAULT. If the Meditrust Entities shall have performed or tendered performance of all of their material obligations under this Agreement and if the sale contemplated hereby is not consummated because of a default by the Purchaser in its obligation to purchase the Assets in accordance with the terms of this Agreement, THEN (a) this Agreement shall terminate; (b) the Deposit shall be promptly paid to and retained by the Sellers as liquidated damages; and (c) except for (i) the indemnification set forth in
Section 4.1 and Article 9 hereof and (ii) compliance with the provisions of
Section 4.3 hereof, the Sellers and the Purchaser shall have no further obligations to each other. THE PURCHASER AND THE SELLERS ACKNOWLEDGE THAT THE DAMAGES TO THE SELLERS IN THE EVENT

OF A BREACH OF THIS AGREEMENT BY THE PURCHASER WOULD BE DIFFICULT OR IMPOSSIBLE TO DETERMINE, THAT THE AMOUNT OF THE DEPOSIT REPRESENTS THE PARTIES' BEST AND MOST ACCURATE ESTIMATE OF THE DAMAGES THAT WOULD BE SUFFERED BY THE SELLERS IF THE TRANSACTION SHOULD FAIL TO CLOSE AND THAT SUCH ESTIMATE IS REASONABLE UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT AND UNDER THE CIRCUMSTANCES THAT THE SELLERS AND THE PURCHASER REASONABLY ANTICIPATE WOULD EXIST AT THE TIME OF SUCH BREACH. THE PURCHASER AND THE SELLERS AGREE THAT EXCEPT FOR (i) MATTERS SPECIFICALLY SURVIVING THE CLOSING OR ANY EARLIER TERMINATION OF THIS AGREEMENT (OTHER THAN REPRESENTATIONS AND WARRANTIES) AND
(ii) THE OBLIGATIONS OF THE PURCHASER SET FORTH IN THE PURCHASER'S DOCUMENTS, THE SELLERS' RIGHT TO RETAIN THE DEPOSIT SHALL BE THE SELLERS' SOLE REMEDY, AT LAW AND IN EQUITY, FOR ANY BREACH BY THE PURCHASER OF THE TERMS OF THIS AGREEMENT.

     Notwithstanding the foregoing, but only in the event that the Deposit is never paid to the Escrow Agent, the Purchaser shall be liable for any direct and actual damages resulting from any breach by Purchaser of the express representations and warranties by the Purchaser set forth herein.

     SECTION 11.3. SELLERS' DEFAULT. If, as of the Closing Date, subject to the provisions of Section 7.2 and Section 11.4, the Express Representations and Warranties contained herein are untrue, in any material respect, or if the Meditrust Entities shall have failed to perform, in any material respect, any of the covenants and agreements contained in this Agreement which are to be performed by the Meditrust Entities, THEN, in addition to all other rights and remedies available to the Purchaser at law or in equity, the Purchaser may:

     (a) without waiving any such default, take any and all legal actions necessary to compel the Meditrust Entities' specific performance hereunder (it being acknowledged that damages at law would be an inadequate remedy) and to consummate the transaction contemplated by this Agreement in accordance with the provisions of this Agreement; or

     (b) without waiving any such default, terminate this Agreement by notice to the Meditrust Entities and the Escrow Agent in which event the Deposit shall be promptly returned to the Purchaser;

PROVIDED, HOWEVER, it is acknowledged and agreed that, except as expressly provided in Section 10.2 hereof, in no event shall the Meditrust Entities be liable for any damages incurred by the Purchaser as a consequence of any failure to satisfy any Closing Condition that is not solely within the control of the Meditrust Entities.

     SECTION 11.4. BREACH OF REPRESENTATIONS. Subject to the provisions of
Section 7.2, the Meditrust Parties agree that the Meditrust Parties shall be liable for any direct and actual damages resulting from any breach, in any material respect, of any of the Express Representations and Warranties, BUT, only to the extent that the aggregate of all such damages incurred by the Purchaser is greater than the Limitation Threshold and in the event that the aggregate of all such damages exceeds the Limitation Threshold, the Meditrust Parties shall be liable for the entire amount of the damages incurred by the Purchaser.

     The Express Representations and Warranties shall survive the Closing for a period of two (2) years, and no action or proceeding thereon shall be valid or enforceable, at law or in equity, if a legal proceeding is not commenced within that time. Notwithstanding the foregoing, any willful and intentional misrepresentation by any Meditrust Party shall survive the Closing without regard to the two (2) year limitation set forth in the immediately preceding sentence. Notwithstanding anything to the contrary set forth herein, none of the representations or warranties of the Purchaser set forth herein shall survive the Closing.

     SECTION 11.5. TERMINATION UPON ACHIEVEMENT OF THE TERMINATION THRESHOLD FOR THE PURCHASER. In the event that as of the Closing Date, a Reason for Rejection exists for two or more Facilities, THEN, if the aggregate sum of the applicable amounts of the credits to the Purchase Price that the Purchaser would be entitled to receive under Section 10.2 hereof shall exceed the Termination Threshold for the Purchaser, the Purchaser shall be entitled to terminate this Agreement by written notice to the Seller and the Escrow Agent on or prior to the Closing Date and thereupon (a) the Deposit shall promptly be returned to the Purchaser, (b) this Agreement shall terminate and (c) the parties shall have no further obligation to each other except for matters specifically surviving the termination of this Agreement.

     SECTION 11.6. TERMINATION UPON ACHIEVEMENT OF THE TERMINATION THRESHOLD FOR THE MEDITRUST ENTITIES. In the event that as of the Closing Date, a Reason for Rejection exists for two or more Facilities, THEN, if the aggregate sum of the applicable amounts of the credits to the Purchase Price that the Purchaser would be entitled to receive under Section 10.2 hereof shall exceed the Termination Threshold for the Meditrust Entities, the Meditrust Entities shall be entitled to terminate this Agreement by written notice to the Purchaser and the Escrow Agent and thereupon (a) the Deposit shall promptly be returned to the Purchaser,
(b) this Agreement shall terminate and (c) the parties shall have no further obligation to each other except for matters specifically surviving the termination of this Agreement.

                                   ARTICLE 12

                                  MISCELLANEOUS

     SECTION 12.1. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the transaction contemplated herein, and it supersedes all prior discussions, understandings or agreements between the parties. All Exhibits attached hereto are a part of this Agreement and are incorporated herein by reference.

     SECTION 12.2. BINDING ON SUCCESSORS AND ASSIGNS. Subject to Section 12.3, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     SECTION 12.3. ASSIGNMENT BY THE PURCHASER. The Purchaser may not assign its rights under this Agreement without the Sellers' prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. The foregoing notwithstanding, the Purchaser shall have the right to assign this Agreement without the Sellers' consent to any entity which controls, is controlled by, or is under common control with any of the Purchaser, The Baupost Group, L.L.C., AG Special Situations Corp., Straus Capital Group and/or Murry N. Gunty (or any of their respective Affiliates).

     SECTION 12.4. WAIVER. The excuse or waiver of the performance by a party of any obligation of the other party under this Agreement shall only be effective if evidenced by a written statement signed by the party so excusing or waiving. No delay in exercising any right or remedy shall constitute a waiver thereof, and no waiver by the Meditrust Entities or the Purchaser of the breach of any covenant of this Agreement shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Agreement.

     SECTION 12.5. GOVERNING LAW.

     (a) This Agreement shall be construed and the rights and obligations of the Meditrust Entities and the Purchaser hereunder determined in accordance with the internal laws of the State of New York.

     (b) For the purposes of any suit, action or proceeding involving this Agreement, the parties hereto hereby expressly submit to the jurisdiction of all federal and state courts sitting in the State of New York and consent that any order, process, notice of motion or other application to or by any such court or judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service, provided that a reasonable time for appearance is allowed, and the parties hereto agree that such courts shall have exclusive jurisdiction over any such suit, action or proceeding commenced by either or both of said parties. In furtherance of such agreement, each of the parties hereto agrees upon the request of any other party hereto to discontinue (or agree to the discontinuance of) any such suit, action or proceeding pending in any other jurisdiction.

     (c) Each of the parties hereto hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any federal or state court sitting in the State of New York and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     (d) In recognition of the benefits of having any disputes with respect to this Agreement resolved by an experienced and expert person, the parties hereto hereby agree that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by any party hereto on or with respect to this Agreement or which in any way relates, directly or indirectly, to this Agreement or any event, transaction, or occurrence arising out of or in any way connected with this Agreement or any Property, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING.

     SECTION 12.6. COUNTERPARTS. This Agreement may be executed in any number of counterparts and it shall be sufficient that the original or facsimile signature of each party appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement.

     SECTION 12.7. NOTICES. All notices or other communications required or provided to be sent by either party shall be in writing and shall be sent by:
(a) United States Postal Service, certified mail, return receipt requested, (b) any nationally known overnight delivery service for next day delivery, (c) delivery in person or (d) facsimile. All notices shall be deemed to have been given upon receipt or refusal of delivery, whichever first occurs. All notices shall be addressed to the parties at the addresses below:

     To the Meditrust Entities:         c/o Meditrust Corporation
                                        197 First Avenue, Suite 300
                                        Needham Heights, MA 02494
                                        Attention: Michael F. Bushee
                                        Facsimile: (781) 433-1235

                                        and

                                        c/o Meditrust Corporation
                                        197 First Avenue, Suite 300
                                        Needham Heights, MA 02494
                                        Attention: General Counsel
                                        Facsimile: (781) 433-1224

                                        and
     with a copy to:                    Nutter, McClennen & Fish, LLP
                                        One International Place
                                        Boston, Massachusetts 02110
                                        Attention: Marianne Ajemian, Esq.
                                        Facsimile (617) 310-9891

     To the Purchaser:                  THCI MT, LLC
                                        300 E. 56th Street, #20A
                                        New York, New York 10022
                                        Attention: Murry N. Gunty
                                        Facsimile (212) 894-7071

                                        and

                                        Straus Capital Group
                                        411 Hackensack Avenue, 7th Floor
                                        Hackensack, NJ 07601
                                        Attention: Warren Cole
                                        Facsimile (201) 498-0590

     with a copy to:                    Mintz, Levin, Cohn, Ferris, Glovsky and
                                        Popeo, P.C.
                                        One Financial Center
                                        Boston, Massachusetts 02111
                                        Attention: Joshua Davis, Esq.
                                        Facsimile (617) 542-2241

     To the Escrow Agent:               Chicago Title Insurance Company
                                        220 Commerce Drive, Suite 200
                                        Fort Washington, PA 19039
                                        Attention: Jon R. Gundling
                                        Facsimile (215) 619-7715

     Any address or name specified above may be changed by notice given by the party requesting such change to the other parties hereto in accordance with this
Section 12.7. The inability to deliver notice because of a changed address of which no notice was given as provided above, or because of rejection or other refusal to accept any notice, shall be deemed to be the receipt of the notice as of the date of such inability to deliver or rejection or refusal to accept. Any notice to be given by any party hereto may be given by the counsel for such party.

     SECTION 12.8. THIRD PARTIES. Nothing in this Agreement, whether express or implied is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the parties hereto and their respective legal representatives, successors and permitted assigns. No Person, other than the Purchaser, the Meditrust Entities and the Escrow Agent may rely hereon or derive any benefit hereby as a third party beneficiary or otherwise.

     SECTION 12.9. TIME PERIODS. Any reference in this Agreement to the time for the performance of obligations or elapsed time shall mean consecutive calendar days, months, or years, as applicable. In the event the time for performance of any obligation hereunder expires on a day that is not a Business Day, the time for performance shall be extended to the next Business Day.

     SECTION 12.10. MODIFICATION OF AGREEMENT. No modification of this Agreement shall be deemed effective unless in writing and signed by the Meditrust Entities and the Purchaser and acknowledged by the Escrow Agent; and the parties hereto waive all rights to claim that this Agreement has been modified as a consequence of any oral understanding or any course of conduct.

     SECTION 12.11. FURTHER ASSURANCES. From time to time before or after the Closing, at no additional consideration, the parties hereto each agree that they will promptly, upon the request of any other party hereto, (a) execute and deliver (to any other party hereto or to the Escrow Agent, as may be appropriate) all further instruments and (b) perform (or cause the performance
of) any other acts, in each instance, that may reasonably requested or appropriate to evidence or give effect to the provisions of this Agreement and which are consistent with the provisions of this Agreement (including, without limitation, providing each other with such access to their books and records as may be necessary to prepare and file the Returns). The provisions of this
Section 12.11 shall survive the Closing.

     SECTION 12.12. DESCRIPTIVE HEADINGS; WORD MEANING. The descriptive headings of the paragraphs of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement. Words such as "herein", "hereinafter", "hereof" and "hereunder" when used in reference to this Agreement, refer to this Agreement as a whole and not merely to a subdivision in which such words appear, unless the context otherwise requires. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires. The word "including" shall not be restrictive and shall be interpreted as if followed by the words "without limitation."

     The term "material" when used in reference to any quantifiable and measurable obligation, liability, expense, asset, property, debt, claim or right, means an obligation, liability, expense, asset, property, debt, claim or right having a value, impact or likely impact in excess of ONE HUNDRED THOUSAND DOLLARS ($100,000) or any aggregation of the foregoing having a value in excess of ONE MILLION DOLLARS ($1,000,000).

     References in this Agreement to the Closing Date shall be deemed, in each instance, to refer to the Closing Date as the same may be extended hereunder.

     SECTION 12.13. TIME OF THE ESSENCE. Time is of the essence of this Agreement and all covenants and deadlines hereunder. Without limiting the foregoing, the Purchaser and the Meditrust Entities hereby confirm their intention and agreement that time shall be of the essence of each and every provision of this Agreement, notwithstanding any subsequent modification or extension of any date or time period that is provided for under this Agreement. The agreement of the Purchaser and the Meditrust Entities that time is of the essence of each and every provision of this Agreement shall not be waived or modified by any conduct of the parties and may only be modified or waived by the express written agreement of the Purchaser and the Meditrust Entities.

     SECTION 12.14. CONSTRUCTION OF AGREEMENT. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both the Purchaser and the Sellers have contributed substantially and materially to the preparation of this Agreement.

     SECTION 12.15. JOINT AND SEVERAL LIABILITY OF THE MEDITRUST PARTIES. Notwithstanding anything to the contrary in this Agreement, (a) the Purchaser's recourse against the Meditrust Parties under this Agreement or any agreement, document, certificate or instrument delivered by any Meditrust Party hereunder, or under any law, rule or regulation relating to the Properties, shall be a joint and several liability of the Meditrust Parties and (b) in no event shall any of the Seller Parties have any personal liability hereunder except to the extent any Seller Party actually receives any proceeds of such sale. The acceptance of the Meditrust Documents shall constitute full performance of all of the Meditrust Parties' obligations hereunder other than those obligations of the Meditrust Parties that, by the express terms hereof, are to survive the Closing.

     SECTION 12.16. SEVERABILITY. The parties hereto intend and believe that each provision in this Agreement comports with all applicable local, state and federal laws and judicial decisions. If, however, any provision in this Agreement is found by a court of law to be in violation of any applicable local, state, or federal law, statute, ordinance, administrative or judicial decision, or public policy, or if in any other respect such a court declares any such provision to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that, consistent with and with a view towards preserving the economic and legal arrangements among the parties hereto as expressed in this Agreement, such provision shall be given force and effect to the fullest possible extent, and that the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void, or unenforceable provision were not contained herein, and that the rights, obligations, and interests of the parties under the remainder of this Agreement shall continue in full force and effect.

     SECTION 12.17. NO RECORDING. Neither the Purchaser nor its agents or representatives shall record or file this Agreement or any notice or memorandum hereof in any public records.

If the Purchaser breaches the foregoing provision, this Agreement shall, at the Sellers' election, terminate, and the Sellers shall retain the Deposit in accordance with Section 11.2. The Purchaser hereby irrevocably appoints each Seller as its true and lawful attorney-in-fact, coupled with an interest, solely for the purpose of executing and recording such documents and performing such other acts as may be necessary to terminate any recording or filing of this Agreement in violation of this Section.

     SECTION 12.18. NO IMPLIED AGREEMENT. Neither the Meditrust Entities nor the Purchaser shall have any obligations in connection with the transaction contemplated by this Agreement unless the Meditrust Entities and the Purchaser, each acting in its sole discretion, elect to execute and deliver this Agreement to the other party. No correspondence, course of dealing or submission of drafts or final versions of this Agreement between the Meditrust Entities and the Purchaser shall be deemed to create any binding obligations in connection with the transaction contemplated hereby, and no contract or obligation on the part of the Meditrust Entities or the Purchaser shall arise unless and until this Agreement is fully executed by both the Meditrust Entities and the Purchaser. Once executed and delivered by the Meditrust Entities and the Purchaser, this Agreement shall be binding upon them notwithstanding the failure of Escrow Agent to execute this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Meditrust Entities and the Purchaser hereto have executed this Agreement as of the date first written above.

                                   MEDITRUST ENTITIES:

                                   MEDITRUST CORPORATION, a Delaware corporation


                                   By: /s/ Michael F. Bushee
                                      -----------------------------------------
                                      Name: Michael F. Bushee
                                      Title: Chief Operating Officer


                                   MEDITRUST HEALTHCARE CORPORATION,
                                   a Delaware corporation


                                   By: /s/ Michael F. Bushee
                                      -----------------------------------------
                                      Name: Michael F. Bushee
                                      Title: Chief Operating Officer


                                   MEDITRUST OF MASSACHUSETTS,
                                   a Massachusetts business trust


                                   By: /s/ Michael F. Bushee
                                      -----------------------------------------
                                      Name: Michael F. Bushee
                                      Title: Chief Operating Officer


                                   MEDITRUST OF BEDFORD, INC.,
                                   a Delaware corporation


                                   By: /s/ Michael F. Bushee
                                      -----------------------------------------
                                      Name: Michael F. Bushee
                                      Title: Chief Operating Officer


                                   SAN JOAQUIN HEALTH CARE ASSOCIATES LIMITED
                                   PARTNERSHIP, a Delaware limited partnership

                                   By: MEDITRUST OF CALIFORNIA, INC., a Delaware
                                       corporation, its sole general partner


                                   By: /s/ Michael F. Bushee
                                      -----------------------------------------
                                      Name: Michael F. Bushee
                                      Title: Chief Operating Officer


                                   MEDITRUST MORTGAGE INVESTMENTS, INC.,
                                   a Delaware corporation


                                   By: /s/ Michael F. Bushee
                                      -----------------------------------------
                                      Name: Michael F. Bushee
                                      Title: Chief Operating Officer


                                   NEW MEDITRUST COMPANY LLC, a Delaware
                                   limited liability company


                                   By: MEDITRUST HEALTHCARE CORPORATION,
                                       a Delaware corporation


                                   By: /s/ Michael F. Bushee
                                      -----------------------------------------
                                      Name: Michael F. Bushee
                                      Title: Chief Operating Officer


                                   PURCHASER:

                                   THCI MT, LLC, a Delaware limited liability company


                                   By: /s/ Murry N. Gunty
                                      -----------------------------------------
                                      Name: Murry N. Gunty
                                      Title: Authorized Signatory

RECEIPT BY THE ESCROW AGENT

     This Agreement, fully executed by both the Meditrust Entities and the Purchaser, has been received by the Escrow Agent this ____ day of December, 2000 and by execution hereof, Escrow Agent hereby covenants and agrees to be bound by the terms of this Agreement that are applicable to it

                                   ESCROW AGENT

                                   CHICAGO TITLE INSURANCE COMPANY



                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title: